The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(2)
 Registration Statement No. 333-231146
SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 2021
PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated April 30, 2019)
$
3.00% Notes due 2026

We are offering $      in aggregate principal amount of 3.00% notes due 2026, which we refer to as the Notes. The Notes will mature on July 14, 2026. We will pay interest on the Notes on January 14 and July 14 of each year, beginning on January 14, 2022. The Notes offered hereby are a further issuance of the 3.00% notes due 2026 that we issued on January 14, 2021 in the aggregate principal amount of $300,000,000 (the “existing 2026 Notes”). The Notes offered hereby will be treated as a single series with the existing 2026 Notes under the indenture and will have the same terms as the existing 2026 Notes, other than the issue date and offering price. The Notes offered hereby will have the same CUSIP number and will be fungible and rank equally with the existing 2026 Notes. Upon the issuance of the Notes offered hereby, the outstanding aggregate principal amount of our 3.00% notes due 2026 will be $      . Unless the context otherwise requires, references herein to the “Notes” or the “2026 Notes” include the Notes offered hereby and the existing 2026 Notes.
We may redeem the Notes in whole or in part at any time or from time to time, at the redemption price set forth under the caption “Description of the Notes — Optional Redemption” in this prospectus supplement. In addition, holders of the Notes can require us to repurchase some or all of the Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date upon the occurrence of a “Change of Control Repurchase Event” (as defined herein). The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Notes are our direct unsecured obligations and rank pari passu with our existing and future unsecured indebtedness but will rank senior to our future indebtedness that is expressly subordinated in right of payment to the Notes issued by Main Street Capital Corporation. See “Summary of the Offering — Ranking of Notes.”
We are a principal investment firm primarily focused on providing customized debt and equity financing to lower middle market (“LMM”) companies and debt capital to middle market (“Middle Market”) companies. Our LMM companies generally have annual revenues between $10 million and $150 million, and our LMM portfolio investments generally range in size from $5 million to $50 million. Our Middle Market investments are made in businesses that are generally larger in size than our LMM portfolio companies, with annual revenues typically between $150 million and $1.5 billion, and our Middle Market investments generally range in size from $3 million to $20 million.
The LMM and Middle Market securities in which we invest generally would be rated below investment grade if they were rated by rating agencies. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid.
Our principal investment objective is to maximize our portfolio’s total return by generating current income from our debt investments and capital appreciation from our equity and equity-related investments, including warrants, convertible securities and other rights to acquire equity securities in a portfolio company.
We are an internally managed, closed-end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended.
Investing in the Notes involves a high degree of risk and should be considered highly speculative. Before investing in the Notes, you should review carefully the risks and uncertainties, including the risk of leverage, described in the sections titled “Supplementary Risk Factors” beginning on page S-10 of this prospectus supplement, “Risk Factors” beginning on page 10 of the accompanying prospectus and in our most recently filed Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission, or SEC, as well as under similar headings in the other documents that are filed on or after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
This prospectus supplement and the accompanying prospectus contain important information about us that a prospective investor should know before investing in the Notes. We may also authorize one or more free writing prospectuses to be provided to you in connection with this offering. You should carefully read this prospectus supplement, the accompanying prospectus, and any related free writing prospectus, and any information incorporated by reference in each, before investing in the Notes and keep them for future reference. We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information is available free of charge by contacting us at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056 or by telephone at (713) 350-6000 or on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus. The SEC also maintains a website at www.sec.gov that contains such information.
Neither the Securities and Exchange Commission nor any state securities commission, nor any other regulatory body, has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Note	Total
Public offering price	%	$
Underwriting discount (sales load)	%	$
Proceeds to Main Street Capital Corporation (before estimated expenses of $300,000)	%	$

The public offering price set forth above does not include accrued interest of $      in the aggregate from July 14, 2021 up to, but not including, the date of delivery, which will be paid by the purchasers of the Notes offered hereby. On January 14, 2022, we will pay this pre-issuance accrued interest to the holders of the Notes offered hereby as of the applicable record date along with interest accrued on the Notes offered hereby from the date of delivery to such interest payment date.
THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
Delivery of the Notes offered hereby in book-entry form only through The Depository Trust Company will be made on or about           , 2021.
RBC Capital Markets	Truist Securities	SMBC Nikko
The date of this prospectus supplement is September   , 2021.

Prospectus Supplement
Prospectus

S-i

ABOUT THE PROSPECTUS
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more information about us and related matters. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement shall control. Generally, when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering.
You should rely only on the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering of Notes. Neither we nor the underwriters have authorized any other person to provide you with different information or to make representations as to matters not stated in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering of Notes. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us that relates to this offering of Notes do not constitute an offer to sell, or a solicitation of an offer to buy, any Notes by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included in this prospectus supplement, the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than their respective dates, or that any information incorporated by reference herein or therein is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or sale of the Notes offered hereby.
Forward-Looking Statements
Information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering of Notes may contain forward-looking statements, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” or “continue” or the negative thereof or other variations thereon or comparable terminology. The matters described in the sections titled “Supplementary Risk Factors” in this prospectus supplement, “Risk Factors” in the accompanying prospectus and “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC, or in any free writing prospectus relating to this offering and certain other factors noted throughout or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering constitute cautionary statements identifying important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. We undertake no obligation to revise or update any forward-looking statements but advise you to consult any additional disclosures that we may make directly to you or through reports that we may file in the future with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.
You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. In addition to other information included or incorporated by reference in this prospectus supplement, please read carefully the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and in other documents we may file with the SEC, as well as the section titled “Cautionary Statement Concerning Forward-Looking Statements” in the accompanying prospectus, before making an investment in the Notes offered hereby.

S-ii

PROSPECTUS SUMMARY
This summary highlights information included elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before making your investment decision. To understand the terms of the Notes offered hereby before making your investment decision, you should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as provided in “Available Information” and “Incorporation by Reference” beginning on page S-36 of this prospectus supplement and on page 81 of the accompanying prospectus.
Organization
Main Street Capital Corporation (“MSCC”) is a principal investment firm primarily focused on providing customized debt and equity financing to lower middle market (“LMM”) companies and debt capital to middle market (“Middle Market”) companies. The portfolio investments of MSCC and its consolidated subsidiaries are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in a variety of industry sectors. MSCC seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives within its LMM portfolio. MSCC and its consolidated subsidiaries invest primarily in secured debt investments, equity investments, warrants and other securities of LMM companies based in the United States and in secured debt investments of Middle Market companies generally headquartered in the United States.
MSCC was formed in March 2007 to operate as an internally managed business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). MSCC wholly owns several investment funds, including Main Street Mezzanine Fund, LP (“MSMF”) and Main Street Capital III, LP (“MSC III” and, together with MSMF, the “Funds”), and each of their general partners. The Funds are each licensed as a Small Business Investment Company (“SBIC”) by the United States Small Business Administration (“SBA”). Because MSCC is internally managed, all of the executive officers and other employees are employed by MSCC. Therefore, MSCC does not pay any external investment advisory fees, but instead directly incurs the operating costs associated with employing investment and portfolio management professionals.
MSC Adviser I, LLC (the “External Investment Manager”) was formed in November 2013 as a wholly owned subsidiary of MSCC to provide investment management and other services to parties other than MSCC and its subsidiaries or their portfolio companies (“External Parties”) and receives fee income for such services. MSCC has been granted no-action relief by the Securities and Exchange Commission (“SEC”) to allow the External Investment Manager to register as a registered investment adviser under the Investment Advisers Act of 1940, as amended. Since the External Investment Manager conducts all of its investment management activities for External Parties, it is accounted for as a portfolio investment of MSCC and is not included as a consolidated subsidiary of MSCC in MSCC’s consolidated financial statements.
MSCC has elected to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a result, MSCC generally will not pay corporate-level U.S. federal income taxes on any net ordinary taxable income or capital gains that it distributes to its stockholders.
MSCC has certain direct and indirect wholly owned subsidiaries that have elected to be taxable entities (the “Taxable Subsidiaries”). The primary purpose of the Taxable Subsidiaries is to permit MSCC to hold equity investments in portfolio companies which are “pass-through” entities for tax purposes.
Unless otherwise noted or the context otherwise indicates, the terms “we,” “us,” “our,” the “Company” and “Main Street” refer to MSCC and its consolidated subsidiaries, which include the Funds and the Taxable Subsidiaries.
Overview
Our principal investment objective is to maximize our portfolio’s total return by generating current income from our debt investments and capital appreciation from our equity and equity-related investments, including warrants, convertible securities and other rights to acquire equity securities in a portfolio company. We seek to achieve this objective by primarily focusing on providing customized debt and equity financing to LMM companies and debt capital to Middle Market companies. Our LMM companies generally have annual revenues between $10 million and $150 million, and our LMM portfolio investments generally range in size from $5 million to $50 million. Our Middle Market investments are made in businesses that are generally larger in size than our LMM portfolio companies, with annual revenues typically between $150 million and $1.5 billion, and our Middle Market investments generally range in size from $3 million to $20 million. Our private loan (“Private Loan”) portfolio investments are primarily debt securities in privately held companies that have been originated through strategic relationships with other investment funds on a collaborative basis and are often referred to in the debt markets as “club deals.”
We seek to fill the financing gap for LMM businesses, which, historically, have had limited access to financing from commercial banks and other traditional sources. The underserved nature of the LMM creates the opportunity for us to meet the financing needs of LMM companies while also negotiating favorable transaction terms and equity participations. Our ability to invest across a company’s capital structure, from secured loans to equity securities, allows us to offer portfolio companies a comprehensive suite of financing options, or a “one stop” financing solution. Providing customized, “one stop” financing solutions is important to LMM portfolio companies. We generally seek to partner directly with entrepreneurs, management teams and business owners in making our investments. Our LMM portfolio debt investments are generally secured by a first lien on the assets of the portfolio company and typically have a term of between five and seven years from the original investment date.
Our Middle Market portfolio investments primarily consist of direct investments in or secondary purchases of interest-bearing debt securities in privately held companies based in the United States that are generally larger in size than the companies included in our LMM portfolio. Our Middle Market portfolio debt investments are generally secured by either a first or second priority lien on the assets of the portfolio company and typically have an expected duration of between three and seven years from the original investment date.
Private Loan investments are typically similar in size, structure, terms and conditions to investments we hold in our LMM portfolio and Middle Market portfolio. Our Private Loan portfolio debt investments are generally secured by either a first or second priority lien on the assets of the portfolio company and typically have a term of between three and seven years from the original investment date.
Our other portfolio (“Other Portfolio”) investments primarily consist of investments that are not consistent with the typical profiles for our LMM, Middle Market or Private Loan portfolio investments, including investments which may be managed by third parties. In our Other Portfolio, we may incur indirect fees and expenses in connection with investments managed by third parties, such as investments in other investment companies or private funds.
Subject to changes in our cash and overall liquidity, our Investment Portfolio (as defined below) may also include short-term portfolio investments that are atypical of our LMM, Middle Market and Private Loan portfolio investments in that they are intended to be a short-term deployment of capital. These assets are typically expected to be liquidated in one year or less and are not expected to be a significant portion of the overall Investment Portfolio.
Our external asset management business is conducted through the External Investment Manager. The External Investment Manager earns management fees based on the assets of the funds under management and may earn incentive fees, or a carried interest, based on the performance of the funds managed. We have entered into an agreement with the External Investment Manager to share employees in connection with its asset management business generally, and specifically for its relationship with MSC Income Fund, Inc. (“MSC Income”), formerly known as HMS Income Fund, Inc., and its other investment advisory clients. Through this agreement, we share employees with the External Investment Manager, including their related infrastructure, business relationships, management expertise and capital raising capabilities. We allocate the related expenses to the External Investment Manager pursuant to the sharing agreement.
Our portfolio investments are generally made through MSCC and the Funds. MSCC and the Funds share the same investment strategies and criteria, although they are subject to different regulatory regimes

(see “Business — Regulation” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, incorporated by reference herein). An investor’s return in MSCC will depend, in part, on the Funds’ investment returns as they are wholly owned subsidiaries of MSCC.
The level of new portfolio investment activity will fluctuate from period to period based upon our view of the current economic fundamentals, our ability to identify new investment opportunities that meet our investment criteria, and our ability to consummate the identified opportunities. The level of new investment activity, and associated interest and fee income, will directly impact future investment income. In addition, the level of dividends paid by portfolio companies and the portion of our portfolio debt investments on non-accrual status will directly impact future investment income. While we intend to grow our portfolio and our investment income over the long term, our growth and our operating results may be more limited during depressed economic periods. However, we intend to appropriately manage our cost structure and liquidity position based on applicable economic conditions and our investment outlook. The level of realized gains or losses and unrealized appreciation or depreciation on our investments will also fluctuate depending upon portfolio activity, economic conditions and the performance of our individual portfolio companies. The changes in realized gains and losses and unrealized appreciation or depreciation could have a material impact on our operating results.
Because we are internally managed, we do not pay any external investment advisory fees, but instead directly incur the operating costs associated with employing investment and portfolio management professionals. We believe that our internally managed structure provides us with a beneficial operating expense structure when compared to other publicly traded and privately held investment firms which are externally managed, and our internally managed structure allows us the opportunity to leverage our non-interest operating expenses as we grow our Investment Portfolio. The “Investment Portfolio,” as used herein, refers to all of our investments in LMM portfolio companies, investments in Middle Market portfolio companies, Private Loan investments, Other Portfolio investments and the investment in the External Investment Manager.
During May 2012, we entered into an investment sub-advisory agreement with HMS Adviser, LP (“HMS Adviser”), which was the investment adviser to MSC Income at the time, to provide certain investment advisory services to HMS Adviser. In December 2013, after obtaining required no-action relief from the SEC to allow us to own a registered investment adviser, we assigned the sub-advisory agreement to the External Investment Manager since the fees received from such arrangement could otherwise have negative consequences on our ability to meet the source-of-income requirement necessary for us to maintain our RIC tax treatment. Under the investment sub-advisory agreement, the External Investment Manager was entitled to 50% of the annual base management fee and the incentive fees earned by HMS Adviser under its advisory agreement with MSC Income. Effective October 30, 2020, the External Investment Manager and HMS Adviser consummated the transactions contemplated by that certain asset purchase agreement by and among the External Investment Manager, HMS Adviser and the other parties thereto whereby the External Investment Manager became the sole investment adviser and administrator to MSC Income pursuant to an Investment Advisory and Administrative Services Agreement entered into between the External Investment Manager and MSC Income (the “Advisory Agreement”). The Advisory Agreement includes a 1.75% annual management fee, reduced from 2.00%, and the same incentive fee as under MSC Income’s prior advisory agreement with HMS Adviser, with the External Investment Manager receiving 100% of such fee income (increased from 50% previously).
In April 2014, we received an exemptive order from the SEC permitting co-investments by us and MSC Income in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act. During December 2020, we received an amended exemptive order from the SEC permitting co-investments by us, MSC Income and other funds advised by the External Investment Manager in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act. We have made co-investments with MSC Income and the Private Loan Fund (as defined below), and in the future intend to make co-investments with MSC Income, the Private Loan Fund and other funds advised by the External Investment Manager in accordance with the conditions of the order. The order requires, among other things, that we and the External Investment Manager consider whether each such investment opportunity is appropriate for us and the External Investment Manager’s advised clients, including MSC Income, as applicable, and if it is appropriate, to propose an allocation of the investment opportunity between such parties. Because the External Investment Manager may receive performance-based fee compensation from funds advised by the External Investment Manager, including MSC Income and the Private Loan Fund, this may provide the Company and the External Investment Manager an incentive to allocate opportunities to other participating funds instead of us. However, both we and the External Investment Manager have policies and procedures in place to manage this conflict, including oversight by the independent members of our board of directors.
The External Investment Manager launched its first private fund, MS Private Loan Fund I, LP, a private investment fund with a strategy to co-invest with us in Private Loan portfolio investments (the “Private Loan Fund”), in December 2020. The External Investment Manager entered into an Investment Management Agreement in December 2020 with the Private Loan Fund, pursuant to which the External Investment Manager provides investment advisory and management services to the Private Loan Fund in exchange for an asset-based fee and certain incentive fees.
You should be aware that investments in our portfolio companies carry a number of risks including, but not limited to, investing in companies which may have limited operating histories and financial resources and other risks common to investing in below investment grade debt and equity investments in private, smaller companies. Please see “Risk Factors — Risks Related to Our Investments” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, incorporated by reference herein, for a more complete discussion of the risks involved with investing in our portfolio companies.
Our principal executive offices are located at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056, and our telephone number is (713) 350-6000. We maintain a website at http://www.mainstcapital.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus.
Risks Associated with Our Business
Our business is subject to numerous risks, as described in the sections titled “Supplementary Risk Factors” in this prospectus supplement and “Risk Factors” in the accompanying prospectus and in any free writing prospectuses we have authorized for use in connection with this offering, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC.
Other Recent Developments
In July 2021, we amended the Term Loan Agreement with MSC Income (the “July 2021 Term Loan”) to provide for up to an additional $35.0 million of borrowings on substantially the same terms as the Term Loan Agreement, $20.0 million of which was funded at the time of closing and with up to $15.0 million available to MSC Income in two equal delayed draws until January 27, 2022. The July 2021 Term Loan was unanimously approved by our Board, including each director who is not an “interested person,” as such term is defined in Section 2(a)(19) of the 1940 Act, and the board of directors of MSC Income, including each director who is not an “interested person” of MSC Income or the External Investment Manager.
During August 2021, we declared regular monthly dividends of $0.210 per share for each month of October, November and December of 2021. These regular monthly dividends equal a total of $0.630 per share for the fourth quarter of 2021, representing a 2.4% increase from the regular monthly dividends paid in the fourth quarter of 2020. Including the regular monthly dividends declared for the third and fourth quarters of 2021, we will have paid $32.075 per share in cumulative dividends since our October 2007 initial public offering.
In August 2021, we led a new portfolio investment to facilitate the recapitalization of Orttech, Inc. (“Orttech”), a leading value-added distributor of clutches, brakes and related torque control products and components for mission-critical industrial drives across a broad array of industries. We partnered with Orttech’s existing owners and management team to facilitate the recapitalization. We invested $36.6 million in the recapitalization, consisting of a $24.2 million first-lien, senior secured term loan, an $11.6 million preferred equity investment and a $0.8 million revolver commitment.
In August 2021, we led a new portfolio investment to facilitate the recapitalization of Affiliati Network, LLC (“Affiliati”), a leading performance marketing agency in the United States that specializes in affiliate marketing and lead generation solutions for brands and advertisers. We partnered with Affiliati’s founder and CEO to facilitate the recapitalization. We invested $22.4 million in the recapitalization, consisting of a $14.0 million first-lien, senior secured term loan, a $6.4 million preferred equity investment and a $2.0 million revolver commitment.
In August 2021, we led a new portfolio investment to facilitate the recapitalization of Oneliance, LLC (“Oneliance”), a leading provider of final cleaning services and labor staffing solutions to a diverse base of national and regional commercial general contractors operating throughout the Carolinas, Georgia, Tennessee, Florida, Texas, and Colorado. We partnered with Oneliance’s existing owners and management team to facilitate the recapitalization. We invested $6.7 million in the recapitalization, consisting of a $5.6 million first-lien, senior secured term loan and a $1.1 million preferred equity investment.
In August 2021, we led a follow-on portfolio investment to facilitate an acquisition by Bolder Panther Group, LLC, one of the largest retailers of tobacco products in the United States. We invested $11.5 million in the acquisition, in the form of an additional first-lien, senior secured term loan.
In August 2021, we led a follow-on portfolio investment to facilitate the recapitalization of OMi Holdings, Inc (“OMi”), a vertically integrated manufacturer of through the air material handling equipment including bridge cranes, runway systems, monorail systems, jib cranes and hoists. We invested $18.0 million in the recapitalization, in the form of a first-lien, senior secured term loan.
In August 2021, we led a follow-on portfolio investment to facilitate an acquisition by Cody Pools, Inc. (“Cody Pools”), a leading designer and builder of premium, highly customized swimming pools and spas for residential and commercial customers in the United States. We invested $8.0 million in the acquisition, in the form of an additional first-lien, senior secured term loan.
In September 2021, we fully exited our debt and equity investments in NRI Clinical Research, LLC (“NRI”), a Los Angeles, California based company that conducts clinical trials for pharmaceutical companies and contract research organizations through its five clinical research sites with a focus on Phase II and III metabolic disease trials. We realized a gain of $8.8 million upon the sale of our equity in NRI to a sponsor-backed strategic acquirer. On a cumulative basis since our initial investment in NRI in September 2011, we have realized an annual internal rate of return of 38.5% and a 15.2 times money invested return on our equity investments in NRI, and an annual internal rate of return of 20.2% and a 2.6 times money invested return on our cumulative debt and equity investments in NRI.
In September 2021, we fully exited our remaining investment in Safety Holdings, Inc., doing business as SambaSafety® (“SambaSafety”). We realized a gain of $4.5 million on the exit of our remaining equity investment in SambaSafety. On a cumulative basis since we made our initial investment in SambaSafety in 2011, we realized an annual internal rate of return of 134.7% and a 16.1 times money invested return on our equity investments and an annual internal rate of return of 34.8% and a 2.4 times money invested return on our cumulative debt and equity investments in SambaSafety.

SUMMARY OF THE OFFERING
This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement and supplements the accompanying prospectus that is attached to the back of this prospectus supplement. On January 14, 2021, we and The Bank of New York Mellon Trust Company, N.A., as trustee (the “the trustee”), entered into the Fifth Supplemental Indenture to the indenture, dated as of April 2, 2013, relating to the existing 2026 Notes. We will issue the Notes offered hereby under the same indenture and the Fifth Supplemental Indenture, which we refer to collectively as the “indenture.” The Notes offered hereby will be a further issuance of, rank equally in right of payment with, and form a single series with the existing 2026 Notes for all purposes under the indenture, including, without limitation, waivers, amendments, consents, redemptions and other offers to purchase and voting. Only the Notes, and not the existing 2026 Notes, are being offered hereby, but, unless the context suggests otherwise, any general discussion of the terms of the Notes also would apply to the existing 2026 Notes because they are treated as the same under the indenture. This section and the “Description of the Notes” section in this prospectus supplement outline the specific legal and financial terms of the Notes. You should read this section of the prospectus supplement together with the more general description of the Notes under the heading “Description of the Notes” in this prospectus supplement and in the accompanying prospectus under the heading “Description of Our Debt Securities” before investing in the Notes. Capitalized terms used in this prospectus supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying prospectus or in the indenture governing the Notes.
Issuer
Main Street Capital Corporation
Title of the securities
3.00% Notes due 2026
Aggregate principal amount being offered
$
The Notes offered hereby are a further issuance of the existing 2026 Notes. The Notes offered hereby will be treated as a single series with the existing 2026 Notes under the indenture and will have the same terms as the existing 2026 Notes, other than the issue date and offering price. The Notes offered hereby will have the same CUSIP number and will be fungible and rank equally with the existing 2026 Notes. Upon the issuance of the Notes offered hereby, the outstanding aggregate principal amount of our 3.00% notes due 2026 will be $      .
Public offering price
     % of the aggregate principal amount of Notes, plus the Aggregate Accrued Interest (as defined below) of the Notes. On January 14, 2022, we will pay the Aggregate Accrued Interest to the holders of the Notes offered hereby as of the applicable record date along with interest accrued on the Notes offered hereby from the date of delivery to such interest payment date.
Aggregate Accrued Interest
$      of accrued and unpaid interest from July 14, 2021 up to, but not including, the date of delivery.
Principal payable at maturity
100% of the aggregate principal amount; the principal amount of each Note will be payable on its stated maturity date at the office of the trustee, paying agent, registrar and transfer agent for the Notes or at such other office in New York City as we may designate.
Interest rate
3.00% per year
Yield to maturity
     %
Trade date
September    , 2021
Maturity date
July 14, 2026
Day count basis
360-day year of twelve 30-day months

Interest payment dates
Every January 14 and July 14, commencing January 14, 2022. If an interest payment date is a non-business day, the applicable interest payment will be made on the next business day, and no additional interest will accrue as a result of such delayed payment.
Ranking of Notes
The Notes are our direct unsecured obligations and will rank:
•
pari passu with our existing and future general unsecured and senior unsecured indebtedness, including (i) our 4.50% Notes due 2022 (the “4.50% Notes”), of which $185.0 million was outstanding as of September 24, 2021; (ii) our 5.20% Notes due 2024 (the “5.20% Notes”), of which $450.0 million was outstanding as of September 24, 2021; and (iii) the existing 2026 Notes, of which $300.0 million was outstanding as of September 24, 2021;

•
senior to any of our future indebtedness that expressly states it is subordinated to the Notes;

•
effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured, but to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness, including without limitation, borrowings under our multi-year revolving credit facility (the “Credit Facility”); and

•
structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries, financing vehicles or similar facilities, including without limitation, the Funds’ SBIC debentures.

Denominations
We will issue the Notes offered hereby in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Optional redemption
We may redeem in whole or in part at any time, or from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate (as defined in “Description of the Notes”) plus 45 basis points, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date; provided, however that if the Company redeems any Notes on or after June 14, 2026 (the date falling one month prior to the maturity date of the Notes), the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to but excluding the redemption date.
Sinking fund
The Notes will not be subject to any sinking fund.
Offer to repurchase upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event (as defined in “Description of the Notes”) occurs prior to maturity, holders will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

Defeasance
The Notes will be subject to legal and covenant defeasance by us.
Form of Notes
The Notes will be represented by global securities that will be deposited and registered in the name of The Depository Trust Company, or DTC, or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.
Trustee, paying agent, registrar and transfer agent
The Bank of New York Mellon Trust Company, N.A.
Events of default
If an event of default (as described herein under “Description of the Notes”) on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to conditions set forth in the indenture.
Other covenants
In addition to any covenants described elsewhere in this prospectus supplement or the accompanying prospectus, the following covenants shall apply to the Notes:
•
We agree that for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a)(1) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from making additional borrowings, including through the issuance of additional debt or the sale of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 200% (or 150% if certain requirements are met) after such borrowings. See “Risk Factors — Risks Relating to Our Business and Structure — Previously enacted legislation may allow us to incur additional leverage” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, incorporated by reference herein.

•
If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable United States generally accepted accounting principles, or U.S. GAAP.

Further issuances
We have the ability to issue additional debt securities under the indenture with terms different from the Notes and, without the consent of the holders thereof, to reopen the Notes and issue additional Notes.

Trading Market
While a trading market developed after issuing the existing 2026 Notes, we cannot assure you that an active and liquid market for the Notes will be maintained. Although certain of the underwriters have informed us that they intend to continue to make a market in the Notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market making activities at any time without notice. See “Underwriting (Conflicts of Interest)”. Accordingly, we cannot assure you that a liquid market for the Notes will be maintained. The Notes are not listed on any securities exchange or quoted on any automated dealer quotation system, and we do not intend to apply for a listing of the Notes on any securities exchange or any automated dealer quotation system.
Use of proceeds
We intend to initially use the net proceeds from this offering to repay outstanding debt borrowed under our Credit Facility. However, through re-borrowing of the initial repayments under our Credit Facility, we intend to use the net proceeds from this offering to make investments in accordance with our investment objective and strategies described in this prospectus supplement and the accompanying prospectus, to make investments in marketable securities and idle funds investments, which may include investments in secured intermediate term bank debt, rated debt securities and other income producing investments, to pay our operating expenses and other cash obligations, and for general corporate purposes. On September 24, 2021, we had approximately $207.0 million outstanding under our Credit Facility. Our Credit Facility matures in April 2026, unless extended, and bears interest, at our election, on a per annum basis at a rate equal to the applicable LIBOR rate plus (A) 1.875% (or the applicable base rate plus 0.875%) so long as we meet certain agreed upon excess collateral and maximum leverage requirements or (B) 2.0% (or the applicable base rate plus 1.0%) otherwise. Amounts repaid under our Credit Facility will remain available for future borrowings. See “Use of Proceeds” below.

SUPPLEMENTARY RISK FACTORS
Investing in the Notes involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with this offering, you should carefully consider the following supplementary risk factors together with the risk factors set forth in the accompanying prospectus and as described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, before making an investment in the Notes, as well as in subsequent filings with the SEC, including our most recent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety. The risks described in these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. In such case, the market price, if any, of the Notes could decline, and you may lose part or all of your investment. Please also read carefully the section titled “Cautionary Statement Concerning Forward-Looking Statements” in the accompanying prospectus.
Risks Relating to the Notes
The Notes are unsecured and therefore are effectively subordinated to any current or future secured indebtedness, including indebtedness under the Credit Facility.
The Notes are not secured by any of our assets or any of the assets of our subsidiaries and rank equally in right of payment with all of our existing and future unsubordinated, unsecured indebtedness. As a result, the Notes are effectively subordinated to any secured indebtedness we or our subsidiaries have currently incurred and may incur in the future (or any indebtedness that is initially unsecured to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. As of September 24, 2021, we had $207.0 million outstanding under the Credit Facility out of $855.0 million in commitments. The indebtedness under the Credit Facility is senior to the Notes to the extent of the value of the assets securing such indebtedness.
The Notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries.
The Notes are obligations exclusively of Main Street Capital Corporation and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes, and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. In addition, several of our subsidiaries, specifically the Funds, maintain significant indebtedness and as a result the Notes are structurally subordinated to the indebtedness of these subsidiaries. For example, as of September 24, 2021, the Funds had collectively issued the current regulatory maximum of $350.0 million of SBA-guaranteed debentures, which are included in our consolidated financial statements. The assets of such subsidiaries are not directly available to satisfy the claims of our creditors, including holders of the Notes. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, incorporated by reference herein for more detail on the SBA-guaranteed debentures.
Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of other creditors of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes will be structurally subordinated to all indebtedness, including the SBA-guaranteed debentures, and other liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. In addition, our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Notes.
While a trading market developed after issuing the existing 2026 Notes, we cannot assure you that an active trading market for the Notes will be maintained.
While a trading market developed after issuing the existing 2026 Notes, we cannot assure you that an active and liquid market for the Notes will be maintained. Although certain of the underwriters have informed us that they intend to continue to make a market in the Notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market making activities at any time without notice. In addition, any market-making activity will be subject to limits imposed by law. The liquidity of the trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally or other factors. Accordingly, we cannot assure you that an active trading market for the Notes will be maintained, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. If an active trading market is not maintained, the market price and liquidity of the Notes may be adversely affected. The Notes are not listed on any securities exchange or quoted on any automated dealer quotation system, and we do not intend to apply for a listing of the Notes on any securities exchange or any automated dealer quotation system.
A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Notes, if any, or change in the debt markets could cause the liquidity or market value of the Notes to decline significantly.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain our credit ratings or to advise holders of Notes of any changes in our credit ratings. The Notes will be rated by Standard & Poor’s Ratings Services, or S&P. There can be no assurance that our credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the rating agency if in their judgment future circumstances relating to the basis of the credit ratings, such as adverse changes in our company, so warrant. In this regard, in March 2020, in connection with the onset of the COVID-19 pandemic, S&P downgraded our long-term issuer rating to “BBB−” with an “Outlook Stable.” Further downgrades to us or our securities could increase our cost of capital or otherwise have a negative effect on our results of operations or financial condition. The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes.
The indenture under which the Notes will be issued contains limited protection for holders of the Notes.
The indenture under which the Notes will be issued offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes do not place any restrictions on our or our subsidiaries’ ability to:
•
issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) as modified by Section 61(a)(1) of the 1940 Act or any successor provisions, but giving effect, in each case, to any exemptive relief granted to us by the SEC (currently, this provision generally prohibits us from making additional borrowings, including through the issuance of additional debt or the sale of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 200% (or 150% if certain requirements are met) after such borrowings);
•
pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes, including subordinated indebtedness;

•
sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•
enter into transactions with affiliates;

•
create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•
make investments; or

•
create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, if any, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity.
Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.
Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.
The optional redemption provision may materially adversely affect your return on the Notes.
The Notes are redeemable in whole or in part upon certain conditions at any time or from time to time at our option. We may choose to redeem the Notes at times when prevailing interest rates are lower than the interest rate paid on the Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the Notes being redeemed.
We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.
We may not be able to repurchase the Notes upon a Change of Control Repurchase Event because we may not have sufficient funds. Upon a Change of Control Repurchase Event, holders of the Notes may require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. The terms of our Credit Facility provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our Credit Facility at that time and to terminate the Credit Facility. Our and our subsidiaries’ future financing facilities may contain similar restrictions and provisions. Our failure to purchase such tendered Notes upon the occurrence of such Change of Control Repurchase Event would cause an event of default under the indenture governing the Notes and a cross-default under the agreements governing certain of our other indebtedness, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. If a Change of Control Repurchase Event were to occur, we may not have sufficient funds to repay any such accelerated indebtedness. See “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event” in this prospectus supplement for more information.
Our amount of debt outstanding will increase as a result of this offering, and if we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.
As of September 24, 2021, we had approximately $1,492.0 million of principal indebtedness, including $207.0 million outstanding under the Credit Facility, $350.0 million outstanding from SBA-guaranteed debentures, $185.0 million of the 4.50% Notes outstanding, $450.0 million of the 5.20% Notes outstanding and $300.0 million of the existing 2026 Notes outstanding. Any default under the agreements governing our indebtedness, including a default under the Credit Facility, the 4.50% Notes, the 5.20% Notes or under other indebtedness to which we may be a party that is not waived by the required lenders or debt holders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the Credit Facility or other debt we may incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. Our ability to generate sufficient cash flow in the future is, to some extent, subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under the Credit Facility or otherwise, in an amount sufficient to enable us to meet our payment obligations under the Notes and our other debt and to fund other liquidity needs.
If our operating performance declines and we are not able to generate sufficient cash flow to service our debt obligations, we may in the future need to refinance or restructure our debt, including the Notes, sell assets, reduce or delay capital investments, seek to raise additional capital or seek to obtain waivers from the required lenders under the Credit Facility or the required holders of the 4.50% Notes, the 5.20% Notes or other debt that we may incur in the future to avoid being in default. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the Notes and our other debt. If we breach our covenants under the Credit Facility, the 4.50% Notes, the 5.20% Notes or other debt and seek a waiver, we may not be able to obtain a waiver from the required lenders or debt holders. If this occurs, we would be in default under the Credit Facility, the 4.50% Notes, the 5.20% Notes or other debt, the lenders or debt holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations could proceed against the collateral securing the debt. Because the Credit Facility has, and any future credit facilities will likely have, customary cross-default provisions, if the indebtedness under the Notes, the 4.50% Notes, the 5.20% Notes, the Credit Facility or under any future credit facility is accelerated, we may be unable to repay or finance the amounts due.

USE OF PROCEEDS
We estimate that the net proceeds we will receive from the sale of the $      million aggregate principal amount of the Notes in this offering will be approximately $      million, based on a public offering price of    % of par, after deducting the underwriting discount and estimated offering expenses payable by us.
We intend to initially use the net proceeds from this offering to repay outstanding debt borrowed under our Credit Facility. However, through re-borrowing of the initial repayments under our Credit Facility, we intend to use the net proceeds from this offering to make investments in accordance with our investment objective and strategies described in this prospectus supplement and the accompanying prospectus, to make investments in marketable securities and idle funds investments, which may include investments in secured intermediate term bank debt, rated debt securities and other income producing investments, to pay our operating expenses and other cash obligations, and for general corporate purposes. Our ability to achieve our investment objective may be limited to the extent that the net proceeds from an offering, pending full investment, are held in interest bearing deposits or other short-term instruments. See “Risk Factors — Risks Relating to Our Business and Structure — We may be unable to invest a significant portion of the net proceeds from an offering or from exiting an investment or other capital on acceptable terms, which could harm our financial condition and operating results” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, incorporated by reference herein.
On September 24, 2021, we had approximately $207.0 million outstanding under our Credit Facility. Our Credit Facility matures in April 2026, unless extended, and bears interest, at our election, on a per annum basis at a rate equal to the applicable LIBOR rate plus (A) 1.875% (or the applicable base rate plus 0.875%) so long as we meet certain agreed upon excess collateral and maximum leverage requirements or (B) 2.0% (or the applicable base rate plus 1.0%) otherwise. Amounts repaid under our Credit Facility will remain available for future borrowings.
Affiliates of RBC Capital Markets, LLC, Truist Securities, Inc. and SMBC Nikko Securities America, Inc., underwriters in this offering, act as lenders and/or agents under our Credit Facility. As described above, we intend to use net proceeds of this offering to repay the outstanding indebtedness under our Credit Facility, and such affiliates therefore may receive a portion of the proceeds from this offering through the repayment of those borrowings. See “Underwriting (Conflicts of Interest) — Conflicts of Interest” below.

CAPITALIZATION
The following table sets forth our capitalization:
•
on an actual basis as of June 30, 2021; and

•
on an as-adjusted basis giving effect to the sale of $      million aggregate principal amount of Notes in this offering, less estimated underwriting discounts and offering expenses payable by us, and the application of the proceeds thereof.

This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and consolidated financial statements and the related notes thereto in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, incorporated by reference herein.
	As of June 30, 2021
	Actual	As-adjusted for this Offering
	(Unaudited) (in thousands, except shares)
Cash and cash equivalents	$58,796	$
Debt
Credit facility(1)	$169,000	$
SBIC debentures (par: $322,000)(2)	314,828
4.50% Notes due 2022 (par: $185,000)	184,140
5.20% Notes due 2024 (par: $450,000)	451,544
3.00% Notes due 2026 (including Notes offered hereby) (par: $ )	295,230
Total debt	1,414,742
Net Assets
Common stock, $0.01 par value per share (150,000,000 shares authorized; 68,518,661 shares issued and outstanding)	685
Additional paid-in capital	1,637,583
Total undistributed (overdistributed) earnings	(33,427)
Total net assets	1,604,841
Total capitalization	$3,019,583	$

(1)
As of September 24, 2021, we had approximately $207.0 million outstanding under our Credit Facility. This table has not been adjusted to reflect the changes in our outstanding borrowings under the Credit Facility subsequent to June 30, 2021.

(2)
As of September 24, 2021, the Funds had $350.0 million of SBA-guaranteed debentures outstanding. This table has not been adjusted to reflect the changes in the Funds’ outstanding SBA-guaranteed debentures subsequent to June 30, 2021.

DESCRIPTION OF THE NOTES
The following description of the particular terms of the 3.00% Notes due 2026 supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.
           The Notes will be issued under a base indenture, dated as of April 2, 2013 (the “base indenture”), and a Fifth Supplemental Indenture thereto, dated as of January 14, 2021 (the “supplemental indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”). As used in this section, all references to the “indenture” mean the base indenture as supplemented by the supplemental indenture.
           On January 14, 2021, we issued $300 million in aggregate principal amount of the 3.00% notes due 2026 (the “existing 2026 Notes”) under the indenture. We may issue additional Notes (“additional Notes”) from time to time under the indenture, subject to the terms and conditions of the indenture, and the Notes offered hereby will constitute additional Notes for purposes of the indenture and are a further issuance of the existing 2026 Notes. The $      million aggregate principal amount of additional Notes offered hereby will be treated as a single series with the existing 2026 Notes under the indenture and will have the same terms as the existing 2026 Notes, other than the issue date and offering price. The Notes offered hereby will have the same CUSIP number and will be fungible and rank equally with the existing 2026 Notes. Upon the issuance of the Notes offered hereby, the outstanding aggregate principal amount of our 3.00% Notes due 2026 will be $      million.
           Unless the context otherwise requires, for all purposes of this “Description of Notes,” references to the “Notes” or the “2026 Notes” include the Notes offered hereby, the existing 2026 Notes and any further additional Notes that may be issued from time to time under the indenture. The terms of the Notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.
The following description is a summary of the material provisions of the Notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes. You may request a copy of the indenture from us by making a written request to Main Street Capital Corporation, 1300 Post Oak Boulevard, 8th Floor, Houston, TX 77056, or by calling us collect at (713) 350-6000, or by visiting our website at www.mainstcapital.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.
For purposes of this description, references to “we,” “our” and “us” refer only to Main Street Capital Corporation and not to any of our current or future subsidiaries and references to “subsidiaries” refer only to our consolidated subsidiaries and exclude any investments held by Main Street Capital Corporation in the ordinary course of business which are not, under GAAP, consolidated on the financial statements of Main Street Capital Corporation and its subsidiaries.
General
The Notes:
•
are our general unsecured, senior obligations;

•
were initially issued in an aggregate principal amount of $300,000,000 on January 14, 2021;

•
will mature on July 14, 2026, unless earlier redeemed or repurchased, as discussed below;

•
will bear cash interest at an annual rate of 3.00% payable semiannually on January 14 and July 14 of each year, beginning on January 14, 2022;

•
will be subject to redemption at our option as described under “— Optional Redemption”;

•
will be subject to repurchase by us at the option of the holders following a Change of Control Repurchase Event (as defined below under “— Offer to Repurchase Upon a Change of Control

Repurchase Event”), at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase;
•
will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•
will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form. See “— Book-Entry, Settlement and Clearance.”

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise, but does contain a covenant regarding our asset coverage that would have to be satisfied at the time of our incurrence of additional indebtedness. See “— Covenants — Other Covenants.” The indenture does not contain any financial covenants and does not restrict us from paying dividends or distributions or issuing or repurchasing our other securities. Other than restrictions described under “— Offer to Repurchase Upon a Change of Control Repurchase Event” and “— Merger, Consolidation or Sale of Assets” below, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.
We may, without the consent of the holders, issue additional Notes under the indenture with the same terms as the Notes offered hereby in an unlimited aggregate principal amount; provided that, if such additional Notes are not fungible with the Notes offered hereby (or any other tranche of additional Notes) for U.S. federal income tax purposes, then such additional Notes will have different CUSIP numbers from the Notes offered hereby (and any such other tranche of additional Notes). The $      million aggregate principal amount of Notes offered hereby will be issued as additional Notes under the indenture.
We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.
Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange
We will pay the principal of, and interest on, the Notes in global form registered in the name of or held by DTC, or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note (as defined below).
Payment of principal of (and premium, if any) and any such interest on the Notes will be made at the corporate trust office of the trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at our option payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register.
A holder of the Notes may transfer or exchange Notes at the office of the security registrar in accordance with the indenture. The security registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the security registrar for any registration of transfer or exchange of Notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.
The registered holder of a Note will be treated as its owner for all purposes.
Interest
The Notes will bear cash interest at a rate of 3.00% per year until maturity. Interest on the Notes will be payable semiannually in arrears on January 14 and July 14 of each year, beginning on January 14, 2022. Interest on the Notes offered hereby will accrue from July 14, 2021 up to, but not including, the date of delivery, which will be paid by the purchasers of the Notes offered hereby (the “Aggregate Accrued Interest”). On January 14, 2022, we will pay the Aggregate Accrued Interest to the holders of the Notes offered hereby as of the applicable record date along with interest accrued on the Notes offered hereby from the date of delivery to such interest payment date.

Interest will be paid to the person in whose name a Note is registered at 5:00 p.m. New York City time, or the close of business, on December 31 or June 30, as the case may be, immediately preceding the relevant interest payment date, or each, a “regular record date.” Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.
If any interest payment date, the maturity date or any earlier required repurchase date upon a Change of Control Repurchase Event (defined below) of a Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any Note, each Monday, Tuesday, Wednesday, Thursday, and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.
Ranking
The Notes are our general unsecured obligations that rank pari passu with our existing and future general unsecured and senior unsecured indebtedness, including the 4.50% Notes and the 5.20% Notes. The Notes will rank senior to any of our future indebtedness that expressly states it is subordinated to the Notes and effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured, but to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness, including approximately $207.0 million of borrowings outstanding as of September 24, 2021 under our Credit Facility to the extent of the value of the assets securing the Credit Facility. The Notes will rank structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries, financing vehicles or similar facilities, including the Funds’ $350.0 million of SBIC debentures outstanding as of September 24, 2021. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.
Optional Redemption
We may redeem some or all of the Notes at any time, or from time to time. If we choose to redeem any Notes prior to maturity, we will pay a redemption price (as determined by us) equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date:
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100% of the principal amount of the Notes to be redeemed, or

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the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 45 basis points; provided, however that if the Company redeems any Notes on or after June 14, 2026 (the date falling one month prior to the maturity date of the Notes), the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to but excluding the redemption date.

If we choose to redeem any Notes, we will deliver a notice of redemption to holders of the Notes not less than 30 nor more than 60 days before the redemption date. If we are redeeming less than all of the Notes, the particular Notes to be redeemed will be selected in accordance with the indenture and, so long as the Notes are registered to DTC or its nominee, in accordance with the procedures of DTC; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.
For purposes of calculating the redemption price in connection with the redemption of the Notes, on any redemption date, the following terms have the meanings set forth below:
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield-to-maturity of the Comparable Treasury Issue (computed as of the third business day immediately preceding the redemption), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The redemption price and the Treasury Rate will be determined by us.
“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financing practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes being redeemed.
“Comparable Treasury Price” means (1) the average of the remaining Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such reference treasury dealer quotations, the average of all such quotations.
“Quotation Agent” means a Reference Treasury Dealer selected by us.
“Reference Treasury Dealer” means RBC Capital Markets, LLC and four other financial institutions selected by us, or their affiliates, which are primary U.S. government securities dealers and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. government securities dealer in the United States, or a “Primary Treasury Dealer,” we shall select another Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding such redemption date.
All determinations made by any Reference Treasury Dealer, including the Quotation Agent, with respect to determining the redemption price will be final and binding absent manifest error.
In addition, we may at any time purchase any of the Notes in the open market or in private transactions, at differing prices, or by tender, subject to applicable law.
Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.
On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder, we will, to the extent lawful:

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accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

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deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

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deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.
The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of our Credit Facility provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our Credit Facility at that time and to terminate the Credit Facility. Our and our subsidiaries’ future financing facilities may contain similar restrictions and provisions. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our and our subsidiaries’ other debt. See “Risk Factors — We may not be able to repurchase the Notes upon a Change of Control Repurchase Event” in this prospectus supplement.
The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and those of our Controlled Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our Controlled Subsidiaries taken as a whole to another person or group may be uncertain.
For purposes of the Notes:
“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by the Rating Agency on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by the Rating Agency); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“Change of Control” means the occurrence of any of the following:
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the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of Main Street Capital Corporation and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Main Street Capital Corporation or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;
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the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Main Street Capital Corporation, measured by voting power rather than number of shares; or

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the approval by Main Street Capital Corporation’s stockholders of any plan or proposal relating to the liquidation or dissolution of Main Street Capital Corporation.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.
“Controlled Subsidiary” means any subsidiary of Main Street Capital Corporation, 50% or more of the outstanding equity interests of which are owned by Main Street Capital Corporation and its direct or indirect subsidiaries and of which Main Street Capital Corporation possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.
“Investment Grade” means a rating of BBB− or better by S&P (or its equivalent under any successor rating categories of S&P) (or, if such Rating Agency ceases to rate the Notes for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).
“Permitted Holders” means (i) us and (ii) one or more of our Controlled Subsidiaries.
“Rating Agency” means:
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S&P; and

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if S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section (3)(a)(62) of the Exchange Act selected by us as a replacement agency for S&P.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc., or any successor thereto.
“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
Covenants
In addition to the covenants described in the base indenture, the following covenants shall apply to the Notes. To the extent of any conflict or inconsistency between the base indenture and the following covenants, the following covenants shall govern:
Merger, Consolidation or Sale of Assets
Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
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we are the continuing entity or, if we merge out of existence or sell our assets, the resulting or transferee entity must agree to be legally responsible for our obligations under the Notes;

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the merger or sale of assets must not cause a default on the Notes and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” below. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;

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we must deliver certain certificates and documents to the trustee; and

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we must satisfy any other requirements specified in the indenture.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.
An assumption by any person of obligations under the Notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.
Other Covenants
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We agree that for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a)(1) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from making additional borrowings, including through the issuance of additional debt or the sale of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 200% (or 150% if certain requirements are met) after such borrowings. See “Risk Factors — Risks Relating to Our Business and Structure — Previously enacted legislation may allow us to incur additional leverage” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, incorporated by reference herein.

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If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the Commission, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.

Events of Default
The term “Event of Default” in respect of the Notes means any of the following:
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default in the payment of interest upon any Note when due and payable, and continuance of such default for a period of 30 days;

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default in the payment of the principal (or premium, if any) of any Note when it becomes due and payable at its maturity, including upon any redemption date or required repurchase date;

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we remain in breach of any other covenant or agreement in respect of the Notes for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding Notes;

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default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle, or (c) is not consolidated with Main Street Capital Corporation for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50 million in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding; and

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certain events of bankruptcy, insolvency or reorganization involving us occur and remain undischarged or unstayed for a period of 90 days.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. Within 90 days after the occurrence of any default under the indenture with respect to the Notes, the trustee shall transmit notice to the holders of such default known to the trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee in good faith determines that withholding of such notice is in the interest of the holders of the Notes; and provided further that in the case of any default or breach specified in the third bullet point above with respect to the Notes, no such notice shall be given until at least 60 days after the occurrence thereof.
If an Event of Default occurs and is continuing, then and in every such case (other than an Event of Default specified in the last bullet point above), the trustee or the holders of not less than 25% in principal amount of the outstanding Notes may declare the entire principal amount of, and accrued and unpaid interest on, all the Notes of that series to be due and immediately payable, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal amount and accrued and unpaid interest shall become immediately due and payable. This is called a declaration of acceleration of maturity. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in the last bullet point above, 100% of the principal amount of, and accrued and unpaid interest on, the Notes will automatically become due and payable.
At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes, to the extent that payment of such interest is lawful interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and (ii) all Events of Default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.
The trustee is not required to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the Notes unless such holders shall have offered to the trustee reasonable security or indemnity against the costs, expenses, and liabilities that might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes, provided that (i) such direction shall not be in conflict with any rule of law or with the indenture, (ii) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (iii) the trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the holders of the Notes not consenting. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy, or Event of Default.
Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
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you must give the trustee written notice that an Event of Default has occurred and remains uncured;

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the holders of not less than 25% in principal amount of the outstanding Notes must make a written request to the trustee to take action because of the default and must offer reasonable indemnity, security, or both to the trustee against the cost, expenses, and liabilities of taking that action;

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the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

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the holders of a majority in principal amount of the Notes must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Holders of a majority in principal amount of the Notes may waive any past defaults other than:
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in respect of the payment of principal, any premium or interest; or

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in respect of a covenant that cannot be modified or amended with the consent of the holder of each outstanding Note affected.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture governing the Notes, or else specifying any default.
Satisfaction and Discharge; Defeasance
We may satisfy and discharge our obligations under the indenture by delivering to the security registrar for cancellation all outstanding Notes or by depositing with the trustee or delivering to the holders, as applicable, after the Notes have become due and payable, or otherwise, moneys sufficient to pay all of the outstanding Notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.
In addition, the Notes are subject to defeasance and covenant defeasance, in each case, in accordance with the terms of the indenture. “Covenant defeasance” refers to our ability, under current United States federal tax law and the indenture, to be released from some of the restrictive covenants in the indenture if certain conditions are satisfied. See “Description of Our Debt Securities — Defeasance — Covenant Defeasance” in the accompanying prospectus for more information. “Defeasance” or “full defeasance” refers to our ability, if there is a change in United States federal tax law or if we obtain an IRS ruling, to legally release ourselves from all payment and other obligations on the Notes if we put in place certain arrangements for you to be repaid. See “Description of Our Debt Securities — Defeasance — Full Defeasance” in the accompanying prospectus for more information.
Trustee
The Bank of New York Mellon Trust Company, N.A., is the trustee, security registrar and paying agent. The Bank of New York Mellon Trust Company, N.A., in each of its capacities, including without limitation as trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information.
Governing Law
The indenture provides that it and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.
Book-Entry, Settlement and Clearance
Global Notes
The Notes will be initially issued in the form of one or more registered Notes in global form, without interest coupons, or the Global Notes. Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC, or the DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
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upon deposit of a Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the underwriters; and

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ownership of beneficial interests in a Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).

Beneficial interests in Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.
Book-Entry Procedures for Global Notes
All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.
DTC has advised us that it is:
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a limited purpose trust company organized under the laws of the State of New York;

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a “banking organization” within the meaning of the New York State Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the Uniform Commercial Code; and

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a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note:
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will not be entitled to have Notes represented by the Global Note registered in their names;

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will not receive or be entitled to receive physical, certificated Notes; and

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will not be considered the owners or holders of the Notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Certificated Notes
Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:
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DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days; or

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DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Notes, but does not purport to be a complete analysis of all potential tax consequences. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder by the U.S. Treasury (the “Treasury Regulations”), rulings and pronouncements issued by the Internal Revenue Service (the “IRS”), and judicial decisions, all as of the date hereof and all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Notes. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.
This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, including, without limitation:
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banks, insurance companies and other financial institutions;

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individual retirement accounts and other tax-deferred accounts;

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regulated investment companies and real estate investment trusts;

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U.S. expatriates and certain former citizens or long-term residents of the United States;

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holders subject to the alternative minimum tax;

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dealers in securities or currencies;

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traders in securities;

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partnerships, S corporations or other pass-through entities;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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controlled foreign corporations;

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tax-exempt organizations;

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passive foreign investment companies;

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persons holding the Notes as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction; and

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persons deemed to sell the Notes under the constructive sale provisions of the Code.

In addition, this discussion is limited to persons purchasing the Notes for cash in this offering and at the public offering price shown on the front cover of this prospectus supplement (plus accrued interest from July 14, 2021). Moreover, the effects of other U.S. federal tax laws (such as estate and gift tax laws) and any applicable state, local or foreign tax laws are not discussed. The discussion deals only with Notes held as “capital assets” within the meaning of Section 1221 of the Code. This discussion also does not address the U.S. federal income tax consequences to beneficial owners of the Notes that are subject to the special tax accounting rules under Section 451(b) of the Code.
If an entity taxable as a partnership holds the Notes, the tax treatment of an owner of the entity generally will depend on the status of the particular owner in question and the activities of the entity. Owners of any such entity should consult their tax advisors as to the specific tax consequences to them of holding the Notes indirectly through ownership of such entity.
YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Reopening
We intend to treat the Notes as being issued in a “qualified reopening” of the existing 2026 Notes for U.S. federal income tax purposes. Debt instruments issued in a qualified reopening are deemed to be part of the same “issue” as the original debt instruments to which such reopening relates. Assuming the issuance of the Notes is so treated, the Notes would be treated for U.S. federal income tax purposes as having the same issue date and “issue price” as the existing 2026 Notes, which issue price did not result in the existing 2026 Notes having “original issue discount” (“OID”) for U.S. federal income tax purposes. Accordingly, the Notes would not be treated as being issued with OID for such purposes. The remainder of this discussion assumes the issuance of the Notes is treated as a qualified reopening of the existing 2026 Notes for U.S. federal income tax purposes.
A portion of the price paid for the Notes issued pursuant to this offering will be allocable to interest that accrued prior to the date such Notes are purchased (“pre-acquisition accrued interest”). To the extent a portion of a holder’s purchase price is allocable to pre-acquisition accrued interest, the portion of the first stated interest payment equal to the amount of such pre-acquisition accrued interest may be treated as a non-taxable return of such pre-acquisition accrued interest to such holder, rather than as taxable interest, as if the holder had purchased a debt instrument on the secondary market between interest payment dates. If so, the amount treated as a return of pre-acquisition accrued interest will reduce a holder’s adjusted tax basis in the Notes by a corresponding amount.

If the amount paid by a holder for the Notes pursuant to this offering (excluding any amount attributable to pre-acquisition accrued interest) is greater than its principal amount, such holder will generally be considered to have purchased the Notes with “bond premium” in the amount equal to such excess. A holder generally may be able to elect to amortize this bond premium, using a constant-yield method, over the remaining term of the Notes by offsetting the interest income on such note allocable to an accrual period with the premium allocable to such accrual period. If a holder makes such an election, such holder’s adjusted tax basis in the Notes will be reduced by the amount of premium amortized. However, because we may redeem the Notes prior to maturity at a premium, special rules may apply that could reduce, eliminate or defer the amount of premium that an electing holder may amortize with respect to the Notes. If a holder does not elect to amortize the premium, the premium will decrease the gain or increase the loss such holder would otherwise recognize on a disposition of such the Notes. An election to amortize bond premium applies to all taxable debt obligations owned or acquired by the holder on or after the first day of the first taxable year for which the election is made and may be revoked only with the consent of the IRS.
U.S. Holders
The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a “U.S. holder” of a Note. As used herein, “U.S. holder” means a beneficial owner of a Note who is for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

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a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and it has elected to continue to be treated as a United States person.

Payments of Interest
Stated interest on the Notes (excluding pre-acquisition accrued interest) generally will be taxable to a U.S. holder as ordinary income at the time that such interest is received or accrued, in accordance with such U.S. holder’s method of tax accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition of Notes
A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Note equal to the difference between the amount realized upon the disposition (less any portion allocable to any accrued and unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will be equal to the amount that the U.S. holder paid for the Note (including the amount attributable to pre-acquisition accrued interest with respect to the Note) less any principal payments received by the U.S. holder, any pre-acquisition accrued interest received with respect to the Note and any amortized bond premium with respect to the Note. Any gain or loss will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. holder has held the Note for more than one year at the time of disposition. Otherwise, such gain or loss will be a short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are currently subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
A U.S. holder may be subject to information reporting and backup withholding when such U.S. holder receives interest payments on the Notes held or upon the proceeds received upon the sale or other disposition of such Notes (including a redemption or retirement of the Notes). Certain U.S. holders generally are not subject to information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such U.S. holder is not otherwise exempt and such U.S. holder:
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fails to furnish the U.S. holder’s taxpayer identification number (“TIN”), which, for an individual, ordinarily is his or her social security number;

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furnishes an incorrect TIN;

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is notified by the IRS that the U.S. holder has failed properly to report payments of interest or dividends; or

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fails to certify, under penalties of perjury, on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or a suitable substitute form (or other applicable certificate), that the U.S. holder has furnished a correct TIN and that the IRS has not notified the U.S. holder that the U.S. holder is subject to backup withholding.

U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.
Unearned Income Medicare Contribution
A tax of 3.8% will be imposed on certain “net investment income” (or “undistributed net investment income”, in the case of estates and trusts) received by individuals with adjusted modified gross incomes in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts. “Net investment income” as defined for U.S. federal Medicare contribution purposes generally includes interest payments and gain recognized from the sale or other disposition of the Notes. Tax-exempt trusts, which are not subject to income taxes generally, and foreign individuals will not be subject to this tax. U.S. holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the Notes.
Non-U.S. Holders
The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a “Non-U.S. holder” of a Note. A “Non-U.S. holder” is a beneficial owner of a Note who is not a U.S. holder or a partnership for U.S. federal income tax purposes. Special rules may apply to Non-U.S. holders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, U.S. expatriates, and foreign persons eligible for benefits under an applicable income tax treaty with the U.S. Such Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them including any reporting requirements.
Payments of Interest
For purposes of this discussion, interest does not include any pre-acquisition accrued interest excluded from the purchase price of the Notes. However, to the extent any interest is subject to U.S. federal withholding tax as described below, the applicable withholding agent may withhold such tax on all payments of interest, including payment of pre-acquisition accrued interest, if the applicable withholding agent is unable to determine which portion of the payments is attributable to pre-acquisition accrued interest.
Generally, interest income paid to a Non-U.S. holder that is not effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business is subject to withholding tax at a rate of 30% (or, if applicable, a lower treaty rate). Nevertheless, subject to the discussion below concerning FATCA, interest paid on a Note to a Non-U.S. holder that is not effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business generally will not be subject to U.S. federal withholding tax provided that:
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such Non-U.S. holder does not directly or indirectly own 10% or more of the total combined voting power of all classes of our voting stock;

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such Non-U.S. holder is not a controlled foreign corporation that is related to us through actual or constructive stock ownership and is not a bank that received such Note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

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either (1) the Non-U.S. holder certifies in a statement provided to us or the paying agent generally on IRS Form W-8BEN, or IRS Form W-8BEN-E, under penalties of perjury, that it is the beneficial owner of the Notes and not a “United States person” within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Note on behalf of the Non-U.S. holder certifies to us or the paying agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. holder, has received from the Non-U.S. holder a statement generally on IRS Form W-8BEN, or IRS Form W-8BEN-E, under penalties of perjury, that such Non-U.S. holder is the beneficial owner of the Notes and is not a United States person and provides us or the paying agent with a copy of such statement or (3) the Non-U.S. holder holds its Note directly through a “qualified intermediary” and certain conditions are satisfied.

Even if the above conditions are not met, a Non-U.S. holder generally will be entitled to a reduction in or an exemption from withholding tax on interest if the Non-U.S. holder provides us or our paying agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or a suitable substitute form (or other applicable certificate) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the Non-U.S. holder’s country of residence. A Non-U.S. holder is required to inform the recipient of any change in the information on such statement within 30 days of such change. Special certification rules apply to Non-U.S. holders that are pass-through entities rather than corporations or individuals.
If interest paid to a Non-U.S. holder is effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business, then, the Non-U.S. holder will be exempt from U.S. federal withholding tax, so long as the Non-U.S. holder has provided an IRS Form W-8ECI or substantially similar substitute form stating that the interest that the Non-U.S. holder receives on the Notes is effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States. In such a case, a Non-U.S. holder will be subject to tax on the interest it receives on a net income basis in the same manner as if such Non-U.S. holder were a U.S. holder. In addition, if the Non-U.S. holder is a foreign corporation, such interest may be subject to a branch profits tax at a rate of 30% or lower applicable treaty rate.
Sale or Other Taxable Disposition of Notes
Subject to the discussion below regarding FATCA, any gain realized by a Non-U.S. holder on the sale, exchange, retirement, redemption or other taxable disposition of a Note generally will not be subject to U.S. federal income tax unless:
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the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a U.S. permanent establishment to which such gain is attributable); or

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the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, certain conditions are met and the Non-U.S. holder is not eligible for relief under an applicable income tax treaty.

A Non-U.S. holder described in the first bullet point above will be required to pay U.S. federal income tax on the net gain derived from the sale or other taxable disposition generally in the same manner as if such Non-U.S. holder were a U.S. holder, and if such Non-U.S. holder is a foreign corporation, it may also be required to pay an additional branch profits tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty). A Non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain derived from the sale or other taxable disposition, which may be offset by certain U.S. source capital losses, even though the Non-U.S. holder is not considered a resident of the United States.
Certain other exceptions may be applicable, and Non-U.S. holders should consult their own tax advisors with regard to whether taxes will be imposed on capital gain in their individual circumstances.

Information Reporting and Backup Withholding
The amount of interest that we pay to any Non-U.S. holder on the Notes will be reported to the Non-U.S. holder and to the IRS annually on an IRS Form 1042-S, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific income tax treaty or agreement to the tax authorities of the country in which the Non-U.S. holder resides. However, a Non-U.S. holder generally will not be subject to backup withholding and certain other information reporting with respect to payments that we make to the Non-U.S. holder, provided that we do not have actual knowledge or reason to know that such Non-U.S. holder is a “United States person,” within the meaning of the Code, and the Non-U.S. holder has given us the statement described above under “Non-U.S. holders — Payments of Interest.”
If a Non-U.S. holder sells or exchanges a Note through a United States broker or the United States office of a foreign broker, the proceeds from such sale or exchange will be subject to information reporting and backup withholding unless the Non-U.S. holder provides a withholding certificate or other appropriate documentary evidence establishing that such holder is not a U.S. holder to the broker and such broker does not have actual knowledge or reason to know that such holder is a U.S. holder, or the Non-U.S. holder is an exempt recipient eligible for an exemption from information reporting and backup withholding. If a Non-U.S. holder sells or exchanges a Note through the foreign office of a broker who is a United States person or has certain enumerated connections with the United States, the proceeds from such sale or exchange will be subject to information reporting unless the Non-U.S. holder provides to such broker a withholding certificate or other documentary evidence establishing that such holder is not a U.S. holder and such broker does not have actual knowledge or reason to know that such evidence is false, or the Non-U.S. holder is an exempt recipient eligible for an exemption from information reporting. In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that the holder is a U.S. holder.
A Non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the Non-U.S. holder’s U.S. federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.
Non-U.S. holders are urged to consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act, or FATCA, and U.S. Treasury Regulations and other IRS administrative guidance thereunder generally impose a U.S. federal withholding tax of 30% on U.S. source interest on a debt obligation and the gross proceeds from the disposition of a debt obligation of a type that produces U.S. source interest, which, in each case, would include the Notes, to certain non-U.S. entities (including, in some circumstances, where such an entity is acting as an intermediary) that fail to comply with certain certification and information reporting requirements, including reporting requirements regarding its United States account holders (in the case of foreign financial institutions) or beneficial United States owners (in the case of non-financial foreign entities). However, under current proposed regulations promulgated by the Treasury Department, withholding under FATCA does not apply to gross proceeds from any sale or disposition of a Note. Taxpayers may generally rely on those proposed regulations until final regulations are issued. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to FATCA may be subject to different rules. In addition, under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of any taxes imposed pursuant to FATCA. Prospective investors in the Notes should consult their own tax advisors regarding the effect, if any, of the FATCA rules for them based on their particular circumstances.

UNDERWRITING (CONFLICTS OF INTEREST)
Under the terms and subject to the conditions contained in an underwriting agreement dated September   , 2021, the underwriters named below, for whom RBC Capital Markets, LLC is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, the aggregate principal amount of Notes indicated below:
Name	Principal Amount
RBC Capital Markets, LLC	$
Truist Securities, Inc.	$
SMBC Nikko Securities America, Inc.	$
Total	$
The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Notes offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are severally obligated to take and pay for all Notes offered hereby if any such Notes are taken. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Commissions and Discounts
An underwriting discount of    % per Note will be paid by us.
The following table shows the total underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.
	Per Note	Total
Public offering price	%	$
Underwriting discount	%	$
Proceeds, before expenses, to us	%	$
The public offering price set forth above does not include accrued interest of $      in the aggregate from July 14, 2021 up to, but not including, the date of delivery, which will be paid by the purchasers of the Notes offered hereby (the “Aggregate Accrued Interest”). On January 14, 2022, we will pay the Aggregate Accrued Interest to the holders of the Notes offered hereby as of the applicable record date along with interest accrued on the Notes offered hereby from the date of delivery to such interest payment date.
The underwriters propose to offer some of the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the Notes to certain other broker-dealers at the public offering price less a concession not in excess of    % of the aggregate principal amount of the Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of    % of the aggregate principal amount of the Notes. After the initial offering of the Notes to the public, the public offering price and such concessions may be changed. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The expenses of the offering, not including the underwriting discount, are estimated at $300,000 and are payable by us.
Alternative Settlement Cycle
We expect that delivery of the Notes will be made against payment therefore on or about           , 2021, which will be the third business day following the trade date for the issuance of the Notes (such settlement being herein referred to as “T+3”). Under Rule 15c6-1 promulgated under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the date of delivery hereunder will be required, by virtue of the fact that the Notes initially will settle in T+3 business days, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement.

No Sales of Similar Securities
Subject to certain exceptions, we have agreed not to directly or indirectly, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company that are substantially similar to the Notes or any securities convertible into or exercisable or exchangeable for such debt securities for a period of 30 days after the date of this prospectus supplement without first obtaining the written consent of the representative. This consent may be given at any time without public notice.
Listing
While a trading market developed after issuing the existing 2026 Notes, we cannot assure you that an active and liquid market for the Notes will be maintained. Although certain of the underwriters have informed us that they intend to continue to make a market in the Notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market making activities at any time without notice. The Notes are not listed on any securities exchange or quoted on any automated dealer quotation system, and we do not intend to apply for a listing of the Notes on any securities exchange or any automated dealer quotation system. Accordingly, we cannot assure you that a liquid market for the Notes will be maintained. If an active public trading market for the Notes is not maintained, the market price and liquidity of the Notes may be adversely affected.
Price Stabilization and Short Positions
In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of Notes than required to be purchased in this offering. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be discontinued at any time without any notice relating thereto.
Conflicts of Interest
Affiliates of RBC Capital Markets, LLC, Truist Securities, Inc. and SMBC Nikko Securities America, Inc., underwriters in this offering, act as lenders and/or agents under our Credit Facility. Certain of the net proceeds from the sale of the Notes, not including underwriting compensation, may be paid to such affiliates of RBC Capital Markets, LLC, Truist Securities, Inc. and SMBC Nikko Securities America, Inc. in connection with the repayment of debt owed under our Credit Facility. As a result, RBC Capital Markets, LLC, Truist Securities, Inc. and SMBC Nikko Securities America, Inc. and/or their affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation.
The underwriters and/or their affiliates from time to time provide and may in the future provide investment banking, commercial banking, corporate trust, custodial, treasury, 401(k) and financial advisory services to us, for which they have received and may receive customary compensation. The underwriters and/or their affiliates from time to time provide and may in the future provide similar services to our portfolio companies. Our securities are held under custody agreements by Amegy Bank, a division of Zions Bancorporation N.A., and Branch Banking and Trust Company, an affiliate of Truist Securities, Inc.
In addition, the underwriters and/or their affiliates may from time to time refer investment banking clients to us as potential portfolio investments. If we invest in those clients, we may indirectly utilize net proceeds from this offering to fund such investments, and the referring underwriter or its affiliate may receive placement fees from its client in connection with such financing, which placement fees may be paid out of the amount funded by us.
The addresses of the underwriters are: RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281; Truist Securities, Inc., 3333 Peachtree Road NE, Atlanta, Georgia 30326; and SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, New York 10172.
Selling Restrictions
European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement and accompanying prospectus has been prepared on the basis that any offer of the Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement and accompanying prospectus is not a prospectus for the purposes of the Prospectus Directive.
United Kingdom
Each underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Switzerland
This prospectus supplement may only be freely circulated, and securities of the issuer may only be freely offered or sold, to regulated financial intermediaries such as banks, securities dealers, fund management companies, asset managers of collective investment schemes and central banks as well as to regulated insurance companies. Circulating this prospectus supplement and offering or selling the Notes to other persons or entities including qualified investors as defined in the Federal Act on Collective Investment Schemes (“CISA”) and its implementing Ordinance (“CISO”) may trigger, in particular, (i) licensing/prudential supervision requirements for the distributor and/or the issuer, (ii) a requirement to appoint a representative and paying agent in Switzerland and (iii) the necessity of a written distribution agreement between the representative in Switzerland and the distributor. Accordingly, legal advice should be sought before providing this prospectus supplement to and offering or selling the Notes to any other persons or entities. This prospectus supplement does not constitute an issuance prospectus pursuant to Articles 652a or 1156 of the Swiss Code of Obligations and may not comply with the information standards required thereunder. The Notes will not be listed on the SIX Swiss Exchange, and consequently the information presented in this document does not necessarily comply with the information standards set out in the relevant listing rules. The documentation of the issuer has not been and will not be approved by the Swiss Financial

Market Supervisory Authority FINMA under the CISA. Therefore, purchasers do not benefit from protection under the CISA or supervision by the FINMA. This prospectus supplement does not constitute investment advice. It may only be used by persons to whom it has been handed out in connection with the Notes and may neither be copied or directly/indirectly distributed or made available to other persons.
Hong Kong
The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, Notes, debentures and units of Notes and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
LEGAL MATTERS
Certain legal matters regarding the Notes offered hereby will be passed upon for us by Dechert LLP, Washington D.C., and certain legal matters in connection with this offering will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

AVAILABLE INFORMATION
This prospectus supplement and the accompanying prospectus constitute part of a universal shelf registration statement on Form N-2 that we have filed with the SEC, together with any and all amendments and related exhibits, under the Securities Act. The registration statement contains additional information about us, our securities and the Notes being offered by this prospectus supplement. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.
We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. This information is also available free of charge by contacting us at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056 or by telephone at (713) 350-6000 or on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus.
INCORPORATION BY REFERENCE
We incorporate by reference in this prospectus supplement the documents listed below and any reports and other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (such reports and other documents deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents); provided, however, that any document, report, exhibit (or portion of any of the foregoing) or other information “furnished” to the SEC pursuant to the Exchange Act shall not be incorporated by reference into this prospectus supplement:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed with the SEC on February 26, 2021);

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 (filed with the SEC on May 7, 2021) and June 30, 2021 (filed with the SEC on August 6, 2021);

•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 22, 2021; and

•
our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 14, 2021, February 24, 2021, April 8, 2021, May 4, 2021, May 5, 2021 and August 3, 2021.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement, excluding exhibits to a document unless an exhibit has been specifically incorporated by reference in that document. To obtain copies of these filings, see “Available Information” in this prospectus supplement.

PROSPECTUS
$1,500,000,000
Common Stock
Preferred Stock
Subscription Rights
Debt Securities

We may offer, from time to time in one or more offerings, up to $1,500,000,000 of our common stock, preferred stock, subscription rights or debt securities, which we refer to, collectively, as the “securities.” Our securities may be offered at prices and on terms to be disclosed in one or more supplements to this prospectus. The offering price per share of our common stock, less any underwriting commissions or discounts, will not be less than the net asset value per share of our common stock at the time of the offering, except (i) with the requisite approval of our common stockholders or (ii) under such other circumstances as the Securities and Exchange Commission may permit. We did not seek stockholder authorization to issue common stock at a price below net asset value per share at our 2018 annual meeting of stockholders, and we are not seeking such approval at our 2019 annual meeting of stockholders, because our common stock price per share has been trading significantly above the current net asset value per share of our common stock, but we may seek such authorization at future annual meetings or special meetings of stockholders. Sales of common stock at prices below net asset value per share dilute the interests of existing stockholders, have the effect of reducing our net asset value per share and may reduce our market price per share. In addition, we have received stockholder approval to issue warrants, options or rights to subscribe for, convert to, or purchase shares of our common stock at a price per share below the net asset value per share subject to the applicable requirements of the Investment Company Act of 1940, as amended. There is no expiration date on our ability to issue such warrants, options, rights or convertible securities based on this stockholder approval. Moreover, continuous sales of common stock below net asset value may have a negative impact on total returns and could have a negative impact on the market price of our shares of common stock. See “Sales of Common Stock Below Net Asset Value.”
Shares of closed-end investment companies such as us frequently trade at a discount to their net asset value. This risk is separate and distinct from the risk that our net asset value per share may decline. We cannot predict whether our common stock will trade above, at or below net asset value. You should read carefully the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering before you invest in our common stock.
Our securities may be offered to one or more purchasers directly by us, through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to the offering will identify any agents or underwriters involved in the sale of our securities, and will disclose any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.”
We are a principal investment firm primarily focused on providing customized debt and equity financing to lower middle market (“LMM”) companies and debt capital to middle market (“Middle Market”) companies. Our LMM companies generally have annual revenues between $10 million and $150 million, and our LMM portfolio investments generally range in size from $5 million to $50 million. Our Middle Market investments are made in businesses that are generally larger in size than our LMM portfolio companies, with annual revenues typically between $150 million and $1.5 billion, and our Middle Market investments generally range in size from $3 million to $20 million.
The LMM and Middle Market securities in which we invest generally would be rated below investment grade if they were rated by rating agencies. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid.
Our principal investment objective is to maximize our portfolio’s total return by generating current income from our debt investments and capital appreciation from our equity and equity related investments, including warrants, convertible securities and other rights to acquire equity securities in a portfolio company.
We are an internally managed, closed-end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “MAIN.” On April 29, 2019, the last reported sale price of our common stock on the NYSE was $39.27 per share, and the net asset value per share of our common stock on December 31, 2018 (the last date prior to the date of this prospectus on which we determined our net asset value per share) was $24.09.

Investing in our securities involves a high degree of risk, and should be considered highly speculative. You should review carefully the risks and uncertainties, including the risk of leverage and dilution, described in the section titled “Risk Factors” included in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus before investing in our securities.
This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before buying any of the securities being offered. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. This information is available free of charge by contacting us at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056 or by telephone at (713) 350-6000 or on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus. The SEC also maintains a website at www.sec.gov that contains such information.
Neither the Securities and Exchange Commission nor any state securities commission, nor any other regulatory body, has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2019

This prospectus is part of an automatic registration statement that we have filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may offer, from time to time in one or more offerings, up to $1,500,000,000 of our securities, either individually or in combination with other securities described in this prospectus, on terms to be determined at the time of the offering. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described in the section titled “Available Information.”
This prospectus may contain estimates and information concerning our industry that are based on industry publications and reports. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and reports.
This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information.”
You should rely only on the information included or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized any dealer, salesperson or other person to provide you with different information or to make representations as to matters not stated in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you do not constitute an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

PROSPECTUS SUMMARY
This summary highlights information included elsewhere in this prospectus or incorporated by reference. It is not complete and may not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Before making your investment decision, you should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part. Any yield information contained or incorporated by reference in this prospectus related to debt investments in our investment portfolio is not intended to approximate a return on your investment in us and does not take into account other aspects of our business, including our operating and other expenses, or other costs incurred by you in connection with your investment in us.
Organization
Main Street Capital Corporation (“MSCC”) is a principal investment firm primarily focused on providing customized debt and equity financing to lower middle market (“LMM”) companies and debt capital to middle market (“Middle Market”) companies. The portfolio investments of MSCC and its consolidated subsidiaries are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in a variety of industry sectors. MSCC seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives within its LMM portfolio. MSCC and its consolidated subsidiaries invest primarily in secured debt investments, equity investments, warrants and other securities of LMM companies based in the United States and in secured debt investments of Middle Market companies generally headquartered in the United States.
MSCC was formed in March 2007 to operate as an internally managed business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). MSCC wholly owns several investment funds, including Main Street Mezzanine Fund, LP (“MSMF”), Main Street Capital II, LP (“MSC II”) and Main Street Capital III, LP (“MSC III” and, collectively with MSMF and MSC II, the “Funds”), and each of their general partners. The Funds are each licensed as a Small Business Investment Company (“SBIC”) by the United States Small Business Administration (“SBA”). Because MSCC is internally managed, all of the executive officers and other employees are employed by MSCC. Therefore, MSCC does not pay any external investment advisory fees, but instead directly incurs the operating costs associated with employing investment and portfolio management professionals.
MSC Adviser I, LLC (the “External Investment Manager”) was formed in November 2013 as a wholly owned subsidiary of MSCC to provide investment management and other services to parties other than MSCC and its subsidiaries or their portfolio companies (“External Parties”) and receives fee income for such services. MSCC has been granted no-action relief by the Securities and Exchange Commission (“SEC”) to allow the External Investment Manager to register as a registered investment adviser under the Investment Advisers Act of 1940, as amended. Since the External Investment Manager conducts all of its investment management activities for External Parties, it is accounted for as a portfolio investment of MSCC and is not included as a consolidated subsidiary of MSCC in MSCC’s consolidated financial statements.
MSCC has elected to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a result, MSCC generally will not pay corporate-level U.S. federal income taxes on any net ordinary taxable income or capital gains that it distributes to its stockholders.
MSCC has certain direct and indirect wholly owned subsidiaries that have elected to be taxable entities (the “Taxable Subsidiaries”). The primary purpose of the Taxable Subsidiaries is to permit MSCC to hold equity investments in portfolio companies which are “pass-through” entities for tax purposes.
Unless otherwise noted or the context otherwise indicates, the terms “we,” “us,” “our,” the “Company” and “Main Street” refer to MSCC and its consolidated subsidiaries, which include the Funds and the Taxable Subsidiaries.

The following diagram depicts our organizational structure:

*
Other Holding Companies includes the Taxable Subsidiaries and other entities formed for operational purposes. Each of these companies is directly or indirectly wholly owned by MSCC.

**
The External Investment Manager is accounted for as a portfolio investment at fair value, as opposed to a consolidated subsidiary, and is indirectly wholly owned by MSCC.

Overview
Our principal investment objective is to maximize our portfolio’s total return by generating current income from our debt investments and capital appreciation from our equity and equity-related investments, including warrants, convertible securities and other rights to acquire equity securities in a portfolio company. Our LMM companies generally have annual revenues between $10 million and $150 million, and our LMM portfolio investments generally range in size from $5 million to $50 million. Our Middle Market investments are made in businesses that are generally larger in size than our LMM portfolio companies, with annual revenues typically between $150 million and $1.5 billion, and our Middle Market investments generally range in size from $3 million to $20 million. Our private loan (“Private Loan”) portfolio investments are primarily debt securities in privately held companies which have been originated through strategic relationships with other investment funds on a collaborative basis. Private Loan investments are typically similar in size, structure, terms and conditions to investments we hold in our LMM portfolio and Middle Market portfolio.
We seek to fill the financing gap for LMM businesses, which, historically, have had limited access to financing from commercial banks and other traditional sources. The underserved nature of the LMM creates the opportunity for us to meet the financing needs of LMM companies while also negotiating favorable transaction terms and equity participations. Our ability to invest across a company’s capital structure, from secured loans to equity securities, allows us to offer portfolio companies a comprehensive suite of financing options, or a “one stop” financing solution. Providing customized, “one stop” financing solutions is important to LMM portfolio companies. We generally seek to partner directly with entrepreneurs, management teams and business owners in making our investments. Our LMM portfolio debt investments are generally secured by a first lien on the assets of the portfolio company and typically have a term of between five and seven years from the original investment date.
Our Middle Market portfolio investments primarily consist of direct investments in or secondary purchases of interest-bearing debt securities in privately held companies that are generally larger in size than the companies included in our LMM portfolio. Our Middle Market portfolio debt investments are generally secured by either a first or second priority lien on the assets of the portfolio company and typically have an expected duration of between three and seven years from the original investment date.
Our Private Loan portfolio investments are primarily debt securities in privately held companies which have been originated through strategic relationships with other investment funds on a collaborative basis, and are often referred to in the debt markets as “club deals.” Private Loan investments are typically similar in size, structure, terms and conditions to investments we hold in our LMM portfolio and Middle Market portfolio. Our Private Loan portfolio debt investments are generally secured by either a first or second priority lien on the assets of the portfolio company and typically have a term of between three and seven years from the original investment date.
Our other portfolio (“Other Portfolio”) investments primarily consist of investments which are not consistent with the typical profiles for our LMM, Middle Market or Private Loan portfolio investments, including investments which may be managed by third parties. In our Other Portfolio, we may incur indirect fees and expenses in connection with investments managed by third parties, such as investments in other investment companies or private funds.
Our external asset management business is conducted through the External Investment Manager. The External Investment Manager earns management fees based on the assets of the funds under management and may earn incentive fees, or a carried interest, based on the performance of the funds managed. We have entered into an agreement with the External Investment Manager to share employees in connection with its asset management business generally, and specifically for its relationship with HMS Income Fund, Inc. (“HMS Income”). Through this agreement, we share employees with the External Investment Manager, including their related infrastructure, business relationships, management expertise and capital raising capabilities.
Our portfolio investments are generally made through MSCC and the Funds. MSCC and the Funds share the same investment strategies and criteria, although they are subject to different regulatory regimes (see “Business — Regulation” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC). An investor’s return in MSCC will depend, in part, on the Funds’ investment returns as they are wholly owned subsidiaries of MSCC.
The level of new portfolio investment activity will fluctuate from period to period based upon our view of the current economic fundamentals, our ability to identify new investment opportunities that meet our investment criteria, and our ability to consummate the identified opportunities. The level of new investment activity, and associated interest and fee income, will directly impact future investment income. In addition, the level of dividends paid by portfolio companies and the portion of our portfolio debt investments on non-accrual status will directly impact future investment income. While we intend to grow our portfolio and our investment income over the long term, our growth and our operating results may be more limited during depressed economic periods. However, we intend to appropriately manage our cost structure and liquidity position based on applicable economic conditions and our investment outlook. The level of realized gains or losses and unrealized appreciation or depreciation on our investments will also fluctuate depending upon portfolio activity, economic conditions and the performance of our individual portfolio companies. The changes in realized gains and losses and unrealized appreciation or depreciation could have a material impact on our operating results.
Because we are internally managed, we do not pay any external investment advisory fees, but instead directly incur the operating costs associated with employing investment and portfolio management professionals. We believe that our internally managed structure provides us with a beneficial operating expense structure when compared to other publicly traded and privately held investment firms which are externally managed, and our internally managed structure allows us the opportunity to leverage our non-interest operating expenses as we grow our Investment Portfolio.
During May 2012, we entered into an investment sub-advisory agreement with HMS Adviser, LP (“HMS Adviser”), which is the investment advisor to HMS Income, a non-listed BDC, to provide certain investment advisory services to HMS Adviser. In December 2013, after obtaining required no-action relief from the SEC to allow us to own a registered investment adviser, we assigned the sub-advisory agreement to the External Investment Manager since the fees received from such arrangement could otherwise have negative consequences on our ability to meet the source-of-income requirement necessary for us to maintain our RIC tax treatment. Under the investment sub-advisory agreement, the External Investment Manager is entitled to 50% of the base management fee and the incentive fees earned by HMS Adviser under its advisory agreement with HMS Income.
During April 2014, we received an exemptive order from the SEC permitting co-investments by us and HMS Income in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act. We have made, and in the future intend to continue to make, such co-investments with HMS Income in accordance with the conditions of the order. The order requires, among other things, that we and the External Investment Manager consider whether each such investment opportunity is appropriate for HMS Income and, if it is appropriate, to propose an allocation of the investment opportunity between us and HMS Income. Because the External Investment Manager may receive performance-based fee compensation from HMS Income, this may provide it an incentive to allocate opportunities to HMS Income instead of us. However, both we and the External Investment Manager have policies and procedures in place to manage this conflict.
You should be aware that investments in our portfolio companies carry a number of risks including, but not limited to, investing in companies which may have limited operating histories and financial resources and other risks common to investing in below investment grade debt and equity investments in private, smaller companies. Please see “Risk Factors — Risks Related to Our Investments” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, for a more complete discussion of the risks involved with investing in our portfolio companies.
Our principal executive offices are located at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056, and our telephone number is (713) 350-6000. We maintain a website at http://www.mainstcapital.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.
Risks Associated with Our Business
Our business is subject to numerous risks, as described in the section titled “Risk Factors” in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC.
Dividend Reinvestment and Direct Stock Purchase Plan
We have adopted a dividend reinvestment and direct stock purchase plan (the “Plan”). The Plan primarily consists of a dividend reinvestment feature and a direct stock purchase feature. The direct stock purchase feature of the Plan is designed to provide new investors and existing holders of our common stock with a convenient and economical method to purchase shares of our common stock and is described in more detail in a separate prospectus supplement. The dividend reinvestment feature of the Plan, or the dividend reinvestment plan, provides for the reinvestment of dividends on behalf of our registered stockholders who hold their shares with American Stock Transfer & Trust Company, LLC, the plan administrator and our transfer agent and registrar, or certain brokerage firms that have elected to participate in our dividend reinvestment plan, unless a stockholder has elected to receive dividends in cash. For more information, see “Dividend Reinvestment and Direct Stock Purchase Plan.”

The Offering
We may offer, from time to time, up to $1,500,000,000 of our securities, either individually or in combination, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices, and other important terms of the securities. The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference.
Our securities may be offered directly to one or more purchasers by us or through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to the offering will disclose the terms of the offering, including the name or names of any agents or underwriters involved in the sale of our securities by us, the purchase price, and any fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.”
Set forth below is additional information regarding the offering of our securities:
Use of proceeds
Except as described in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from any offering pursuant to this prospectus to make investments in accordance with our investment objective and strategies, to pay our operating expenses and other cash obligations, and for general corporate purposes. See “Use of Proceeds.”
New York Stock Exchange symbol
“MAIN”
Dividends and distributions
Our dividends and other distributions, if any, will be determined by our Board of Directors from time to time.
Our ability to declare dividends depends on our earnings, our overall financial condition (including our liquidity position), maintenance of our RIC status and such other factors as our Board of Directors may deem relevant from time to time.
When we make distributions, we are required to determine the extent to which such distributions are paid out of current or accumulated earnings, recognized capital gains or capital. To the extent there is a return of capital (a distribution of the stockholders’ invested capital), investors will be required to reduce their basis in our stock for federal tax purposes. In the future, our distributions may include a return of capital.
Taxation
MSCC has elected to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Code. Accordingly, we generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we distribute to our stockholders as dividends. To maintain our qualification as a RIC for U.S. federal income tax purposes, we must meet specified source-of-income and asset diversification requirements and distribute annually at least 90% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any.
Depending on the level of taxable income earned in a tax year, we may choose to carry forward taxable income in excess of current year distributions into the next tax year and pay a 4% U.S. federal excise tax on such income. Any such carryover taxable income must be distributed through a dividend declared on or prior to the later of (i) filing of the U.S. federal income tax return for the applicable fiscal year or (ii) the fifteenth day of the ninth month following the close of the year in which such taxable income was generated. See “Material U.S. Federal Income Tax Considerations.”
Dividend reinvestment and direct stock purchase plan
We have adopted a dividend reinvestment and direct stock purchase plan, or the Plan. The Plan primarily consists of a dividend reinvestment feature and a direct stock purchase feature. The direct stock purchase feature of the Plan is designed to provide new investors and existing holders of our common stock with a convenient and economical method to purchase shares of our common stock and is described in more detail in a separate prospectus supplement. The dividend reinvestment feature of the Plan, or the dividend reinvestment plan, provides for the reinvestment of dividends on behalf of our registered stockholders who hold their shares with American Stock Transfer & Trust Company, LLC, the plan administrator and our transfer agent and registrar, or certain brokerage firms that have elected to participate in our dividend reinvestment plan, unless a stockholder has elected to receive dividends in cash. As a result, if we declare a cash dividend, our registered stockholders (or stockholders holding shares through participating brokerage firms) who have not properly “opted out” of the dividend reinvestment plan will have their cash dividend automatically reinvested into additional shares of our common stock. See “Dividend Reinvestment and Direct Stock Purchase Plan.”
Stockholders who receive dividends in the form of stock will be subject to the same federal, state and local tax consequences as stockholders who elect to receive their dividends in cash. See “Dividend Reinvestment and Direct Stock Purchase Plan.”
Trading at a discount
Shares of closed-end investment companies frequently trade at a discount to their net asset value. This risk is separate and distinct from the risk that our net asset value per share may decline. We cannot predict whether our shares will trade above, at or below net asset value.
Sales of common stock below net asset value
The offering price per share of our common stock, less any underwriting commissions or discounts, will not be less than the net asset value per share of our common stock at the time of the offering, except (i) with the requisite approval of our common stockholders or (ii) under such other circumstances as the Securities and Exchange Commission may permit. In addition, we cannot issue shares of our common stock below net asset value unless our Board of Directors determines that it would be in our and our stockholders’ best interests to do so. We did not seek stockholder authorization to issue common stock at a price below net asset value per share at our 2018 annual meeting of stockholders, and we are not seeking such approval at our 2019 annual meeting of stockholders, because our common stock price per share has been trading significantly above the current net asset value per share of our common stock, but we may seek such authorization at future annual meetings or special meetings of stockholders.
In addition, we have received stockholder approval to issue warrants, options or rights to subscribe for, convert to, or purchase shares of our common stock at a price per share below the net asset value per share subject to the applicable requirements of the 1940 Act. There is no expiration date on our ability to issue such warrants, options, rights or convertible securities based on this stockholder approval.
Sales by us of our common stock at a discount from our net asset value pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering. See “Sales of Common Stock Below Net Asset Value.”
Available Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information we file with the SEC is available free of charge by contacting us at 1300 Post Oak Boulevard, 8th Floor, Houston, TX 77056, by telephone at (713) 350-6000 or on our website at http://www.mainstcapital.com. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Information contained on our website is not incorporated into this prospectus or any related prospectus supplement, and you should not consider information contained on our website to be part of this prospectus or any related prospectus supplement.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that an investor in this offering will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you,” “us” or “Main Street,” or that “we” will pay fees or expenses, stockholders will indirectly bear such fees or expenses as investors in us.
Stockholder Transaction Expenses:
Sales load (as a percentage of offering price)	—%(1)
Offering expenses (as a percentage of offering price)	—%(2)
Dividend reinvestment and direct stock purchase plan expenses	—%(3)
Total stockholder transaction expenses (as a percentage of offering price)	—%(4)
Annual Expenses of the Company (as a percentage of net assets attributable to common stock):
Operating expenses	2.71%(5)
Interest payments on borrowed funds	3.40%(6)
Income tax expense	0.42%(7)
Acquired fund fees and expenses	0.30%(8)
Total annual expenses	6.83%

(1)
In the event that our securities are sold to or through underwriters, a corresponding prospectus supplement will disclose the applicable sales load.

(2)
In the event that we conduct an offering of our securities, a corresponding prospectus supplement will disclose the estimated offering expenses.

(3)
The expenses of administering our dividend reinvestment and direct stock purchase plan are included in operating expenses.

(4)
Total stockholder transaction expenses may include sales load and will be disclosed in a future prospectus supplement, if any.

(5)
Operating expenses in this table represent the estimated expenses of MSCC and its consolidated subsidiaries.

(6)
Interest payments on borrowed funds represent our estimated annual interest payments on borrowed funds based on current debt levels as adjusted for projected increases (but not decreases) in debt levels over the next twelve months.

(7)
Income tax expense relates to the accrual of (a) deferred tax provision (benefit) primarily related to loss carryforwards, timing differences in net unrealized appreciation or depreciation and other temporary book-tax differences from our portfolio investments held in Taxable Subsidiaries and (b) excise, state and other taxes. Deferred taxes are non-cash in nature and may vary significantly from period to period. We are required to include deferred taxes in calculating our annual expenses even though deferred taxes are not currently payable or receivable. Due to the variable nature of deferred tax expense, which can be a large portion of the income tax expense, and the difficulty in providing an estimate for future periods, this income tax expense estimate is based upon the actual amount of income tax expense for the year ended December 31, 2018.

(8)
Acquired fund fees and expenses represent the estimated indirect expense incurred due to investments in other investment companies and private funds.

Example
The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we would have no additional leverage and that our annual operating expenses would remain at the levels set forth in the table above. In the event that shares to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will restate this example to reflect the applicable sales load.
	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return	$68	$199	$326	$624
The example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses may be greater or less than those shown. While the example assumes, as required by the SEC, a 5.0% annual return, our performance will vary and may result in a return greater or less than 5.0%. In addition, while the example assumes reinvestment of all dividends at net asset value, participants in our dividend reinvestment plan will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend payable to a participant by (i) the market price per share of our common stock at the close of trading on a valuation date determined by our Board of Directors for each dividend in the event that we use newly issued shares to satisfy the share requirements of the dividend reinvestment plan or (ii) the average purchase price of all shares of common stock purchased by the plan administrator in the event that shares are purchased in the open market to satisfy the share requirements of the dividend reinvestment plan, which may be at, above or below net asset value. See “Dividend Reinvestment and Direct Stock Purchase Plan” for additional information regarding our dividend reinvestment plan.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause our net asset value and the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Statement Concerning Forward-Looking Statements.”

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements, including statements regarding our future financial condition, business strategy, and plans and objectives of management for future operations. All statements other than statements of historical facts, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus may include statements as to:
•
our future operating results and dividend projections;

•
our business prospects and the prospects of our portfolio companies;

•
the impact of the investments that we expect to make;

•
the ability of our portfolio companies to achieve their objectives;

•
our expected financings and investments;

•
the adequacy of our cash resources and working capital; and

•
the timing of cash flows, if any, from the operations of our portfolio companies.

In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions, although not all forward-looking statements include these words or expressions. The forward-looking statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC, and elsewhere contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus. Other factors that could cause actual results to differ materially include:
•
changes in the economy;

•
risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; and

•
future changes in laws or regulations and conditions in our operating areas.

Discussions containing these forward-looking statements may be found in the sections titled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties in the sections titled “Risk Factors” in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC. In addition, statements that we “believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the applicable date of this prospectus, free writing prospectus and documents incorporated by reference into this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements.

USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from any offering pursuant to this prospectus to make investments in accordance with our investment objective and strategies, to pay our operating expenses and other cash obligations, and for general corporate purposes. Our ability to achieve our investment objective may be limited to the extent that the net proceeds from an offering, pending full investment, are held in interest-bearing deposits or other short-term instruments. See “Risk Factors — Risks Relating to Our Securities — We may be unable to invest a significant portion of the net proceeds from an offering or from exiting an investment or other capital on acceptable terms, which could harm our financial condition and operating results” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC.

PRICE RANGE OF COMMON STOCK
Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “MAIN.”
The following table sets forth, for the periods indicated, the range of high and low closing prices of our common stock as reported on the NYSE, and the sales price as a percentage of the net asset value per share of our common stock.
		Price Range		Premium of High Closing Price to NAV(2)	Premium of Low Closing Price to NAV(2)
	NAV(1)	High	Low
Year ending December 31, 2019
Second Quarter (through April 29, 2019)	*	$39.27	$37.49	*	*
First Quarter	*	$39.21	$33.99	*	*
Year ending December 31, 2018
Fourth Quarter	$24.09	$39.06	$32.58	62%	35%
Third Quarter	24.69	40.68	38.05	65%	54%
Second Quarter	23.96	38.86	36.76	62%	53%
First Quarter	23.67	39.90	35.41	69%	50%
Year ending December 31, 2017
Fourth Quarter	$23.53	$41.55	$39.71	77%	69%
Third Quarter	23.02	40.40	38.13	75%	66%
Second Quarter	22.62	40.39	37.80	79%	67%
First Quarter	22.44	38.27	35.39	71%	58%

(1)
Net asset value per share, or NAV, is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low closing prices. The net asset values shown are based on outstanding shares at the end of each period. Net asset value has not yet been determined for the first or second quarter of 2019.

(2)
Calculated as the respective high or low share price divided by NAV for such quarter.

On April 29, 2019, the last sale price of our common stock on the NYSE was $39.27 per share, and there were approximately 365 holders of record of the common stock which did not include stockholders for whom shares are held in “nominee” or “street name.” The net asset value per share of our common stock on December 31, 2018 (the last date prior to the date of this prospectus on which we determined our net asset value per share) was $24.09, and the premium of the April 29, 2019 closing price of our common stock was 63% to this net asset value per share.
Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from net asset value per share or at premiums that are unsustainable over the long term are separate and distinct from the risk that our net asset value per share will decrease. It is not possible to predict whether our common stock will trade at, above, or below net asset value per share. Since our IPO in October 2007, our shares of common stock have traded at prices both less than and exceeding our net asset value per share.

SENIOR SECURITIES
Information about our senior securities is shown in the following table as of December 31 for the years indicated in the table, unless otherwise noted. Grant Thornton LLP’s report on the senior securities table as of December 31, 2018, is an exhibit to the registration statement of which this prospectus is a part.
Class and Year	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
	(dollars in thousands)
SBIC Debentures
2009	$65,000	2,995	—	N/A
2010	180,000	2,030	—	N/A
2011	220,000	2,202	—	N/A
2012	225,000	2,763	—	N/A
2013	200,200	2,476	—	N/A
2014	225,000	2,323	—	N/A
2015	225,000	2,368	—	N/A
2016	240,000	2,415	—	N/A
2017	295,800	2,687	—	N/A
2018	345,800	2,455	—	N/A
Credit Facility
2010	$39,000	2,030	—	N/A
2011	107,000	2,202	—	N/A
2012	132,000	2,763	—	N/A
2013	237,000	2,476	—	N/A
2014	218,000	2,323	—	N/A
2015	291,000	2,368	—	N/A
2016	343,000	2,415	—	N/A
2017	64,000	2,687	—	N/A
2018	301,000	2,455	—	N/A
6.125% Notes
2013	$90,882	2,476	—	$24.35
2014	90,823	2,323	—	24.78
2015	90,738	2,368	—	25.40
2016	90,655	2,415	—	25.76
2017	90,655	2,687	—	25.93
4.50% Notes Due 2019
2014	$175,000	2,323	—	N/A
2015	175,000	2,368	—	N/A
2016	175,000	2,415	—	N/A
2017	175,000	2,687	—	N/A
2018	175,000	2,455	—	N/A
4.50% Notes Due 2022
2017	$185,000	2,687	—	N/A
2018	185,000	2,455	—	N/A

(1)
Total amount of each class of senior securities outstanding at the end of the period presented.

(2)
Asset coverage per unit is the ratio of the carrying value of our total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness.

(3)
The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it. The “— ” indicates information that the Securities and Exchange Commission expressly does not require to be disclosed for certain types of senior securities.

(4)
Average market value per unit for our 6.125% Notes represents the average of the daily closing prices as reported on the NYSE during the period presented. Average market value per unit for our SBIC Debentures, Credit Facility, 4.50% Notes due 2019 and 4.50% Notes due 2022 are not applicable because these are not registered for public trading.

PORTFOLIO COMPANIES
The following table sets forth certain unaudited information as of December 31, 2018 (dollars in thousands), for the portfolio companies in which we had a debt or equity investment. Other than these investments, our only formal relationships with our portfolio companies are the managerial assistance ancillary to our investments and the board observer or participation rights we may receive. As of December 31, 2018, none of our portfolio company investments constituted five percent or more of our total assets. The following table excludes our investments in marketable securities and idle funds investments.
Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
Control Investments(5)
Access Media Holdings, LLC(10) 900 Commerce Drive, Suite 200 Oak Brook, IL 60523	July 22, 2015	Private Cable Operator
			10% PIK Secured Debt (Maturity— July 22, 2020)(14)(19)	—	$23,828	$23,828	$8,558
			Preferred Member Units (9,481,500 units)(27)(30)	45.0%		9,375	(284)
			Member Units (45 units)	45.0%		1	—
						33,204	8,274
ASC Interests, LLC 16500 Westheimer Parkway Houston, TX 77082	August 1, 2013	Recreational and Educational Shooting Facility
			11% Secured Debt (Maturity—July 31, 2020)	—	1,650	1,622	1,622
			Member Units (1,500 units)	48.4%		1,500	1,370
						3,122	2,992
ATS Workholding, LLC(10) 30222 Esperanza Rancho Santa Margarita, CA 92688	March 10, 2014	Manufacturer of Machine Cutting Tools and Accessories
			5% Secured Debt (Maturity—November 16, 2021)	—	4,877	4,507	4,390
			Preferred Member Units (3,725,862 units)(30)	41.9%		3,726	3,726
						8,233	8,116
Bond-Coat, Inc. 11901 West CR 125 Odessa, TX 79765	December 28, 2012	Casing and Tubing Coating Services
			12% Secured Debt (Maturity—December 28, 2020)	—	11,596	11,367	11,596
			Common Stock (57,508 shares)	41.6%		6,350	9,370
						17,717	20,966
Brewer Crane Holdings, LLC 12570 Highway 67 Lakeside, CA 92040	January 9, 2018	Provider of Crane Rental and Operating Services
			LIBOR Plus 10.00% (Floor 1.00%), Current Coupon 12.35%, Secured Debt (Maturity—January 9, 2023)(9)	—	9,548	9,467	9,467
			Preferred Member Units (2,950 units)(8)(30)	80.0%		4,280	4,280
						13,747	13,747
Café Brazil, LLC 202 West Main Street, Ste. 100 Allen, TX 75013	April 20, 2004	Casual Restaurant Group
			Member Units (1,233 units)(8)	69.0%		1,742	4,780
California Splendor Holdings LLC 7684 Saint Andrews Ave Suite A San Diego, CA 92154	March 30, 2018	Processor of Frozen Fruits
			LIBOR Plus 8.00% (Floor 1.00%), Current Coupon 10.50%, Secured Debt (Maturity—March 30, 2023)(9)	—	11,091	10,928	10,928
			LIBOR Plus 10.00% (Floor 1.00%), Current Coupon 12.50%, Secured Debt (Maturity—March 30, 2023)(9)	—	28,000	27,755	27,755
			Preferred Member Units (6,157 units)(8)(30)	63.4%		10,775	9,745
						49,458	48,428

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
CBT Nuggets, LLC 1550 Valley River Drive Eugene, OR 97401	June 1, 2006	Produces and Sells IT Training Certification Videos
			Member Units (416 units)(8)	40.8%		1,300	61,610
Chamberlin Holding LLC 7510 Langtry St Houston, TX 77040	February 26, 2018	Roofing and Waterproofing Specialty Contractor
			LIBOR Plus 10.00% (Floor 1.00%), Current Coupon 12.75%, Secured Debt (Maturity—February 26, 2023)(9)	—	20,203	20,028	20,028
			Member Units (4,347 units)(8)	43.5%		11,440	18,940
			Member Units (Chamberlin Langfield Real Estate, LLC) (732,160 units)	45.8%		732	732
					32,200	39,700
Charps, LLC 453 Tower St NW Clearbrook, MN 56634	February 3, 2017	Pipeline Maintenance and Construction
			12% Secured Debt (Maturity—February 3, 2022)	—	11,900	11,805	11,888
			Preferred Member Units (1,600 units)(8)(30)	80.0%		400	2,270
						12,205	14,158
Clad-Rex Steel, LLC 11500 W. King Street Franklin Park, IL 60131	December 20, 2016	Specialty Manufacturer of Vinyl-Clad Metal
			LIBOR Plus 9.00% (Floor 1.00%), Current Coupon 11.35%, Secured Debt (Maturity—December 20, 2021)(9)	—	12,080	12,001	12,080
			Member Units (717 units)(8)	66.0%		7,280	10,610
			10% Secured Debt (Clad-Rex Steel RE Investor, LLC) (Maturity—December 20, 2036)	—	1,161	1,150	1,161
			Member Units (Clad-Rex Steel RE Investor, LLC) (800 units)	80.0%		210	350
						20,641	24,201
CMS Minerals Investments 3040 Stout Street Denver, CO 80205	January 30, 2015	Oil & Gas Exploration & Production
			Member Units (CMS Minerals II, LLC) (100 units)(8)	100.0%		2,707	2,580
Copper Trail Fund Investments(12)(13) 621 17th Street Denver, CO 80293	July 17, 2017	Investment Partnership
			LP Interests (CTMH, LP) (Fully diluted 38.8%)	38.8%		872	872
			LP Interests (Copper Trail Energy Fund I, LP) (Fully diluted 30.1%)(8)	30.1%		3,495	4,170
						4,367	5,042
Datacom, LLC 100 Enterprise Boulevard Lafayette, LA 70506	May 30, 2014	Technology and Telecommunications Provider
			8% Secured Debt (Maturity—May 30, 2019)(14)	—	1,800	1,800	1,690
			10.50% PIK Secured Debt (Maturity—May 30, 2019)(14)(19)	—	12,511	12,479	9,786
			Class A Preferred Member Units(30)	37.6%		1,294	—
			Class B Preferred Member Units (6,453 units)(30)	37.6%		6,030	—
						21,603	11,476

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
Digital Products Holdings LLC 900 N. 23rd Street Saint Louis, MO 63106	April 1, 2018	Designer and Distributor of Consumer Electronics
			LIBOR Plus 10.00% (Floor 1.00%), Current Coupon 12.38%, Secured Debt (Maturity—April 1, 2023)(9)	—	25,740	25,511	25,511
			Preferred Member Units (3,451 shares)(8)(30)	80.0%		8,466	8,466
						33,977	33,977
Direct Marketing Solutions, Inc. 8534 NE Alderwood Road Portland, OR 97220	February 13, 2018	Provider of Omni-Channel Direct Marketing Services
			LIBOR Plus 11.00% (Floor 1.00%), Current Coupon 13.38%, Secured Debt (Maturity—February 13, 2023)(9)	—	18,017	17,848	17,848
			Preferred Stock (8,400 shares)(30)	80.0%		8,400	14,900
						26,248	32,748
Gamber-Johnson Holdings, LLC 3001 Borham Ave. Stevens Point, WI 54481	June 24, 2016	Manufacturer of Ruggedized Computer Mounting Systems
			LIBOR Plus 7.50% (Floor 2.00%), Current Coupon 9.85%, Secured Debt (Maturity—June 24, 2021)(9)	—	21,486	21,356	21,486
			Member Units (8,619 units)(8)	71.9%		14,844	45,460
						36,200	66,946
Garreco, LLC 430 Hiram Rd. Heber Springs, AR 72543	July 15, 2013	Manufacturer and Supplier of Dental Products
			LIBOR Plus 8.00% (Floor 1.00%, Ceiling 1.50%), Current Coupon 9.50%, Secured Debt (Maturity— March 31, 2020)(9)	—	5,121	5,099	5,099
			Member Units (1,200 units)	32.0%		1,200	2,590
						6,299	7,689
GRT Rubber Technologies LLC 201 Dana Dr. Paragould, AR 72450	December 19, 2014	Manufacturer of Engineered Rubber Products
			LIBOR Plus 7.00%, Current Coupon 9.35%, Secured Debt (Maturity— December 31, 2023)(9)	—	9,740	9,716	9,740
			Member Units (5,879 units)(8)	60.6%		13,065	39,060
						22,781	48,800
Guerdon Modular Holdings, Inc. 5556 S Federal Way Boise, ID 83716	August 13, 2014	Multi-Family and Commercial Modular Construction Company
			13% Secured Debt (Maturity—March 1, 2019)	—	12,588	12,572	12,002
			Preferred Stock (404,998 shares)(30)	24.2%		1,140	—
			Common Stock (212,033 shares)	1.7%		2,983	—
			Warrants (6,208,877 equivalent shares; Expiration—April 25, 2028; Strike price—$0.01 per unit)(30)	62.7%		—	—
						16,695	12,002
Gulf Manufacturing, LLC 1221 Indiana St. Humble, TX 77396	August 31, 2007	Manufacturer of Specialty Fabricated Industrial Piping Products
			Member Units (438 units)(8)	37.0%		2,980	11,690

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
Gulf Publishing Holdings, LLC 2 Greenway Plaza, Suite 1020 Houston, TX 77046	April 29, 2016	Energy Industry Focused Media and Publishing
			12.5% Secured Debt (Maturity—April 29, 2021)	—	12,666	12,594	12,594
			Member Units (3,681 units)	31.5%		3,681	4,120
						16,275	16,714
Harborside Holdings, LLC 1300 Post Oak Boulevard, 8th Floor Houston, TX 77056	March 20, 2017	Real Estate Holding Company
			Member units (100 units)	100.0%		6,306	9,500
Harris Preston Fund Investments(12)(13) 2901 Via Fortuna Austin, TX 78746	October 1, 2017	Investment Partnership
			LP Interests (2717 MH, L.P.) (Fully diluted 49.3%)	49.3%		1,040	1,133
Harrison Hydra-Gen, Ltd. 14233 West Road Houston, TX 77041	June 4, 2010	Manufacturer of Hydraulic Generators
			Common Stock (107,456 shares)(8)	33.6%		718	8,070
HW Temps LLC 1308 Belmont St Brockton, MA 02301	July 2, 2015	Temporary Staffing Solutions
			LIBOR Plus 13.00% (Floor 1.00%), Current Coupon 15.35%, Secured Debt (Maturity July 2, 2020)(9)	—	9,976	9,938	9,938
			Preferred Member Units (3,200 units)(8)(30)	80.0%		3,942	3,942
						13,880	13,880
IDX Broker, LLC 100 E Broadway Eugene, OR 97401	November 15, 2013	Provider of Marketing and CRM Tools for the Real Estate Industry
			11.5% Secured Debt (Maturity—November 15, 2020)	—	14,350	14,262	14,350
			Preferred Member Units (5,607 units)(8)(30)	97.4%		5,952	13,520
						20,214	27,870
Jensen Jewelers of Idaho, LLC 130 Second Avenue North Twin Falls, ID 83301	November 14, 2006	Retail Jewelry Store
			Prime Plus 6.75% (Floor 2.00%), Current Coupon 12.00%, Secured Debt (Maturity—November 14, 2019)(9)	—	3,355	3,337	3,355
			Member Units (627 units)(8)	61.4%		811	5,090
						4,148	8,445
KBK Industries, LLC East Hwy 96 Rush Center, KS 67575	January 23, 2006	Manufacturer of Specialty Oilfield and Industrial Products
			Member Units (325 units)(8)	25.5%		783	8,610

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
Kickhaefer Manufacturing Company, LLC 1221 S. Park Street Port Washington, WI 53074	October 31, 2018	Precision Metal Parts Manufacturing
			11.5% Secured Debt (Maturity—October 31, 2020)	—	1,064	1,045	1,045
			11.5% Secured Debt (Maturity—October 31, 2023)	—	28,000	27,730	27,730
			Member Units (581 units)	65.5%		12,240	12,240
			9.0% Secured Debt (Maturity—October 31, 2048)	—	4,006	3,970	3,970
			Member Units (KMC RE Investor, LLC) (800 units)	80.0%		992	992
					45,977	45,977
Lamb Ventures, LLC 2113 Wells Branch Pkwy, Suite 4000 Austin, TX 78728	May 30, 2008	Aftermarket Automotive Services Chain
			11% Secured Debt (Maturity—July 1, 2022)	—	8,339	8,306	8,339
			Preferred Stock (non-voting)(30)	100.0%		400	400
			Member Units (742 units)	68.4%		5,273	7,440
			9.5% Secured Debt (Lamb’s Real Estate Investment I, LLC) (Maturity—March 31, 2027)	—	432	428	432
			Member Units (Lamb’s Real Estate Investment I, LLC) (1,000 units)(8)	100.0%		625	630
					15,032	17,241
Market Force Information, LLC 371 Centennial Parkway, Suite 210 Louisville, CO 80027	July 28, 2017	Provider of Customer Experience Management Services
			LIBOR Plus 7.00% (Floor 1.00%), Current Coupon 9.74%, Secured Debt (Maturity—July 28, 2022)(9)	—	200	200	200
			LIBOR Plus 11.00% (Floor 1.00%), Current Coupon 13.74%, Secured Debt (Maturity—July 28, 2022)(9)	—	22,800	22,624	22,624
			Member Units (657,113 units)	65.7%		14,700	13,100
						37,524	35,924
MH Corbin Holding, LLC 8355 Rausch Dr. Plain City, OH 43064	August 31, 2015	Manufacturer and Distributor of Traffic Safety Products
			10% Current / 3% PIK Secured Debt (Maturity—August 31, 2020)(14)(19)	—	12,263	12,121	11,733
			Preferred Member Units (4,000 shares)(30)	80.0%		6,000	1,000
						18,121	12,733
Mid-Columbia Lumber Products, LLC 710 “C” Street Culver, OR 97734	December 18, 2006	Manufacturer of Finger- Jointed Lumber Products
			10% Secured Debt (Maturity—January 15, 2020)	—	1,750	1,746	1,746
			12% Secured Debt (Maturity—January 15, 2020)	—	3,900	3,880	3,880
			Member Units (7,874 units)	59.5%		3,001	3,860
			9.5% Secured Debt (Mid-Columbia Real Estate, LLC) (Maturity—May 13, 2025)	—	746	746	746
			Member Units (Mid-Columbia Real Estate, LLC) (500 units)(8)	100.0%		790	1,470
						10,163	11,702

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
MSC Adviser I, LLC(16) 1300 Post Oak Boulevard, 8th Floor Houston, TX 77056	November 22, 2013	Third Party Investment Advisory Services
			Member Units (Fully diluted 100.0%)(8)	100.0%		—	65,748
Mystic Logistics Holdings, LLC 2187 New London Tpke South Glastonbury, CT 06073	August 18, 2014	Logistics and Distribution Services Provider for Large Volume Mailers
			12% Secured Debt (Maturity—August 15, 2019)	—	7,536	7,506	7,506
			Common Stock (5,873 shares)	63.5%		2,720	210
						10,226	7,716
NAPCO Precast, LLC 6949 Low Bid Lane San Antonio, TX 78250	January 31, 2008	Precast Concrete Manufacturing
			LIBOR Plus 8.50%, Current Coupon 11.24%, Secured Debt (Maturity— May 31, 2019)	—	11,475	11,464	11,475
			Member Units (2,955 units)(8)	44.5%		2,975	13,990
						14,439	25,465
NexRev LLC 601 Development Drive Plano, TX 75074	February 28, 2018	Provider of Energy Efficiency Products & Services
			11% Secured Debt (Maturity—February 28, 2023)	—	17,440	17,288	17,288
			Preferred Member Units (86,400,000 units)(8)(30)	80.0%		6,880	7,890
						24,168	25,178
NRI Clinical Research, LLC 2010 Wilshire Blvd Los Angeles, CA 90057	September 8, 2011	Clinical Research Service Provider
			14% Secured Debt (Maturity—June 8, 2022)	—	6,685	6,545	6,685
			Warrants (251,723 equivalent units; Expiration—June 8, 2027; Strike price—$0.01 per unit)	12.0%		252	660
			Member Units (1,454,167 units)	23.9%		765	2,478
						7,562	9,823
NRP Jones, LLC 210 Philadelphia St LaPorte, IN 46350	December 22, 2011	Manufacturer of Hoses, Fittings and Assemblies
			12% Secured Debt (Maturity—March 20, 2023)	—	6,376	6,376	6,376
			Member Units (65,962 units)	46.4%		3,717	5,960
						10,093	12,336
NuStep, LLC 5111 Venture Drive Ann Arbor, MI 48108	January 31, 2017	Designer, Manufacturer and Distributor of Fitness Equipment
			12% Secured Debt (Maturity—January 31, 2022)	—	20,600	20,458	20,458
			Preferred Member Units (406 units)(30)	66.9%		10,200	10,200
						30,658	30,658
OMi Holdings, Inc. 1515 E I-30 Service Road Royse City, TX 75189	April 1, 2008	Manufacturer of Overhead Cranes
			Common Stock (1,500 shares)(8)	48.0%		1,080	16,020

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
Pegasus Research Group, LLC 4636 E. University Drive Phoenix, AZ 85034	January 6, 2011	Provider of Telemarketing and Data Services
			Member Units (460 units)	43.7%		1,290	7,680
PPL RVs, Inc. 10777 Southwest Freeway Houston, TX 77074	June 10, 2010	Recreational Vehicle Dealer
			LIBOR Plus 7.00% (Floor 0.50%), Current Coupon 9.40%, Secured Debt (Maturity—November 15, 2021)(9)	—	15,100	15,006	15,100
			Common Stock (1,962 shares)(8)	52.2%		2,150	10,380
						17,156	25,480
Principle Environmental, LLC (d/b/a TruHorizon Environmental Solutions) 201 W. Ranch Court Weatherford, TX 76088	February 1, 2011	Noise Abatement Service Provider
			13% Secured Debt (Maturity—April 30, 2020)	—	7,477	7,398	7,477
			Preferred Member Units (19,631 units)(8)(30)	87.7%		4,600	13,090
			Warrants (1,018 equivalent units; Expiration—January 31, 2021; Strike price—$0.01 per unit)	5.0%		1,200	780
						13,198	21,347
Quality Lease Service, LLC 23403B NW Zac Lentz Pkwy Victoria, TX 77905	June 8, 2015	Provider of Rigsite Accommodation Unit Rentals and Related Services
			Zero Coupon Secured Debt (Maturity—June 8, 2021)	—	7,341	7,341	6,450
			Member Units (1,000 units)	100.0%		4,043	3,809
						11,384	10,259
River Aggregates, LLC PO Box 8609 The Woodlands, TX 77387	March 30, 2011	Processor of Construction Aggregates
			Zero Coupon Secured Debt (Maturity—June 30, 2018)(17)	—	750	750	722
			Member Units (1,150 units)	38.3%		1,150	4,610
			Member Units (RA Properties, LLC) (1,500 units)	50.0%		369	2,930
						2,269	8,262
Tedder Industries, LLC 4411 W. Riverbend Ave. Post Falls, ID 83854	August 31, 2018	Manufacturer of Firearm Holsters and Accessories
			12% Secured Debt (Maturity—August 31, 2020)	—	480	480	480
			12% Secured Debt (Maturity—August 31, 2023)	—	16,400	16,246	16,246
			Preferred Member Units (440 units)(30)	78.7%		7,476	7,476
						24,202	24,202
The MPI Group, LLC 319 North Hills Road Corbin, KY 40701	October 2, 2007	Manufacturer of Custom Hollow Metal Doors, Frames and Accessories
			9% Secured Debt (Maturity—October 2, 2019)	—	2,924	2,924	2,582
			Series A Preferred Units (2,500 units)(30)	100.0%		2,500	440
			Warrants (1,424 equivalent units; Expiration—July 1, 2024; Strike price—$0.01 per unit)	59.4%		1,096	—
			Member Units (MPI Real Estate Holdings, LLC) (100 units)(8)	100.0%		2,300	2,479
						8,820	5,501

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
Vision Interests, Inc. 6630 Arroyo Springs St., Ste. 600 Las Vegas, NV 89113	June 5, 2007	Manufacturer / Installer of Commercial Signage
			13% Secured Debt (Maturity—December 23, 2018)(17)	—	2,153	2,153	2,153
			Series A Preferred Stock (3,000,000 shares)(30)	100.0%		3,000	3,740
			Common Stock (1,126,242 shares)	16.7%		3,706	280
						8,859	6,173
Ziegler’s NYPD, LLC 13901 North 73rd St., #219 Scottsdale, AZ 85260	October 1, 2008	Casual Restaurant Group
			6.5% Secured Debt (Maturity—October 1, 2019)	—	1,000	998	1,000
			12% Secured Debt (Maturity—October 1, 2019)	—	425	425	425
			14% Secured Debt (Maturity—October 1, 2019)	—	2,750	2,750	2,750
			Warrants (587 equivalent units; Expiration—October 1, 2019; Strike price—$0.01 per unit)	4.0%		600	—
			Preferred Member Units (10,072 units)(30)	100.0%		2,834	1,249
						7,607	5,424
Subtotal Control Investments (68.1% of net assets at fair value)						$750,618	$1,004,993

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
Affiliate Investments(6)
AFG Capital Group, LLC 900 McDuff Avenue Grandview, TX 76050	November 7, 2014	Provider of Rent-to-Own Financing Solutions and Services
			Warrants (42 equivalent units; Expiration—November 7, 2024; Strike price—$0.01 per unit)	4.0%		$259	$950
			Preferred Member Units (186 units)(8)(30)	80.0%		1,200	3,980
						1,459	4,930
Barfly Ventures, LLC(10) 1 Ionia Avenue SW, Suite 200 Grand Rapids, MI 49503	August 31, 2015	Casual Restaurant Group
			12% Secured Debt (Maturity—August 31, 2020)	—	10,185	10,039	10,018
			Options (3 equivalent units)	4.2%		607	940
			Warrant (1 equivalent unit; Expiration— August 31, 2025; Strike price—$1.00 per unit)	1.7%		473	410
						11,119	11,368
BBB Tank Services, LLC 162 Independence Parkway North Baytown, TX 77520	April 8, 2016	Maintenance, Repair and Construction Services to the Above-Ground Storage Tank Market
			LIBOR Plus 11.00% (Floor 1.00%), Current Coupon 13.35%, (Maturity— April 8, 2021)(9)	—	4,000	3,833	3,833
			Preferred Stock (non-voting)(30)	11.3%		113	113
			Member Units (800,000 units)	10.0%		800	230
						4,746	4,176
Boccella Precast Products LLC 324 New Brooklyn Rd Berlin, NJ 08009	June 30, 2017	Manufacturer of Precast Hollow Core Concrete
			LIBOR Plus 10.00% (Floor 1.00%), Current Coupon 12.40%, Secured Debt (Maturity—June 30, 2022)(9)	—	15,724	15,512	15,724
			Member Units (2,160,000 units)(8)(30)	19.2%		2,160	5,080
						17,672	20,804
Boss Industries, LLC 1761 Genesis Drive LaPorte, IN 46350	July 1, 2014	Manufacturer and Distributor of Air, Power and Other Industrial Equipment
			Preferred Member Units (2,242 units)(8)(30)	29.5%		2,246	6,176
Bridge Capital Solutions Corporation 300 Motor Parkway, Suite 215 Hauppauge, NY 11788	April 18, 2012	Financial Services and Cash Flow Solutions Provider
			13% Secured Debt (Maturity—July 25, 2021)	—	7,500	6,221	6,221
			Warrants (82 equivalent shares; Expiration—July 25, 2026; Strike price—$0.01 per share)	29.0%		2,132	4,020
			13% Secured Debt (Mercury Service Group, LLC) (Maturity—July 25, 2021)	—	1,000	994	1,000
			Preferred Member Units (Mercury Service Group, LLC) (17,742 units)(8)(30)	62.0%		1,000	1,000
						10,347	12,241

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
Buca C, LLC 4700 Millenua Blvd., #400 Orlando, FL 32839	June 30, 2015	Casual Restaurant Group
			LIBOR Plus 9.25% (Floor 1.00%), Current Coupon 11.63%, Secured Debt (Maturity—June 30, 2020)(9)	—	19,104	19,038	19,038
			Preferred Member Units (6 units; 6% cumulative)(8)(19)(30)	60.0%		4,431	4,431
						23,469	23,469
CAI Software LLC 36 Thurber Boulevard Smithfield, RI 02917	October 10, 2014	Provider of Specialized Enterprise Resource Planning Software
			12% Secured Debt (Maturity—December 7, 2023)	—	10,880	10,763	10,880
			Member Units (66,968 units)(8)	10.7%		751	2,717
						11,514	13,597
Chandler Signs Holdings, LLC(10) 14201 Sovereign Rd Fort Worth, TX 76155	January 4, 2016	Sign Manufacturer
			12% Current / 1% PIK Secured Deb (Maturity—July 4, 2021)(19)	—	4,546	4,522	4,546
			Class A Units (1,500,000 units)(8)(30)	8.9%		1,500	2,120
						6,022	6,666
Charlotte Russe, Inc.(11) 575 Florida Street San Francisco, CA 94010	May 28, 2013	Fast-Fashion Retailer to Young Women
			8.50% Secured Debt (Maturity—February 2, 2023)	—	7,932	7,932	3,930
			Common Stock (19,041 shares)	8.0%		3,141	—
						11,073	3,930
Condit Exhibits, LLC 5151 Bannock St Denver, CO 80435	July 1, 2008	Tradeshow Exhibits / Custom Displays Provider
			Member Units (3,936 units)(8)	15.0%		100	1,950
Congruent Credit Opportunities Funds(12)(13) 3131 McKinney Ave., Suite 850 Dallas, TX 75204	January 24, 2012	Investment Partnership
			LP Interests (Congruent Credit Opportunities Fund II, LP) (Fully diluted 19.8%)	19.8%		5,210	855
			LP Interests (Congruent Credit Opportunities Fund III, LP) (Fully diluted 17.4%)(8)	17.4%		16,959	17,468
						22,169	18,323
Dos Rios Partners(12)(13) 205 Wild Basin Road S. Building 3, Suite 100 Austin, TX 78746	April 25, 2013	Investment Partnership
			LP Interests (Dos Rios Partners, LP) (Fully diluted 20.2%)	20.2%		5,846	7,153
			LP Interests (Dos Rios Partners—A, LP) (Fully diluted 6.4%)	6.4%		1,856	2,271
						7,702	9,424
East Teak Fine Hardwoods, Inc. 1106 Drake Road Donalds, SC 29638	April 13, 2006	Distributor of Hardwood Products
			Common Stock (6,250 shares)(8)	5.0%		480	560
EIG Fund Investments(12)(13) Three Allen Center 333 Clay Street Suite 3500 Houston, TX 77002	November 6, 2015	Investment Partnership
			LP Interests (EIG Global Private Debt Fund-A, L.P.) (Fully diluted 11.1%)(8)	11.1%		553	505

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
Freeport Financial Funds(12)(13) 200 South Wacker Dr, Suite 750 Chicago, IL 60606	June 13, 2013	Investment Partnership
			LP Interests (Freeport Financial SBIC Fund LP) (Fully diluted 9.3%)(8)	9.3%		5,974	5,399
			LP Interests (Freeport First Lien Loan Fund III LP) (Fully diluted 6.0%)(8)	6.0%		11,155	10,980
						17,129	16,379
Harris Preston Fund Investments(12)(13) 2901 Via Fortuna Austin, TX 78746	August 9, 2017	Investment Partnership
			LP Interests (HPEP 3, L.P.) (Fully diluted 8.2%)	8.2%		1,733	1,733
Hawk Ridge Systems, LLC(13) 575 Clyde Ave Mountain View, CA 94043	December 2, 2016	Value-Added Reseller of Engineering Design and Manufacturing Solutions
			10.5% Secured Debt (Maturity—December 2, 2021)	—	14,300	14,201	14,300
			Preferred Member Units (226 units)(8)(30)	80.0%		2,850	7,260
			Preferred Member Units (HRS Services, ULC) (226 units)(30)	80.0%		150	380
						17,201	21,940
Houston Plating and Coatings, LLC 1315 Georgia St South Houston, TX 77587	January 8, 2003	Provider of Plating and Industrial Coating Services
			8% Unsecured Convertible Debt (Maturity—May 1, 2022)	—	3,000	3,000	3,720
			Member Units (318,462 units)(8)	14.4%		2,236	8,330
						5,236	12,050
I-45 SLF LLC(12)(13) 5400 Lyndon B Johnson Freeway Suite 1300 Dallas, TX 75240	October 20, 2015	Investment Partnership
			Member Units (Fully diluted 20.0%; 24.4% profits interest)(8)	20.0%		16,200	15,627
L.F. Manufacturing Holdings, LLC(10) P.O. Box 578 Giddings, TX 78942	December 23, 2013	Manufacturer of Fiberglass Products
			Member Units (2,179,001 units)	14.1%		2,019	2,060
Meisler Operating LLC 1103 E. Franklin Street Evansville, IN 47711	June 7, 2017	Provider of Short-term Trailer and Container Rental
			LIBOR Plus 8.50% (Floor 1.00%), Current Coupon 10.90%, Secured Debt (Maturity—June 7, 2022)(9)	—	20,480	20,312	20,312
			Member Units (Milton Meisler Holdings LLC) (48,555 units)	19.5%		4,855	5,780
						25,167	26,092
OnAsset Intelligence, Inc. 8407 Sterling St Irving, TX 75063	April 18, 2011	Provider of Transportation Monitoring / Tracking Products and Services
			12% PIK Secured Debt (Maturity—June 30, 2021)(19)	—	5,743	5,743	5,743
			10% PIK Unsecured Debt (Maturity— June 30, 2021)(19)	—	53	53	53
			Preferred Stock (912 shares)(30)	50.0%		1,981	—
			Warrants (5,333 equivalent shares; Expiration—April 18, 2021; Strike price—$0.01 per share)	14.7%		1,919	—
						9,696	5,796

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
PCI Holding Company, Inc. 12201 Magnolia Avenue Riverside, CA 92503	December 18, 2012	Manufacturer of Industrial Gas Generating Systems
			12% Current / 3% PIK Secured Debt (Maturity—March 31, 2019)(19)	—	11,919	11,908	11,908
			Preferred Stock (1,740,000 shares) (non-voting)(30)	58.0%		1,740	3,480
			Preferred Stock (1,500,000 shares)(30)	27.8%		3,927	340
						17,575	15,728
Rocaceia, LLC (Quality Lease and Rental Holdings, LLC) 23403B NW Zac Lentz Pkwy Victoria, TX 77905	January 8, 2013	Provider of Rigsite Accommodation Unit Rentals and Related Services
			12% Secured Debt (Maturity—January 8, 2018)(14)(15)	—	30,785	30,281	250
			Preferred Member Units (250 units)(30)	22.2%		2,500	—
						32,781	250
Salado Stone Holdings, LLC(10) 3500 FM 2843 Florence, TX 76527	June 27, 2016	Limestone and Sandstone Dimension Cut Stone Mining Quarries
			Class A Preferred Units (Salado Acquisition, LLC) (2,000,000 units)(8)(30)	17.7%		2,000	1,040
SI East, LLC 4500 South Blvd. Charlotte, NC 28209	August 31, 2018	Rigid Industrial Packaging Manufacturing
			10.25% Current, Secured Debt (Maturity—August 31, 2023)	—	35,250	34,885	34,885
			Preferred Member Units (157 units)(30)	75.0%		6,000	6,000
						40,885	40,885
Slick Innovations, LLC 301 E. Second Street, Suite 302 Jamestown, NY 14701	September 13, 2018	Text Message Marketing Platform
			14% Current, Secured Debt (Maturity— September 13, 2023)	—	7,200	6,959	6,959
			Member Units (70,000 units)	7.0%		700	700
			Warrants (18,084 equivalent units; Expiration—September 13, 2028; Strike price—$0.01 per unit)	1.8%		181	181
						7,840	7,840
UniTek Global Services, Inc.(11) 1777 Sentry Parkway West Gwynedd Hall, Suite 202 Blue Bell, PA 19422	April 15, 2011	Provider of Outsourced Infrastructure Services
			LIBOR Plus 5.50% (Floor 1.00%), Current Coupon 8.01%, Secured Debt (Maturity—August 20, 2024)(9)	—	2,993	2,969	2,969
			Preferred Stock (1,521,122 shares; 19% cumulative)(8)(19)(30)	7.6%		1,637	1,637
			Preferred Stock (2,281,682 shares; 19% cumulative)(8)(19)(30)	7.6%		3,038	3,038
			Preferred Stock (4,336,866 shares; 13.5% cumulative)(8)(19)(30)	6.2%		7,413	7,413
			Common Stock (945,507 shares)	6.6%		—	1,420
						15,057	16,477

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
Universal Wellhead Services Holdings, LLC(10) 5729 Leopard St. Bldg 9 Corpus Christi, TX 78408	October 30, 2014	Provider of Wellhead Equipment, Designs, and Personnel to the Oil & Gas Industry
			Preferred Member Units (UWS Investments, LLC) (716,949 units; 14% cumulative)(8)(19)(30)	13.6%		837	950
			Member Units (UWS Investments, LLC) (4,000,000 units)	10.1%		4,000	2,330
						4,837	3,280
Volusion, LLC 1835 Kramer Lane #100 Austin, TX 78758	January 26, 2015	Provider of Online Software-as-a-Service eCommerce Solutions
			11.5% Secured Debt (Maturity—January 26, 2020)	—	19,272	18,407	18,407
			8% Unsecured Convertible Debt (Maturity—November 16, 2023)	—	297	297	297
			Preferred Member Units (4,876,670 units)(30)	70.0%		14,000	14,000
			Warrants (1,831,355 equivalent units; Expiration—January 26, 2025; Strike price—$0.01 per unit)	2.7%		2,576	1,890
						35,280	34,594
Subtotal Affiliate Investments (24.4% of net assets at fair value)						$381,307	$359,890

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
Non-Control/Non-Affiliate Investments(7)
AAC Holdings, Inc.(11) 200 Powell Pl. Brentwood, TN 37027	June 30, 2017	Substance Abuse Treatment Service Provider
			LIBOR Plus 6.75% (Floor 1.00%), Current Coupon 9.28%, Secured Debt (Maturity—June 30, 2023)(9)	—	$14,500	$14,245	$14,246
Adams Publishing Group, LLC(10) 1600 West End Boulevard, Suite 100 St. Louis Park, MN 55416	November 19, 2015	Local Newspaper Operator
			Prime Plus 4.00% (Floor 1.00%), Current Coupon 9.50%, Secured Debt (Maturity—July 3, 2023)(9)	—	4,250	4,160	4,160
			LIBOR Plus 7.00% (Floor 1.00%), Current Coupon 9.93%, Secured Debt (Maturity—July 3, 2023)(9)	—	8,108	7,956	7,956
						12,116	12,116
ADS Tactical, Inc.(10) 621 Lynnhaven Parkway, Suite 400 Virginia Beach, VA 23452	March 7, 2017	Value-Added Logistics and Supply Chain Provider to the Defense Industry
			LIBOR Plus 6.25% (Floor 0.75%), Current Coupon 8.77%, Secured Debt (Maturity—July 26, 2023)(9)	—	16,416	16,263	15,306
Aethon United BR LP(10) 12377 Merit Dr. #1200 Dallas, TX 75251	September 8, 2017	Oil & Gas Exploration & Production
			LIBOR Plus 6.75% (Floor 1.00%), Current Coupon 9.14%, Secured Debt (Maturity—September 8, 2023)(9)	—	4,063	4,011	3,817
Allen Media, LLC(11) 900 Commerce Drive, Suite 200 Oak Brook, IL 60523	September 18, 2018	Operator of Cable Television Networks
			LIBOR Plus 6.50% (Floor 1.00%), Current Coupon 9.21%, Secured Debt (Maturity—August 30, 2023)(9)	—	17,143	16,670	16,800
Allflex Holdings III Inc.(11) 2805 East 14th Street Dallas, TX 75261	July 18, 2013	Manufacturer of Livestock Identification Products
			LIBOR Plus 7.00% (Floor 1.00%), Current Coupon 9.48%, Secured Debt (Maturity—July 19, 2021)(9)	—	13,120	13,077	13,013
American Nuts, LLC(10) 12950 San Fernando Rd. Slymar, CA 91342	April 10, 2018	Roaster, Mixer and Packager of Bulk Nuts and Seeds
			LIBOR Plus 8.50% (Floor 1.00%) PIK, 9.50% PIK Secured Debt, (Maturity— April 10, 2023)(9)(19)	—	1,127	1,115	1,115
			LIBOR Plus 8.50% (Floor 1.00%), Current Coupon 10.90%, Secured Debt (Maturity—April 10, 2023)(9)	—	11,194	11,000	10,475
						12,115	11,590
American Scaffold Holdings, Inc.(10) 3210 Commercial Street San Diego, CA 92113	June 14, 2016	Marine Scaffolding Service Provider
			LIBOR Plus 6.50% (Floor 1.00%), Current Coupon 9.30%, Secured Debt (Maturity—March 31, 2022)(9)	—	6,656	6,592	6,623

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
American Teleconferencing Services, Ltd.(11) 3280 Peachtree Rd N.E., Suite 1000 Atlanta, GA 30305	May 19, 2016	Provider of Audio Conferencing and Video Collaboration Solutions
			LIBOR Plus 6.50% (Floor 1.00%), Current Coupon 9.09%, Secured Debt (Maturity—December 8, 2021)(9)	—	15,940	15,186	13,310
Apex Linen Service, Inc. 6375 Arville Street Las Vegas, NV 89118	October 30, 2015	Industrial Launderers
			LIBOR Plus 9.00% (Floor 1.00%), Current Coupon 11.35%, Secured Debt (Maturity—October 30, 2022)(9)	—	2,400	2,400	2,400
			16% Secured Debt (Maturity—October 30, 2022)	—	14,416	14,357	14,357
						16,757	16,757
APTIM Corp.(11) 1780 Hughes Landing Blvd. Suite 1000 The Woodlands, TX 77380	August 17, 2018	Engineering, Construction & Procurement
			7.75% Secured Debt (Maturity—June 15, 2025)	—	12,452	10,633	9,464
Arcus Hunting LLC.(10) 14161 Lake Forest Drive, Unit A Covington, GA 30014	January 6, 2015	Manufacturer of Bowhunting and Archery Products and Accessories
			LIBOR Plus 7.00% (Floor 1.00%), Current Coupon 9.40%, Secured Debt (Maturity—November 13, 2019)(9)	—	15,394	15,351	15,394
Arise Holdings, Inc.(10) 3450 Lakeside Drive Miramar Beach, FL 33027	March 12, 2018	Tech-Enabled Business Process Outsourcing
			Preferred Stock (1,000,000 shares)(30)	2.7%		1,000	1,704
ASC Ortho Management Company, LLC(10) 10215 Fernwood Road #506 Bethesda, MD 20817	August 31, 2018	Provider of Orthopedic Services
			LIBOR Plus 7.50% (Floor 1.00%), Current Coupon 9.90%, Secured Debt (Maturity—August 31, 2023)(9)	—	4,660	4,559	4,559
			13.25% PIK Secured Debt (Maturity— December 1, 2023)(19)	—	1,624	1,587	1,587
						6,146	6,146
ATI Investment Sub, Inc.(11) 3901 Midway Place NE Albuquerque, NM 87109	July 11, 2016	Manufacturer of Solar Tracking Systems
			LIBOR Plus 7.25% (Floor 1.00%), Current Coupon 9.76%, Secured Debt (Maturity—June 22, 2021)(9)	—	4,385	4,346	3,943

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
ATX Networks Corp.(11)(13)(21) 1-501 Clements Road West Ajax, ON L1S 7H4	June 30, 2015	Provider of Radio Frequency Management Equipment
			LIBOR Plus 6.00% (Floor 1.00%), Current Coupon 8.39% / 1.00% PIK, Current Coupon Plus PIK 9.39%, Secured Debt (Maturity—June 11, 2021)(9)(19)	—	14,121	13,844	13,415
Berry Aviation, Inc.(10) 1807 Airport Drive San Marcos, TX	July 6, 2018	Charter Airline Services
			10.50% Current / 1.5% PIK, Secured Debt (Maturity—January 6, 2024)(19)	—	4,485	4,443	4,443
			Preferred Member Units (Berry Acquisition, LLC) (1,548,387 units; 8% cumulative)(8)(19)(30)	2.4%		1,609	1,609
						6,052	6,052
BigName Commerce, LLC(10) 5300 New Horizons Blvd. Amityville, NY 11701	May 11, 2017	Provider of Envelopes and Complimentary Stationery Products
			LIBOR Plus 7.25% (Floor 1.00%), Current Coupon 9.65%, Secured Debt (Maturity—May 11, 2022)(9)	—	2,462	2,440	2,369
Binswanger Enterprises, LLC(10) 965 Ridge Lake Blvd. Memphis, TN 38120	March 10, 2017	Glass Repair and Installation Service Provider
			LIBOR Plus 8.00% (Floor 1.00%), Current Coupon 10.74%, Secured Debt (Maturity—March 9, 2022)(9)	—	14,368	14,169	13,743
			Member Units (1,050,000 units)	2.8%		1,050	1,330
						15,219	15,073
Bluestem Brands, Inc.(11) 6509 Flying Cloud Dr. Eden Prairie, MN 55344	December 19, 2013	Multi-Channel Retailer of General Merchandise
			LIBOR Plus 7.50% (Floor 1.00%), Current Coupon 10.02%, Secured Debt (Maturity—November 6, 2020)(9)	—	11,375	11,262	7,356
Brainworks Software, LLC(10) 100 South Main Street Sayville, NY 11782	August 12, 2014	Advertising Sales and Newspaper Circulation Software
			Prime Plus 9.25% (Floor 3.25%), Current Coupon 14.70%, Secured Debt (Maturity—July 22, 2019)(9)	—	6,733	6,723	6,590
Brightwood Capital Fund Investments(12)(13) 1540 Broadway, 23rd Floor New York, NY 10036	July 21, 2014	Investment Partnership
			LP Interests (Brightwood Capital Fund III, LP) (Fully diluted 1.6%)(8)	1.6%		12,000	10,264
			LP Interests (Brightwood Capital Fund IV, LP) (Fully diluted 0.6%)(8)	0.6%		2,000	2,063
						14,000	12,327
Cadence Aerospace LLC(10) 610 Newport Center Drive, Suite 950 Newport Beach, CA 92660	November 14, 2017	Aerostructure Manufacturing
			LIBOR Plus 6.50% (Floor 1.00%), Current Coupon 9.06%, Secured Debt (Maturity—November 14, 2023)(9)	—	19,470	19,301	18,244

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
California Pizza Kitchen, Inc.(11) 12181 Bluff Creek Drive Playa Vista, CA 90094	August 29, 2016	Casual Restaurant Group
			LIBOR Plus 6.00% (Floor 1.00%), Current Coupon 8.53%, Secured Debt (Maturity—August 23, 2022)(9)	—	12,739	12,707	12,389
Central Security Group, Inc.(11) 2248 E. 81st St. Suite 4300 Tulsa, OK 74137	December 4, 2017	Security Alarm Monitoring Service Provider
			LIBOR Plus 5.63% (Floor 1.00%), Current Coupon 8.15%, Secured Debt (Maturity—October 6, 2021)(9)	—	13,884	13,821	13,867
Cenveo Corporation(11) 200 First Stamford Place Stamford, CT 06902	September 4, 2015	Provider of Digital Marketing Agency Services
			Libor Plus 9.00% (Floor 1.00%), Current Coupon 11.54%, Secured Debt (Maturity—June 7, 2023)(9)	—	6,370	6,128	6,048
				Common Stock (177,130 shares)	3.5%		5,309	2,746
							11,437	8,794
Clarius BIGS, LLC(10) 311 N Robertson Blvd Beverly Hills, CA 90211	September 23, 2014	Prints & Advertising Film Financing
			15% PIK Secured Debt (Maturity—January 5, 2015)(14)(17)	—	2,908	2,908	44
Clickbooth.com, LLC(10) 5911 N. Honore Avenue Suite 114 Sarasota, FL 34243	December 5, 2017	Provider of Digital Advertising Performance Marketing Solutions
			LIBOR Plus 8.50% (Floor 1.00%), Current Coupon 10.90%, Secured Debt (Maturity—December 5, 2022)(9)	—	2,925	2,876	2,750
Construction Supply Investments, LLC(10) Nine Greenway Plaza, Suite 2400 Houston, TX 77046	December 29, 2016	Distribution Platform of Specialty Construction Materials to Professional Concrete and Masonry Contractors
			LIBOR Plus 6.00% (Floor 1.00%), Current Coupon 8.62%, Secured Debt (Maturity—June 30, 2023)(9)	—	15,423	15,355	15,384
			Member Units (42,207 units)	2.5%		4,221	4,290
						19,576	19,674
CTVSH, PLLC (10) 4434 Frontier Trail Austin, TX 78745	August 3, 2017	Emergency Care and Specialty Service Animal Hospital
			LIBOR Plus 8.00% (Floor 1.00%), Current Coupon 10.74%, Secured Debt (Maturity—August 3, 2022)(9)	—	11,250	11,163	10,939
Darr Equipment LP(10) 350 Bank Street Southlake, TX 76092	April 15, 2014	Heavy Equipment Dealer
			11.5% Current / 1% PIK Secured Debt (Maturity—June 22, 2023)(19)	—	5,839	5,839	5,723
			Warrants (915,734 equivalent units; Expiration—December 23, 2023; Strike price—$1.50 per unit)	1.4%		474	60
						6,313	5,783

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
Digital River, Inc.(11) 10380 Bren Road West Minnetonka, MN 55343	February 24, 2015	Provider of Outsourced e-Commerce Solutions and Services
			LIBOR Plus 6.00% (Floor 1.00%), Current Coupon 8.78%, Secured Debt (Maturity—February 12, 2021)(9)	—	10,146	10,074	10,044
DTE Enterprises, LLC(10) 95 Chancellor Drive Roselle, IL 60172	April 13, 2018	Industrial Powertrain Repair and Services
			LIBOR Plus 7.50% (Floor 1.50%), Current Coupon 10.12%, Secured Debt (Maturity—April 13, 2023)(9)	—	12,492	12,260	11,580
			Class AA Preferred Member Units (non-voting; 10% cumulative)(8)(19)(30)	2.6%		778	778
			Class A Preferred Member Units (776,316 units)(8)(30)	1.4%		776	1,300
						13,814	13,658
Dynamic Communities, LLC(10) 5415 West Sligh Avenue, Suite 102 Tampa, FL 33634	July 17, 2018	Developer of Business Events and Online Community Groups
			LIBOR Plus 8.00% (Floor 1.00%), Current Coupon 10.80%, Secured Debt (Maturity—July 17, 2023)(9)	—	5,600	5,495	5,495
Elite SEM INC.(10) 142 West 36th Street FL 11 New York, NY 10018	August 31, 2018	Provider of Digital Marketing Agency Services
			LIBOR Plus 8.50% (Floor 1.00%), Current Coupon 11.27%, Secured Debt (Maturity—February 1, 2022)(9)(23)	—	6,875	6,750	6,750
EnCap Energy Fund Investments(12)(13) 1100 Louisiana Street, Suite 4900 Houston, TX 77002	December 28, 2010	Investment Partnership
			LP Interests (EnCap Energy Capital Fund VIII, L.P.) (Fully diluted 0.1%)(8)	0.1%		3,661	2,003
			LP Interests (EnCap Energy Capital Fund VIII Co-Investors, L.P.) (Fully diluted 0.4%)(8)	0.4%		2,103	1,153
			LP Interests (EnCap Energy Capital Fund IX, L.P.) (Fully diluted 0.1%)(8)	0.1%		4,430	3,784
			LP Interests (EnCap Energy Capital Fund X, L.P.) (Fully diluted 0.1%)(8)	0.1%		7,629	7,692
			LP Interests (EnCap Flatrock Midstream Fund II, L.P.) (Fully diluted 0.8%)(8)	0.8%		5,881	4,538
			LP Interests (EnCap Flatrock Midstream Fund III, L.P.) (Fully diluted 0.2%)(8)	0.2%		5,423	5,051
						29,127	24,221
Encino Acquisition Partners Holdings, Inc.(11) 675 Bering Drive Houston, TX 77057	November 16, 2018	Oil & Gas Exploration & Production
			LIBOR Plus 6.75% (Floor 1.00%), Current Coupon 9.27%, Secured Debt (Maturity—October 29, 2025)(9)	—	9,000	8,911	8,595

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
EPIC Y-Grade Services, LP(11) 18615 Tuscany Stone San Antonio, TX 78258	June 22, 2018	NGL Transportation & Storage
			LIBOR Plus 5.50%, Current Coupon 8.02%, Secured Debt (Maturity—June 13, 2024)	—	17,500	17,175	16,625
Evergreen Skills Lux S.á r.l. (d/b/a Skillsoft)(11)(13) 107 Northeastern Blvd. Nashua, NH 03062	May 5, 2014	Technology-based Performance Support Solutions
			LIBOR Plus 8.25% (Floor 1.00%), Current Coupon 10.77%, Secured Debt (Maturity—April 28, 2022)(9)	—	6,999	6,901	3,931
Extreme Reach, Inc.(11) 75 2nd Avenue, Suite 720 Needham, MA 02494	March 31, 2015	Integrated TV and Video Advertising Platform
			LIBOR Plus 6.25% (Floor 1.00%), Current Coupon 8.78%, Secured Debt (Maturity—February 7, 2020)(9)	—	16,460	16,451	16,371
Felix Investments Holdings II(10) 1530 16th Street, Suite 500 Denver, CO 80202	August 9, 2017	Oil & Gas Exploration & Production
			LIBOR Plus 6.50% (Floor 1.00%), Current Coupon 9.10%, Secured Debt (Maturity—August 9, 2022)(9)	—	3,333	3,279	3,141
Flavors Holdings Inc.(11) 300 Jefferson St. Camden, NJ 08104	October 15, 2014	Global Provider of Flavoring and Sweetening Products
			LIBOR Plus 5.75% (Floor 1.00%), Current Coupon 8.55%, Secured Debt (Maturity—April 3, 2020)(9)	—	12,295	12,044	11,434
GeoStabilization International (GSI)(11) P.O. Box 4709 Grand Junction, CO 81502	December 31, 2018	Geohazard Engineering Services & Maintenance
			LIBOR Plus 5.50%, Current Coupon 8.09%, Secured Debt (Maturity—December 19, 2025)	—	16,500	16,335	16,418
GI KBS Merger Sub LLC(11) 3605 Ocean Ranch Blvd. Oceanside, CA 92056	November 10, 2014	Outsourced Janitorial Service Provider
			LIBOR Plus 4.75% (Floor 1.00%), Current Coupon 7.43%, Secured Debt (Maturity—October 29, 2021)(9)	—	9,195	9,139	9,207
			LIBOR Plus 8.50% (Floor 1.00%), Current Coupon 11.02%, Secured Debt (Maturity—April 29, 2022)(9)	—	3,915	3,797	3,949
						12,936	13,156
Good Source Solutions, Inc.(10) 3115 S Melrose Dr Carlsbad, CA 92010	October 23, 2018	Specialized Food Distributor
			LIBOR Plus 8.34% (Floor 1.00%), Current Coupon 11.14%, Secured Debt (Maturity—June 29, 2023)(9)(23)	—	5,000	4,952	4,952

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
GoWireless Holdings, Inc.(11) 9970 W. Cheyenne Avenue #100 Las Vegas, NV 89129	December 31, 2017	Provider of Wireless Telecommunications Carrier Services
			LIBOR Plus 6.50% (Floor 1.00%), Current Coupon 9.02%, Secured Debt (Maturity—December 22, 2024)(9)	—	17,325	17,170	16,856
Grupo Hima San Pablo, Inc.(11) P.O. Box 4980 Caguas, Puerto Rico 00726	March 7, 2013	Tertiary Care Hospitals
			LIBOR Plus 7.00% (Floor 1.50%), Current Coupon 9.52%, Secured Debt (Maturity—January 31, 2019)(9)	—	4,688	4,688	3,629
			13.75% Secured Debt (Maturity—October 15, 2018)(17)	—	2,055	2,040	226
						6,728	3,855
HDC/HW Intermediate Holdings(10) 100 N Riverside, Suite 800 Chicago, IL 60606	December 21, 2018	Managed Services and Hosting Provider
			LIBOR Plus 7.50% (Floor 1.00%), Current Coupon 10.29%, Secured Debt (Maturity—December 21, 2023)(9)	—	3,201	3,132	3,132
Hoover Group, Inc.(10)(13) 2135 Highway 6 South Houston, TX 77077	October 21, 2016	Provider of Storage Tanks and Related Products to the Energy and Petrochemical Markets
			LIBOR Plus 6.00%, Current Coupon 8.71%, Secured Debt (Maturity—January 28, 2020)	—	5,250	4,803	4,771
			LIBOR Plus 7.25% (Floor 1.00%), Current Coupon 9.90%, Secured Debt (Maturity—January 28, 2021)(9)	—	9,395	9,053	8,831
						13,856	13,602
Hunter Defense Technologies, Inc.(10) 30500 Aurora Road, Suite 100 Solon, OH 44139	March 29, 2018	Provider of Military and Commercial Shelters and Systems
			LIBOR Plus 7.00% (Floor 1.00%), Current Coupon 9.80%, Secured Debt (Maturity—March 29, 2023)(9)	—	16,080	15,757	15,077
Hydrofarm Holdings LLC(10) 2249 S. Mcdowell Ext Petaluma, CA 94954	May 18, 2017	Wholesaler of Horticultural Products
			LIBOR Plus 10.00%, Current Coupon 3.69% / 8.61% PIK, Current Coupon Plus PIK 12.30% Secured Debt (Maturity—May 12, 2022)(19)	—	7,235	7,139	5,660
iEnergizer Limited(11)(13)(21) Mont Crevelt House, Bulwer Avenue St Sampson, Guernsey GY2 4LH	May 8, 2013	Provider of Business Outsourcing Solutions
			LIBOR Plus 6.00% (Floor 1.25%), Current Coupon 8.53%, Secured Debt (Maturity—May 1, 2019)(9)	—	14,100	14,052	14,117

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
Implus Footcare, LLC(10) 2001 TW Alexander Drive Box 13925 Durham, NC 27709	June 1, 2017	Provider of Footwear and Related Accessories
			LIBOR Plus 6.75% (Floor 1.00%), Current Coupon 9.55%, Secured Debt (Maturity—April 30, 2021)(9)	—	18,819	18,629	18,390
Independent Pet Partners Intermediate Holdings, LLC(10) 888 Seventh Avenue 35th Floor New York, NY 10106	November 20, 2018	Omnichannel Retailer of Specialty Pet Products
			LIBOR Plus 9.00% (Floor 1.00%), Current Coupon 11.90%, Secured Debt (Maturity—November 19, 2023)(9)	—	2,078	2,037	2,037
			Member Units (1,558,333 units)	1.3%		1,558	1,558
						3,595	3,595
Industrial Services Acquisition, LLC(10) 9 Greenway Plaza, Suite 2400 Houston, TX 77046	June 17, 2016	Industrial Cleaning Services
			6% Current / 7% PIK Unsecured Debt (Maturity—December 17, 2022)(19)	—	4,885	4,822	4,470
			Preferred Member Units (Industrial Services Investments, LLC) (144 units; 10% cumulative)(8)(19)(30)	0.6%		94	94
			Member Units (Industrial Services Investments, LLC) (900 units)	0.5%		900	210
						5,816	4,774
Inn of the Mountain Gods Resort and Casino(11) 287 Carrizo Canyon Road Mescalero, NM 88340	October 30, 2013	Hotel & Casino Owner & Operator
			9.25% Secured Debt (Maturity—November 30, 2020)	—	7,832	7,479	7,480
Intermedia Holdings, Inc.(11) 825 E. Middlefield Road Mountain View, CA 94043	August 3, 2018	Unified Communications as a Service
			LIBOR Plus 6.00% (Floor 1.00%), Current Coupon 8.52%, Secured Debt (Maturity—July 19, 2025)(9)	—	11,571	11,461	11,557
irth Solutions, LLC 5009 Horizons Drive Columbus, OH 43220	December 29, 2010	Provider of Damage Prevention Information Technology Services
			Member Units (27,893 units)	3.1%		1,441	2,830
Isagenix International, LLC(11) 155 E. Rivulon Boulevard Gilbert, AZ 85297	June 21, 2018	Direct Marketer of Health & Wellness Products
			LIBOR Plus 5.75% (Floor 1.00%), Current Coupon 8.55%, Secured Debt (Maturity—June 14, 2025)(9)	—	6,268	6,208	6,095
JAB Wireless, Inc.(10) 61 Inverness Dr E Englewood, CO 80112	May 2, 2018	Fixed Wireless Broadband Provider
			LIBOR Plus 8.00% (Floor 1.00%), Current Coupon 10.39%, Secured Debt (Maturity—May 2, 2023)(9)	—	14,888	14,754	13,987

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
Jacent Strategic Merchandising, LLC(10) 860 Welsh Road Huntingdon Valley, PA 19006	September 16, 2015	General Merchandise Distribution
			LIBOR Plus 7.50% (Floor 1.00%), Current Coupon 10.27%, Secured Debt (Maturity—September 16, 2020)(9)	—	10,740	10,705	10,740
Jackmont Hospitality, Inc.(10) 1760 Peachtree Street, Suite 200 Atlanta, GA 30309	May 26, 2015	Franchisee of Casual Dining Restaurants
				LIBOR Plus 6.75% (Floor 1.00%), Current Coupon 9.26%, Secured Debt (Maturity— May 26, 2021)(9)	—	4,165	4,157	4,165
Jacuzzi Brands LLC(11) 13925 City Center Dr #200 Chino Hills, CA 91709	June 30, 2017	Manufacturer of Bath and Spa Products
			LIBOR Plus 7.00% (Floor 1.00%), Current Coupon 9.52%, Secured Debt (Maturity—June 28, 2023)(9)	—	3,850	3,788	3,831
Joerns Healthcare, LLC(11) 2430 Whitehall Park Drive, Suite 100 Charlotte, NC 28273	April 3, 2013	Manufacturer and Distributor of Health Care Equipment & Supplies
			LIBOR Plus 6.00% (Floor 1.00%), Current Coupon 8.71% Secured Debt (Maturity—May 9, 2020)(9)	—	13,387	13,335	11,998
Kore Wireless Group Inc.(11) 3700 Mansell Road, Suite 300 Alpharetta, GA 30022	December 31, 2018	Mission Critical Software Platform
			LIBOR Plus 5.50%, Current Coupon 8.29%, Secured Debt (Maturity—December 20, 2024)	—	6,667	6,600	6,631
Larchmont Resources, LLC(11) 333 Clay Street, Suite 3500 Houston, TX 77002	August 13, 2013	Oil & Gas Exploration & Production
			LIBOR Plus 9.00% (Floor 1.00%) PIK, 11.77% PIK Secured Debt, (Maturity—August 7, 2020)(9)(19)	—	2,312	2,312	2,266
			Member Units (Larchmont Intermediate Holdco, LLC) (2,828 units)	2.8%		353	707
						2,665	2,973
LKCM Headwater Investments I, L.P.(12)(13) 301 Commerce Street, Suite 1600 Fort Worth, TX 76102	January 25, 2013	Investment Partnership
			LP Interests (Fully diluted 2.3%)(8)	2.3%		1,780	3,501

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
Logix Acquisition Company, LLC(10) 2950 N. Loop W. 8th Floor Houston, TX 77092	June 24, 2016	Competitive Local Exchange Carrier
			LIBOR Plus 5.75% (Floor 1.00%), Current Coupon 8.27%, Secured Debt (Maturity—December 22, 2024)(9)	—	12,927	12,725	12,797
Looking Glass Investments, LLC(12)(13) 316 E Silver Spring Drive, Suite 206 Milwaukee, WI 53217	July 1, 2015	Specialty Consumer Finance
			Member Units (2.5 units)	2.5%		125	57
			Member Units (LGI Predictive Analytics LLC) (190,712 units)(8)	2.6%		49	33
						174	90
LSF9 Atlantis Holdings, LLC(11) 772 Prairie Center Drive Suite 420 Eden Prairie, MN 55344	May 17, 2017	Provider of Wireless Telecommunications Carrier Services
			LIBOR Plus 6.00% (Floor 1.00%), Current Coupon 8.38%, Secured Debt (Maturity—May 1, 2023)(9)	—	9,710	9,694	9,269
Lulu’s Fashion Lounge, LLC(10) 195 Humboldt Ave Chico, CA 95928	August 31, 2017	Fast Fashion E-Commerce Retailer
			LIBOR Plus 7.00% (Floor 1.00%), Current Coupon 9.52%, Secured Debt (Maturity—August 28, 2022)(9)	—	12,358	12,060	11,987
MHVC Acquisition Corp.(11) 9 West 57th Street, 29th Floor New York, NY 10019	May 8, 2017	Provider of differentiated information solutions, systems engineering, and analytics
			LIBOR Plus 5.25% (Floor 1.00%), Current Coupon 8.06%, Secured Debt (Maturity—April 29, 2024)(9)	—	15,475	15,442	15,088
Mills Fleet Farm Group, LLC(10) 3035 W Wisconsin Ave Appleton, WI 54914	October 24, 2018	Omnichannel Retailer of Work, Farm and Lifestyle Merchandise
			LIBOR Plus 6.25% (Floor 1.00%), Current Coupon 8.77%, Secured Debt (Maturity—October 24, 2024)(9)	—	15,000	14,707	15,000
Mobileum(10) 2880 Lakeside Drive, Suite 135 Santa Clara, CA 95054	October 23, 2018	Provider of big data analytics to telecom service providers
			LIBOR Plus 10.25% (Floor 0.75%), Current Coupon 13.06%, Secured Debt (Maturity—May 1, 2022)(9)	—	7,500	7,429	7,429
NBG Acquisition Inc(11) 12303 Technology Blvd. Suite 950 Austin, TX 78727	April 28, 2017	Wholesaler of Home Décor Products
			LIBOR Plus 5.50% (Floor 1.00%), Current Coupon 8.09%, Secured Debt (Maturity—April 26, 2024)(9)	—	4,292	4,235	4,184

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
New Era Technology, Inc.(10) 707 Virginia Street East, Suite 1200 Charleston, WV 07060	June 30, 2018	Managed Services and Hosting Provider
			LIBOR Plus 6.50% (Floor 1.00%), Current Coupon 8.99%, Secured Debt (Maturity—June 22, 2023)(9)	—	7,654	7,526	7,616
New Media Holdings II LLC(11)13) 1345 Avenue of the Americas New York, NY 10105	June 10, 2014	Local Newspaper Operator
			LIBOR Plus 6.25% (Floor 1.00%), Current Coupon 8.77%, Secured Debt (Maturity—July 14, 2022)(9)	—	21,125	20,797	20,967
NNE Partners, LLC(10) 707 Virginia Street East, Suite 1200 Charleston, WV 07060	March 2, 2017	Oil & Gas Exploration & Production
			LIBOR Plus 8.00%, Current Coupon 10.74%, Secured Debt (Maturity—March 2, 2022)	—	20,417	20,260	19,572
North American Lifting Holdings, Inc.(11) 925 South Loop West Houston, TX 77054	February 26, 2015	Crane Service Provider
			LIBOR Plus 4.50% (Floor 1.00%), Current Coupon 7.30%, Secured Debt (Maturity—November 27, 2020)(9)	—	7,664	7,093	6,997
Novetta Solutions, LLC(11) 7921 Jones Branch Drive, 5th Floor McLean, VA 22102	June 21, 2017	Provider of Advanced Analytics Solutions for Defense Agencies
			LIBOR Plus 5.00% (Floor 1.00%), Current Coupon 7.53%, Secured Debt (Maturity—October 17, 2022)(9)	—	15,478	15,091	15,091
NTM Acquisition Corp.(11) 100 Lighting Way Seacaucus, NJ 07094	July 12, 2016	Provider of B2B Travel Information Content
			LIBOR Plus 6.25% (Floor 1.00%), Current Coupon 8.96%, Secured Debt (Maturity—June 7, 2022)(9)	—	4,419	4,396	4,375
Ospemifene Royalty Sub LLC (QuatRx)(10) 777 East Eisenhower Parkway, Suite 100 Ann Arbor, MI 48108	July 8, 2013	Estrogen-Deficiency Drug Manufacturer and Distributor
			11.5% Secured Debt (Maturity—November 15, 2026)(14)	—	4,975	4,975	937
Permian Holdco 2, Inc.(11) 2701 West Interstate 20 Odessa, TX 79766	February 12, 2013	Storage Tank Manufacturer
			14% PIK Unsecured Debt (Maturity— October 15, 2021)(19)	—	396	396	396
			Preferred Stock (Permian Holdco 1, Inc.) (154,558 units)(30)	1.8%		799	920
						1,195	1,316
Pernix Therapeutics Holdings, Inc.(10) 10 North Park Place, Suite 201 Morristown, NJ 07960	August 18, 2014	Pharmaceutical Royalty
			12% Secured Debt (Maturity—August 1, 2020)	—	3,031	3,031	2,037

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
Pier 1 Imports, Inc.(11) 100 Pier 1 Place Fort Worth, TX 76102	February 20, 2018	Decorative Home Furnishings Retailer
			LIBOR Plus 3.50% (Floor 1.00%), Current Coupon 6.38%, Secured Debt (Maturity—April 30, 2021)(9)	—	9,736	9,152	6,998
Point.360(10) 2777 North Ontario Street Burbank, CA 91504	July 8, 2015	Fully Integrated Provider of Digital Media Services
			Warrants (65,463 equivalent shares; Expiration—July 7, 2020; Strike price—$0.75 per share)	0.4%		69	—
			Common Stock (163,658 shares)	1.0%		273	5
						342	5
PricewaterhouseCoopers Public Sector LLP(11) 1800 Tysons Corner McLean, VA 22102	May 24, 2018	Provider of Consulting Services to Governments
			LIBOR Plus 7.50%, Current Coupon 9.74%, Secured Debt (Maturity—May 1, 2026)	—	8,000	7,962	8,040
Prowler Acquisition Corp.(11) 1010 Lamar, Suite 1320 Houston, TX 77002	February 11, 2014	Specialty Distributor to the Energy Sector
			LIBOR Plus 4.50% (Floor 1.00%), Current Coupon 7.30%, Secured Debt (Maturity—January 28, 2020)(9)	—	20,028	19,122	19,727
PT Network, LLC(10) 501 Fairmount Avenue, Suite 302 Towson, MD, 21286	November 1, 2013	Provider of Outpatient Physical Therapy and Sports Medicine Services
			LIBOR Plus 5.50% (Floor 1.00%), Current Coupon 7.99%, Secured Debt (Maturity—November 30, 2021)(9)	—	8,732	8,732	8,619
Research Now Group, Inc. and Survey Sampling International, LLC(11) 58 West 40th Street, 16th Floor New York, NY 10018	December 31, 2017	Provider of Outsourced Online Surveying
			LIBOR Plus 5.50% (Floor 1.00%), Current Coupon 8.02%, Secured Debt (Maturity—December 20, 2024)(9)	—	15,360	14,757	15,110
Resolute Industrial, LLC(10) 298 W. Messner Drive Wheeling, IL 60090	July 26, 2017	HVAC Equipment Rental and Remanufacturing
			Member Units (601 units)	0.9%		750	920
RM Bidder, LLC(10) 1040 N. Las Palmas Ave, Building 40 Los Angeles, CA 90038	November 12, 2015	Scripted and Unscripted TV and Digital Programming Provider
			Warrants (327,532 equivalent units; Expiration—October 20, 2025; Strike price—$14.28 per unit)	0.8%		425	—
			Member Units (2,779 units)	0.0%		46	11
						471	11

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
SAFETY Investment Holdings, LLC 5619 DTC Parkway, Suite 1000 Greenwood Village, CO 80111	April 29, 2016	Provider of Intelligent Driver Record Monitoring Software and Services
			Member Units (2,000,000 units)	1.6%		2,000	1,820
Salient Partners L.P.(11) 4265 San Felipe, 8th Floor Houston, TX 77027	June 25, 2015	Provider of Asset Management Services
			LIBOR Plus 5.75% (Floor 1.00%), Current Coupon 8.27%, Secured Debt (Maturity—June 9, 2021)(9)	—	7,313	7,280	7,280
SiTV, LLC(11) 700 N Central Ave Glendale, CA 91203	September 26, 2017	Cable Networks Operator
			10.375% Secured Debt (Maturity—July 1, 2019)	—	10,429	7,196	3,911
SMART Modular Technologies, Inc.(10)(13) 39870 Eureka Dr. Newark, CA 94560	August 18, 2017	Provider of Specialty Memory Solutions
			LIBOR Plus 6.25% (Floor 1.00%), Current Coupon 8.86%, Secured Debt (Maturity—August 9, 2022)(9)	—	19,000	18,793	19,095
Sorenson Communications, Inc.(11) 4192 South Riverboat Road Salt Lake City, UT 84123	June 7, 2016	Manufacturer of Communication Products for Hearing Impaired
			LIBOR Plus 5.75% (Floor 2.25%), Current Coupon 8.56%, Secured Debt (Maturity—April 30, 2020)(9)	—	13,097	13,059	13,048
Staples Canada ULC(10)(13)(21) 6 Staples Avenue Richmond Hill Ontario, Canada ON L4B 4W3	September 14, 2017	Office Supplies Retailer
			LIBOR Plus 7.00% (Floor 1.00%), Current Coupon 9.26%, Secured Debt (Maturity—September 12, 2023)(9)(22)	—	16,867	16,589	14,026
STL Parent Corp.(10) 100 Clark Street St. Charles, MO 63301	December 14, 2018	Manufacturer and Servicer of Tank and Hopper Railcars
			LIBOR Plus 7.00%, Current Coupon 9.52%, Secured Debt (Maturity—December 5, 2022)	—	15,000	14,475	14,475
Strike, LLC(11) 1800 Huges Landing Blvd. Suite 500 The Woodlands, TX 77380	December 12, 2016	Pipeline Construction and Maintenance Services
			LIBOR Plus 8.00% (Floor 1.00%), Current Coupon 10.59%, Secured Debt (Maturity—November 30, 2022)(9)	—	9,000	8,797	9,011
TE Holdings, LLC(11) 4727 Gaillardia Parkway Oklahoma City, OK 73142	December 5, 2013	Oil & Gas Exploration & Production
			Member Units (97,048 units)	0.1%		970	66
Tectonic Holdings, LLC 6900 N. Dallas Parkway, Suite 500 Plano, TX 75024	May 15, 2017	Financial Services Organization
			Member Units (200,000 units)(8)	3.1%		2,000	2,420

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
TeleGuam Holdings, LLC(11) 624 North Marine Corps Drive Tamuning, Guam	June 26, 2013	Cable and Telecom Services Provider
			LIBOR Plus 8.50% (Floor 1.00%), Current Coupon 11.02%, Secured Debt (Maturity—April 12, 2024)(9)	—	7,750	7,620	7,798
TGP Holdings III LLC(11) 1215 E Wilmington Ave Ste 200 Salt Lake City, UT 84106	September 30, 2017	Outdoor Cooking & Accessories
			LIBOR Plus 8.50% (Floor 1.00%), Current Coupon 11.30%, Secured Debt (Maturity—September 25, 2025)(9)	—	5,500	5,433	5,335
The Pasha Group(11) 4040 Civic Center Drive San Rafael, CA 94903	February 2, 2018	Diversified Logistics and Transportation Provided
			LIBOR Plus 7.50% (Floor 1.00%), Current Coupon 10.06%, Secured Debt (Maturity—January 26, 2023)(9)	—	10,938	10,655	11,006
TMC Merger Sub Corp.(11) 1060 Hensley Street Richmond, CA 94801	December 22, 2016	Refractory & Maintenance Services Provider
			LIBOR Plus 6.75% (Floor 1.00%), Current Coupon 9.31%, Secured Debt (Maturity—October 31, 2022)(9)(24)	—	17,207	17,014	17,121
TOMS Shoes, LLC(11) 5404 Jandy Place Los Angeles, CA 90066	November 13, 2014	Global Designer, Distributor, and Retailer of Casual Footwear
			LIBOR Plus 5.50% (Floor 1.00%), Current Coupon 8.30%, Secured Debt (Maturity—October 30, 2020)(9)	—	4,813	4,635	3,798
Turning Point Brands, Inc.(10)(13) 5201 Interchange Way Louisville, KY 40229	February 17, 2017	Marketer/Distributor of Tobacco Products
			LIBOR Plus 7.00%, Current Coupon 9.46%, Secured Debt (Maturity—March 7, 2024)	—	8,500	8,424	8,585
TVG-I-E CMN ACQUISITION, LLC(10) 1001 McKinney Street, Suite 400 Houston, TX 77002	November 3, 2016	Organic Lead Generation for Online Postsecondary Schools
			LIBOR Plus 6.00% (Floor 1.00%), Current Coupon 8.52%, Secured Debt (Maturity—November 3, 2021)(9)	—	19,503	19,191	19,454
U.S. TelePacific Corp.(11) 515 S. Flower St. 47th Floor Los Angeles, CA 90071	September 14, 2016	Provider of Communications and Managed Services
			LIBOR Plus 5.00% (Floor 1.00%), Current Coupon 7.80%, Secured Debt (Maturity—May 2, 2023)(9)	—	18,491	18,344	17,363

Portfolio Company(1)(20)	Investment Date(26)	Business Description	Type of Investment(2)(3)(25)	Percent of Class Held(29)	Principal(4)	Cost(4)	Fair Value(18)
VIP Cinema Holdings, Inc.(11) 101 Industrial Drive New Albany, MS 38652	March 9, 2017	Supplier of Luxury Seating to the Cinema Industry
			LIBOR Plus 6.00% (Floor 1.00%), Current Coupon 8.53%, Secured Debt (Maturity—March 1, 2023)(9)	—	10,494	10,451	10,304
Vistar Media, Inc.(10) 137 5th Ave. 5th Floor New York, NY 10010	February 17, 2017	Operator of Digital Out-of-Home Advertising Platform
			LIBOR Plus 10.00% (Floor 1.00%), Current Coupon 12.74%, Secured Debt (Maturity—February 16, 2022)(9)	—	3,263	3,048	2,987
			Warrants (70,207 equivalent shares; Expiration—February 17, 2027; Strike price—$0.01 per share)	1.1%		331	790
						3,379	3,777
Wireless Vision Holdings, LLC(10) 40700 Woodward Avenue Suite 250 Bloomfield Hills, MI 48304	September 29, 2017	Provider of Wireless Telecommunications Carrier Services
			LIBOR Plus 8.91% (Floor 1.00%), Current Coupon 11.41%, Secured Debt (Maturity—September 29, 2022)(9)(28)	—	14,279	14,055	13,414
YS Garments, LLC(11) 15730 S. Figueroa St. Gardena, CA 90248	August 22, 2018	Designer and Provider of Branded Activewear
			LIBOR Plus 6.00% (Floor 1.00%), Current Coupon 8.42% Secured Debt (Maturity—August 9, 2024)(9)	—	14,906	14,764	14,756
Zilliant Incorporated 3815 S. Capital of Texas Hwy #300 Austin, TX 78704	June 15, 2012	Price Optimization and Margin Management Solutions
			Preferred Stock (186,777 shares)(30)	0.7%		154	260
			Warrants (952,500 equivalent shares; Expiration—June 15, 2022; Strike price—$0.001 per share)	2.0%		1,071	1,189
						1,225	1,449
Subtotal Non-Control/ Non-Affiliate Investments (73.8% of net assets at fair value)						$1,137,108	$1,089,026
Total Portfolio Investments, December 31, 2018						$2,269,033	$2,453,909

(1)
All investments are Lower Middle Market portfolio investments, unless otherwise noted. See Note B to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for a description of Lower Middle Market portfolio investments. All of the Company’s investments, unless otherwise noted, are encumbered either as security for the Company’s Credit Agreement or in support of the SBA-guaranteed debentures issued by the Funds.

(2)
Debt investments are income producing, unless otherwise noted. Equity and warrants are non-income producing, unless otherwise noted.

(3)
See Note C to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for a summary of geographic location of portfolio companies.

(4)
Principal is net of repayments. Cost is net of repayments and accumulated unearned income.

(5)
Control investments are defined by the 1940 Act as investments in which more than 25% of the voting securities are owned or where the ability to nominate greater than 50% of the board representation is maintained.

(6)
Affiliate investments are defined by the 1940 Act as investments in which between 5% and 25% of the voting securities are owned and the investments are not classified as Control investments.

(7)
Non-Control/Non-Affiliate investments are defined by the 1940 Act as investments that are neither Control investments nor Affiliate investments.

(8)
Income producing through dividends or distributions.

(9)
Index based floating interest rate is subject to contractual minimum interest rate. A majority of the variable rate loans in the Company’s investment portfolio bear interest at a rate that may be determined by reference to either LIBOR or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate), which typically resets semi-annually, quarterly, or monthly at the borrower’s option. The borrower may also elect to have multiple interest reset periods for each loan. For each such loan, the Company has provided the weighted average annual stated interest rate in effect at December 31, 2018. As noted in this schedule, 64% of the loans (based on the par amount) contain LIBOR floors which range between 0.50% and 2.00%, with a weighted-average LIBOR floor of approximately 1.03%.

(10)
Private Loan portfolio investment. See Note B to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for a description of Private Loan portfolio investments.

(11)
Middle Market portfolio investment. See Note B to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for a description of Middle Market portfolio investments.

(12)
Other Portfolio investment. See Note B to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for a description of Other Portfolio investments.

(13)
Investment is not a qualifying asset as defined under Section 55(a) of the 1940 Act. Qualifying assets must represent at least 70% of total assets at the time of acquisition of any additional non-qualifying assets.

(14)
Non-accrual and non-income producing investment.

(15)
Portfolio company is in a bankruptcy process and, as such, the maturity date of our debt investments in this portfolio company will not be finally determined until such process is complete. As noted in footnote (14), our debt investments in this portfolio company are on non-accrual status.

(16)
External Investment Manager. Investment is not encumbered as security for the Company’s Credit Agreement or in support of the SBA-guaranteed debentures issued by the Funds.

(17)
Maturity date is under on-going negotiations with the portfolio company and other lenders, if applicable.

(18)
Investment fair value was determined using significant unobservable inputs, unless otherwise noted. See Note C to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for further discussion.

(19)
PIK interest income and cumulative dividend income represent income not paid currently in cash.

(20)
All portfolio company headquarters are based in the United States, unless otherwise noted.

(21)
Portfolio company headquarters are located outside of the United States.

(22)
In connection with the Company’s debt investment in Staples Canada ULC to help mitigate any potential adverse change in foreign exchange rates during the term of the Company’s investment, the Company has a forward foreign currency contract with Cadence Bank to lend $20.4 million Canadian Dollars and receive $15.7 million U.S. Dollars with a settlement date of September 12, 2019. The unrealized appreciation on the forward foreign currency contract is $0.6 million as of December 31, 2018.

(23)
The Company has entered into an intercreditor agreement that entitles the Company to the “last out” tranche of the first lien secured loans, whereby the “first out” tranche will receive priority as to the “last out” tranche with respect to payments of principal, interest, and any other amounts due thereunder. Therefore, the Company receives a higher interest rate than the contractual stated interest rate of LIBOR plus 6.00% (Floor 1.00%) per the Credit Agreement and the Portfolio Companies table above reflects such higher rate.

(24)
The Company has entered into an intercreditor agreement that entitles the Company to the “first out” tranche of the first lien secured loans, whereby the “first out” tranche will receive priority as to the “last out” tranche with respect to payments of principal, interest, and any other amounts due thereunder. Therefore, the Company receives a lower interest rate than the contractual stated interest rate of LIBOR plus 6.64% (Floor 1.00%) per the Credit Agreement and the Portfolio Companies table above reflects such lower rate.

(25)
All of the Company’s portfolio investments are generally subject to restrictions on resale as “restricted securities.”

(26)
Investment date represents the date of initial investment in the portfolio company.

(27)
Investment has an unfunded commitment as of December 31, 2018 (see Note K to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018). The fair value of the investment includes the impact of the fair value of any unfunded commitments

(28)
The Company has entered into an intercreditor agreement that entitles the Company to the “last out” tranche of the first lien secured loans, whereby the “first out” tranche will receive priority as to the “last out” tranche with respect to payments of principal, interest, and any other amounts due thereunder. Therefore, the Company receives a higher interest rate than the contractual stated interest rate of LIBOR plus 8.50% (Floor 1.00%) per the Credit Agreement and the Portfolio Companies table above reflects such higher rate.

(29)
Percent of class held is presented for equity investments only. Unless otherwise noted, for any warrants, convertible or preferred equity instruments, the percent of class represents the percent of common equity class in the portfolio company that such instrument is convertible or exchangeable into as such instrument does not contain any preferred return rights that would change the investment’s economic interest in a sale or exit transaction.

(30)
Percent of class for investment represents percent of specific class only, as such investment has contractual return rights specific to its class.

SALES OF COMMON STOCK BELOW NET ASSET VALUE
Our stockholders may from time to time vote to allow us to issue common stock at a price below the net asset value (NAV) per share of our common stock. In such an approval, our stockholders may not specify a maximum discount below net asset value at which we are able to issue our common stock. In order to sell shares pursuant to such a stockholder authorization:
•
a majority of our independent directors who have no financial interest in the sale must have approved the sale; and

•
a majority of such directors, who are not interested persons of Main Street, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, must have determined in good faith, and as of a time immediately prior to the first solicitation by us or on our behalf of firm commitments to purchase such shares or immediately prior to the issuance of such shares, that the price at which such shares are to be sold is not less than a price which closely approximates the market value of those shares, less any underwriting commission or discount.

We are also permitted to sell shares of common stock below NAV per share in rights offerings. Any offering of common stock below NAV per share will be designed to raise capital for investment in accordance with our investment objectives and business strategies.
In making a determination that an offering below NAV per share is in our and our stockholders’ best interests, our Board of Directors would consider a variety of factors including:
•
The effect that an offering below NAV per share would have on our stockholders, including the potential dilution they would experience as a result of the offering;

•
The amount per share by which the offering price per share and the net proceeds per share are less than the most recently determined NAV per share;

•
The relationship of recent market prices of our common stock to NAV per share and the potential impact of the offering on the market price per share of our common stock;

•
Whether the proposed offering price would closely approximate the market value of our shares;

•
The potential market impact of being able to raise capital during the current financial market difficulties;

•
The nature of any new investors anticipated to acquire shares in the offering;

•
The anticipated rate of return on and quality, type and availability of investments to be funded with the proceeds from the offering, if any; and

•
The leverage available to us, both before and after any offering, and the terms thereof.

We did not seek stockholder authorization to issue common stock at a price below net asset value per share at our 2018 annual meeting of stockholders, and we are not seeking such approval at our 2019 annual meeting of stockholders, because our common stock price per share has been trading significantly above the current net asset value per share of our common stock, but we may seek such authorization at future annual meetings or special meetings of stockholders.
Sales by us of our common stock at a discount from NAV pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering.
The following three headings and accompanying tables will explain and provide hypothetical examples on the impact of an offering at a price less than NAV per share on three different sets of investors:
•
existing stockholders who do not purchase any shares in the offering;

•
existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and

•
new investors who become stockholders by purchasing shares in the offering.

Impact on Existing Stockholders Who Do Not Participate in the Offering
Our existing stockholders who do not participate in an offering below NAV per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate decrease (often called dilution) in the NAV of the shares they hold and their NAV per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discount to NAV increases.
The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in four different hypothetical offerings of different sizes and levels of discount from NAV per share. Actual sales prices and discounts may differ from the presentation below.
The examples assume that Company XYZ has 1,000,000 common shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commissions (a 5% discount from NAV), (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV), (3) an offering of 250,000 shares (25% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from NAV) and (4) an offering of 250,000 shares (25% of the outstanding shares) at $0.01 per share after offering expenses and commissions (a 100% discount from NAV). The prospectus supplement pursuant to which any discounted offering is made will include a chart based on the actual number of shares in such offering and the actual discount to the most recently determined NAV.
	Prior to Sale Below NAV	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 20% Discount		Example 4 25% Offering at 100% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public(1)	—	$10.00	—	$9.47	—	$8.42	—	$0.01	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—	$0.01	—
Increase in Shares and Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.60	(4.00)%	$8.00	(20.00)%
Dilution to Nonparticipating Stockholder A
Share Dilution
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—	10,000	—
Percentage Outstanding Held by Stockholder A	1.00%	0.95%	(4.76)%	0.91%	(9.09)%	0.80%	(20.00)%	0.80%	(20.00)%
NAV Dilution
Total NAV Held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$96,000	(4.00)%	$80,000	(20.00)%
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)		$(200)	—	$(900)	—	$(4,000)	—	$(20,000)	—
NAV Dilution per Share
NAV per Share Held by Stockholder A		$9.98	—	$9.91	—	$9.60	—	$8.00	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—
NAV Dilution per Share Experienced by Stockholder A (NAV per Share Less Investment per Share)		$(0.02)	—	$(0.09)	—	$(0.40)	—	$(2.00)	—
Percentage NAV Dilution Experienced by Stockholder A (NAV Dilution per Share Divided by Investment per Share)			(0.20)%		(0.90)%		(4.00)%		(20.00)%

(1)
Assumes 5% in selling compensation and expenses paid by us.

Impact on Existing Stockholders Who Do Participate in the Offering
Our existing stockholders who participate in an offering below NAV per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares immediately prior to the offering. The level of NAV dilution to such stockholders will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than their proportionate percentage will experience NAV dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares purchased by such stockholder increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and the level of discount to NAV increases.
The following chart illustrates the level of dilution and accretion in the hypothetical 25% offering at a 20% discount from the prior chart (Example 3) for a stockholder that acquires shares equal to (1) 50% of its proportionate share of the offering (i.e., 1,250 shares, which is 0.5% of an offering of 250,000 shares rather than its 1.0% proportionate share) and (2) 150% of such percentage (i.e., 3,750 shares, which is 1.5% of an offering of 250,000 shares rather than its 1.0% proportionate share). The prospectus supplement pursuant to which any discounted offering is made will include a chart for this example based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share.
	Prior to Sale Below NAV	50% Participation		150% Participation
		Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public(1)	—	$8.42	—	$8.42	—
Net Proceeds per Share to Issuer	—	$8.00	—	$8.00	—
Increase in Shares and Decrease to NAV
Total Shares Outstanding	1,000,000	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.60	(4.00)%	$9.60	(4.00)%
Dilution/Accretion to Participating Stockholder A
Share Dilution/Accretion
Shares Held by Stockholder A	10,000	11,250	12.50%	13,750	37.50%
Percentage Outstanding Held by Stockholder A	1.00%	0.90%	(10.00)%	1.10%	10.00%
NAV Dilution/Accretion
Total NAV Held by Stockholder A	$100,000	$108,000	8.00%	$132,000	32.00%
Total Investment by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	—	$110,525	—	$131,575	—
Total Dilution/Accretion to Stockholder A (Total NAV Less Total Investment)	—	$(2,525)	—	$425	—
NAV Dilution/Accretion per Share
NAV per Share Held by Stockholder A	—	$9.60	—	$9.60	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$9.82	(1.76)%	$9.57	(4.31)%
NAV Dilution/Accretion per Share Experienced by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.22)	—	$0.03	—
Percentage NAV Dilution/Accretion Experienced by Stockholder A (NAV Dilution/Accretion per Share Divided by Investment per Share)	—	—	(2.28)%	—	0.32%

(1)
Assumes 5% in selling compensation and expenses paid by us.

Impact on New Investors
Investors who are not currently stockholders, but who participate in an offering below NAV and whose investment per share is greater than the resulting NAV per share due to selling compensation and expenses paid by us will experience an immediate decrease, albeit small, in the NAV of their shares and their NAV per share compared to the price they pay for their shares (Example 1 below). On the other hand, investors who are not currently stockholders, but who participate in an offering below NAV per share and whose investment per share is also less than the resulting NAV per share will experience an immediate increase in the NAV of their shares and their NAV per share compared to the price they pay for their shares (Examples 2, 3 and 4 below). These latter investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discount to NAV increases.
The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (1.00%) of the shares in the offering as Stockholder A in the prior examples held immediately prior to the offering. The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share.
	Prior to Sale Below NAV	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 20% Discount		Example 4 25% Offering at 100% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public(1)	—	$10.00	—	$9.47	—	$8.42	—	$0.01	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—	$0.01	—
Increase in Shares and Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.60	(4.00)%	$8.00	(20.00)%
Dilution/Accretion to New Investor A
Share Dilution
Shares Held by Investor A	—	500	—	1,000	—	2,500	—	2,500	—
Percentage Outstanding Held by Investor A	0.00%	0.05%	—	0.09%	—	0.20%	—	0.20%	—
NAV Dilution
Total NAV Held by Investor A	—	$4,990	—	$9,910	—	$24,000	—	$20,000	—
Total Investment by Investor A (At Price to Public)	—	$5,000	—	$9,470	—	$21,050	—	$25	—
Total Dilution/Accretion to Investor A (Total NAV Less Total Investment)	—	$(10)	—	$440	—	$2,950	—	$19,975	—
NAV Dilution per Share
NAV per Share Held by Investor A		$9.98	—	$9.91	—	$9.60	—	$8.00	—
Investment per Share Held by Investor A	—	$10.00	—	$9.47	—	$8.42	—	$0.01	—
NAV Dilution/Accretion per Share Experienced by Investor A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$0.44	—	$1.18	—	$7.99	—
Percentage NAV Dilution/Accretion Experienced by Investor A (NAV Dilution/Accretion per Share Divided by Investment per Share)	—	—	(0.20)%	—	4.65%	—	14.01%	—	79,900.00%

(1)
Assumes 5% in selling compensation and expenses paid by us.

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN
We have adopted a dividend reinvestment and direct stock purchase plan, or the Plan. The direct stock purchase feature of the Plan is designed to provide new investors and existing holders of our common stock with a convenient and economical method to purchase shares of our common stock and is described in more detail in a separate prospectus supplement. The dividend reinvestment feature of the Plan, or the dividend reinvestment plan, provides for the reinvestment of dividends on behalf of our registered stockholders who hold their shares with American Stock Transfer & Trust Company, LLC, the Plan Administrator and our transfer agent and registrar, or certain brokerage firms that have elected to participate in our dividend reinvestment plan, unless a stockholder has elected to receive dividends in cash. As a result, if we declare a cash dividend, our registered stockholders (or stockholders holding shares through participating brokerage firms) who have not properly “opted out” of the dividend reinvestment plan will have their cash dividend automatically reinvested into additional shares of our common stock.
No action will be required on the part of a registered stockholder to have their cash dividends reinvested in shares of our common stock. A registered stockholder may elect to receive an entire dividend in cash by notifying the Plan Administrator in writing so that such notice is received by the Plan Administrator no later than three business days before the payment date for a particular dividend to stockholders. The Plan Administrator will set up an account for shares acquired through the dividend reinvestment plan for each registered stockholder who has not elected to receive dividends in cash and hold such shares in non-certificated form. Upon request by a stockholder participating in the dividend reinvestment plan, the Plan Administrator will issue a certificate registered in the participant’s name for some of all of the whole shares of our common stock credited to a participant’s account. Those stockholders whose shares are held by a broker or other financial intermediary may receive dividends in cash by notifying their broker or other financial intermediary of their election.
The share requirements of the dividend reinvestment plan may be satisfied through the issuance of new shares of common stock or through open market purchases of common stock by the Plan Administrator. Newly-issued shares will be valued based upon the final closing price of our common stock on a valuation date determined for each dividend by our Board of Directors. Shares purchased in the open market to satisfy the dividend reinvestment plan requirements will be valued based upon the average price of the applicable shares purchased by the Plan Administrator, before any associated brokerage or other costs.
There will be no brokerage charges or other charges for dividend reinvestment to stockholders who participate in the dividend reinvestment plan. We will pay the Plan Administrator’s fees under the dividend reinvestment plan.
Stockholders who receive dividends in the form of stock generally are subject to the same federal, state and local tax consequences as are stockholders who elect to receive their dividends in cash. A stockholder’s basis for determining gain or loss upon the sale of stock received in a dividend from us will be equal to the total dollar amount of the dividend payable to the stockholder. Any stock received in a dividend will have a holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.
Participants may terminate their accounts under the dividend reinvestment plan by notifying the Plan Administrator via its website at www.astfinancial.com, by filling out the transaction request form located at the bottom of their statement and sending it to the Plan Administrator at 6201 15th Avenue, Brooklyn, New York 11219 or by calling the Plan Administrator at 1-866-706-8371.
We may amend, modify, suspend or terminate the Plan, including the dividend reinvestment plan, at any time in our sole discretion. Participants will receive written notice of any material amendment, modification, suspension or termination. All correspondence concerning the plan should be directed to the Plan Administrator by mail at 6201 15th Avenue, Brooklyn, New York 11219 or by telephone at 1-866-706-8371.

DESCRIPTION OF COMMON STOCK
The following description is based on relevant portions of the Maryland General Corporation Law and on our articles of incorporation and bylaws. This summary may not contain all of the information that is important to you, and we refer you to the Maryland General Corporation Law and our articles of incorporation and bylaws for a more detailed description of the provisions summarized below. We urge you to read the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you related to any shares of our common stock being offered.
Under the terms of our articles of incorporation, our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.01 per share. Set forth below is a chart describing the classes of our common stock outstanding as of April 29, 2019:
(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by us or for Our Account	Amount Outstanding Exclusive of Amount Under Column 3
Common Stock	150,000,000	—	62,715,187
Under our articles of incorporation, our Board of Directors is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock, and to cause the issuance of such shares, without obtaining stockholder approval. In addition, as permitted by the Maryland General Corporation Law, but subject to the 1940 Act, our articles of incorporation provide that the Board of Directors, without any action by our stockholders, may amend the articles of incorporation from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.
All shares of our common stock have equal voting rights and rights to earnings, assets and distributions, except as described below. When shares are issued, upon payment therefor, they will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board of Directors and declared by us out of assets legally available therefore. Shares of our common stock have no conversion, exchange, preemptive or redemption rights. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock will elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
Maryland law permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our articles of incorporation contain such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.
Our articles of incorporation require us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any such capacity, except with respect to any matter as to which such person shall have been finally adjudicated in any proceeding to be liable to us or our stockholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.
Our bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to a proceeding by reason of his or her service in any such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity, except with respect to any matter as to which such person shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in our best interest or to be liable to us or our stockholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office. Our bylaws also require that, to the maximum extent permitted by Maryland law, we may pay certain expenses incurred by any such indemnified person in advance of the final disposition of a proceeding.
Maryland law requires a corporation (unless its articles of incorporation provide otherwise, which our articles of incorporation do not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of his or her service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
In addition, we have entered into Indemnity Agreements with our directors and executive officers. The Indemnity Agreements generally provide that we will, to the extent specified in the agreements and to the fullest extent permitted by the 1940 Act and Maryland law as in effect on the day the agreement is executed, indemnify and advance expenses to each indemnitee that is, or is threatened to be made, a party to or a witness in any civil, criminal or administrative proceeding. We will indemnify the indemnitee against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred in connection with any such proceeding unless it is established that (i) the act or omission of the indemnitee was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the indemnitee actually received an improper personal benefit, or (iii) in the case of a criminal proceeding, the indemnitee had reasonable cause to believe his or her conduct was unlawful. Additionally, for so long as we are subject to the 1940 Act, no advancement of expenses will be made until (i) the indemnitee provides a security for his or her undertaking, (ii) we are insured against losses arising by reason of any lawful advances, or (iii) the majority of a quorum of our disinterested directors, or independent counsel in a written opinion, determines based on a review of readily available facts that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification. The Indemnity Agreements also provide that if the indemnification rights provided for therein are unavailable for any reason, we will pay, in the first instance, the entire amount incurred by the indemnitee in connection with any covered proceeding and waive and relinquish any right of contribution we may have against the indemnitee. The rights provided by the Indemnity Agreements are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, our articles of incorporation, our bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment or repeal of the Indemnity Agreements will limit or restrict any right of the indemnitee in respect of any action taken or omitted by the indemnitee prior to such amendment or repeal. The Indemnity Agreements will terminate upon the later of (i) ten years after the date the indemnitee has ceased to serve as our director or officer, or (ii) one year after the final termination of any proceeding for which the indemnitee is granted rights of indemnification or advancement of expenses or which is brought by the indemnitee. The above description of the Indemnity Agreements is subject to, and is qualified in its entirety by reference to, all the provisions of the form of Indemnity Agreement. We have also entered into agreements similar to the form of Indemnity Agreement with certain of our non-officer and non-director employees and agents serving as officers, managers, directors and in other similar roles of certain of our subsidiaries and portfolio companies at our request.
We have obtained primary and excess insurance policies insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.
Provisions of the Maryland General Corporation Law and Our Articles of Incorporation and Bylaws
The Maryland General Corporation Law and our articles of incorporation and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Election of Directors
Our bylaws provide that in uncontested elections, directors are elected by a majority of the votes cast in the election of directors, such that a nominee for director will be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. In a contested election (i.e., the number of nominees exceeds the number of directors to be elected), directors would be elected by a plurality of the votes cast in such election. Pursuant to our corporate governance guidelines, incumbent directors must agree to tender their resignation if they fail to receive the required number of votes for re-election in a case where a majority voting standard is applied, and in such event the Nominating and Corporate Governance Committee of our Board of Directors will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board of Directors. These procedures are described in more detail in our Corporate Governance and Stock Ownership Guidelines, which are available at http://mainstcapital.com under “Corporate Governance—Governance Docs” in the “Investors” section of our website. Pursuant to our articles of incorporation and bylaws, our Board of Directors may amend the bylaws to alter the vote required to elect directors.
Number of Directors; Vacancies; Removal
Our articles of incorporation provide that the number of directors will be set only by the Board of Directors in accordance with our bylaws. Our bylaws provide that a majority of our entire Board of Directors may at any time increase or decrease the number of directors. However, unless the bylaws are amended, the number of directors may never be less than one or more than twelve. We have elected to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the Board of Directors. Accordingly, at such time, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act. Our stockholders may remove a director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors.
Action by Stockholders
Under the Maryland General Corporation Law, stockholder action may be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting (unless the articles of incorporation provide for stockholder action by less than unanimous written consent, which our articles of incorporation do not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the Board of Directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board of Directors or (3) provided that the Board of Directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board of Directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Calling of Special Meeting of Stockholders
Our bylaws provide that special meetings of stockholders may be called by our Board of Directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders shall be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all of the votes entitled to be cast at such meeting.
Approval of Extraordinary Corporate Action; Amendment of Articles of Incorporation and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its articles of incorporation, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its articles of incorporation for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our articles of incorporation generally provide for approval of amendments to our articles of incorporation and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our articles of incorporation also provide that certain amendments and any proposal for our conversion, whether by merger or otherwise, from a closed-end company to an open-end company or any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least 75.0% of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by at least 75.0% of our continuing directors (in addition to approval by our Board of Directors), such amendment or proposal may be approved by the stockholders entitled to cast a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our articles of incorporation as our current directors, as well as those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the continuing directors then on the Board of Directors.
Currently, our articles of incorporation and bylaws provide that the Board of Directors will have the exclusive power to make, alter, amend or repeal any provision of our bylaws. We are seeking stockholder approval at our 2019 annual meeting of stockholders to approve an amendment to our articles of incorporation to allow our stockholders to amend our bylaws by the affirmative vote of a majority of all votes entitled to be cast on the matter. If the amendment to our articles of incorporation is approved by our stockholders, we expect that our Board of Directors will similarly amend our bylaws.
No Appraisal Rights
Except with respect to appraisal rights that may arise in connection with the Maryland Control Share Acquisition Act, or Control Share Act, discussed below, as permitted by the Maryland General Corporation Law, our articles of incorporation provide that stockholders will not be entitled to exercise appraisal rights.
Control Share Acquisitions
The Control Share Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•
one-tenth or more but less than one-third;

•
one-third or more but less than a majority; or

•
a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The Control Share Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation.
We are not currently subject to the Control Share Act since our bylaws contain a provision exempting from the Control Share Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be otherwise amended or eliminated at any time in the future. It is our understanding that it is the view of the SEC staff that amending our bylaws to subject us to the Control Share Act is inconsistent with 1940 Act Section 18(i), made applicable to BDCs by Section 61 thereunder.
However, we will amend our bylaws to be subject to the Control Share Act only if the Board of Directors determines that it would be in our best interests and if the staff of the SEC permits us to do so after we determine that our being subject to the Control Share Act does not conflict with the 1940 Act.
Business Combinations
Under the Maryland Business Combination Act, or the Business Combination Act, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•
any person who, directly or indirectly, beneficially owns 10.0% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10.0% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which such stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
•
80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our Board of Directors has adopted a resolution exempting any business combination between us and any other person from the provisions of the Business Combination Act, provided that the business combination is first approved by the Board of Directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution, however, may be altered or repealed in whole or in part at any time. If these resolutions are repealed, or the Board of Directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Conflict with 1940 Act
Our bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, or any provision of our articles of incorporation or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

DESCRIPTION OF OUR PREFERRED STOCK
Our articles of incorporation authorize our Board of Directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the Board of Directors is required by Maryland law and by our articles of incorporation to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our securities or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our securities and before any purchase of securities is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50.0% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a business development company. Further, the 1940 Act requires that any distributions we make on preferred stock be cumulative. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.
For any series of preferred stock that we may issue, our Board of Directors will determine and the prospectus supplement relating to such series will describe:
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the designation and number of shares of such series;

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the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are participating or non-participating;

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any provisions relating to convertibility or exchangeability of the shares of such series;

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the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

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the voting powers, if any, of the holders of shares of such series;

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any provisions relating to the redemption of the shares of such series;

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any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

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any conditions or restrictions on our ability to issue additional shares of such series or other securities;

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if applicable, a discussion of certain U.S. federal income tax considerations; and

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any other relative power, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board of Directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which cumulative dividends, if any, thereon will be cumulative. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any preferred stock being offered, as well as the complete articles supplementary that contain the terms of the applicable series of preferred stock.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. Our common stockholders will indirectly bear the expenses of such subscription rights offerings, regardless of whether our common stockholders exercise any subscription rights.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:
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the title of such subscription rights;

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the exercise price or a formula for the determination of the exercise price for such subscription rights;

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the number or a formula for the determination of the number of such subscription rights issued to each stockholder;

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the extent to which such subscription rights are transferable;

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if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

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the date on which the right to exercise such subscription rights would commence, and the date on which such rights shall expire (subject to any extension);

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the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

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any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby or another report filed with the SEC. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void. We have not previously completed such an offering of subscription rights.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting or other arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES
We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to the debt securities.
Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. A copy of the form of indenture is attached to the registration statement of which this prospectus is a part. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Available Information” for information on how to obtain a copy of the indenture.
The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered by including:
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the designation or title of the series of debt securities;

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the total principal amount of the series of debt securities;

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the percentage of the principal amount at which the series of debt securities will be offered;

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the date or dates on which principal will be payable;

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the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

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the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

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whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);

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the terms for redemption, extension or early repayment, if any;

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the currencies in which the series of debt securities are issued and payable;

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whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

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the place or places of payment, transfer, conversion and/or exchange of the debt securities;

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the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);

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the provision for any sinking fund;

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any restrictive covenants;

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any Events of Default;

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whether the series of debt securities are issuable in certificated form;

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any provisions for defeasance or covenant defeasance;

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any special U.S. federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;

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whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

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any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

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whether the debt securities are subject to subordination and the terms of such subordination;

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whether the debt securities are secured and the terms of any security interests;

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the listing, if any, on a securities exchange; and

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any other terms.

The debt securities may be secured or unsecured obligations. Under the provisions of the 1940 Act, we are permitted, as a BDC, to issue debt only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 200% (or 150% if certain requirements are met) after each issuance of debt. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
General
The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.
The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities”. The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.
We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk protection or similar protection.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.
Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to you in this “Description of Our Debt Securities”, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
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how it handles securities payments and notices,

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whether it imposes fees or charges,

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how it would handle a request for the holders’ consent, if ever required,

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whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,

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how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and

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if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations when a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
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An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.

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An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Issuance of Securities in Registered Form” above.

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An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

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An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

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The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

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If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.

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An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee.

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DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

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Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security will be Terminated
If a global security is terminated, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “Issuance of Securities in Registered Form” above.
The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the investors in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest (either in cash or by delivery of additional indenture securities, as applicable) to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Special Considerations for Global Securities.”
Payments on Certificated Securities
We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, at our option, we may pay any cash interest that becomes due on the debt security by mailing a check to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Events of Default
You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the debt securities of your series means any of the following:
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We do not pay the principal of, or any premium on, a debt security of the series within five days of its due date;

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We do not pay interest on a debt security of the series within 30 days of its due date;

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We do not deposit any sinking fund payment in respect of debt securities of the series within five days of its due date;

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We remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

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We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur;

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Any series of debt securities issued under the indenture has an asset coverage, as such term is defined in the 1940 Act, of less than 100 per centum on the last business day of each of twenty-four consecutive calendar months, giving effect to any exemptive relief granted to us by the SEC; or

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Any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest or sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the interest of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) all Events of Default have been cured or waived.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
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You must give your trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;

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The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

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The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

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The holders of a majority in principal amount of the debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:
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in respect of the payment of principal, any premium or interest or

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in respect of a covenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities or else specifying any default.
Merger or Consolidation
Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
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Where we merge out of existence or sell our assets, the resulting or transferee entity must agree to be legally responsible for our obligations under the debt securities;

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The merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;

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We must deliver certain certificates and documents to the trustee; and

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We must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver
There are three types of changes we can make to the indenture and the debt securities issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:
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change the stated maturity of the principal of, or interest on, a debt security or the terms of any sinking fund with respect to any security;

•
reduce any amounts due on a debt security;

•
reduce the amount of principal payable upon acceleration of the maturity of an original issue discount or indexed security following a default or upon the redemption thereof or the amount thereof provable in a bankruptcy proceeding;

•
adversely affect any right of repayment at the holder’s option;

•
change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;

•
impair your right to sue for payment;

•
adversely affect any right to convert or exchange a debt security in accordance with its terms;

•
modify the subordination provisions in the indenture in a manner that is adverse to holders of the outstanding debt securities;

•
reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

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reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults or reduce the percentage of holders of debt securities required to satisfy quorum or voting requirements at a meeting of holders;

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modify any other aspect of the provisions of the indenture dealing with supplemental indentures with the consent of holders, waiver of past defaults, or the waiver of certain covenants; and

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change any obligation we have to pay additional amounts.

Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:
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If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.

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If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.
The holders of a majority in principal amount of a series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants applicable to that series of debt securities. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
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For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.

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For debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the prospectus supplement.

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For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any affiliate of us or any obligor own such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance — Full Defeasance.”
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance
Under current U.S. federal tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If we achieved covenant defeasance and your debt securities were subordinated as described under “Indenture Provisions — Subordination” below, such subordination would not prevent the Trustee from applying due funds available to it from the deposit described in the first bullet below to the payment of amounts in respect of such debt securities. In order to achieve covenant defeasance, we must do the following:
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We must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments.

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We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit.

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We must deliver to the trustee a legal opinion of our counsel and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

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Defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments.

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No default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

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Satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be such a shortfall. However, there is no assurance that we would have sufficient funds to make payment of the shortfall.
Full Defeasance
If there is a change in U.S. federal tax law or we obtain an IRS ruling, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
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We must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments.

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We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.
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We must deliver to the trustee a legal opinion of our counsel and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

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Defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any of our other material agreements or instruments.

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No default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

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Satisfy the conditions for full defeasance contained in any supplemental indentures.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If your debt securities were subordinated as described below under “Indenture Provisions — Subordination,” such subordination would not prevent the Trustee from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such debt securities.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
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only in fully registered certificated form,

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without interest coupons, and

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unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.
Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions — Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any, on) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Designated Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any, on) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Designated Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities, upon our dissolution, winding up, liquidation or reorganization before all Designated Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Designated Senior Indebtedness or on their behalf for application to the payment of all the Designated Senior Indebtedness remaining unpaid until all the Designated Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Designated Senior Indebtedness. Subject to the payment in full of all Designated Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Designated Senior Indebtedness to the extent of payments made to the holders of the Designated Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Designated Senior Indebtedness. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
Designated Senior Indebtedness is defined in the indenture as the principal of (and premium, if any, on) and unpaid interest on:
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our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed, that we have designated as “Designated Senior Indebtedness” for purposes of the indenture and in accordance with the terms of the indenture (including any indenture securities designated as Designated Senior Indebtedness), and

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renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Designated Senior Indebtedness and of our other indebtedness outstanding as of a recent date.

Secured Indebtedness
Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. In the event of a distribution of our assets upon our insolvency, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.
The Trustee under the Indenture
The Bank of New York Mellon Trust Company, N.A. will serve as the trustee under the indenture.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in our shares. This summary does not purport to be a complete description of the U.S. federal income tax considerations applicable to such an investment. For example, we have not described tax consequences that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts, and financial institutions. This summary assumes that investors hold our common stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service (“IRS”) regarding this offering. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.
If we issue preferred stock that may be convertible into or exercisable or exchangeable for securities or other property or preferred stock with other terms that may have different U.S. federal income tax consequences than those described in this summary, the U.S. federal income tax consequences of such preferred stock will be described in the relevant prospectus supplement. This summary does not discuss the consequences of an investment in our subscription rights or debt securities. The U.S. federal income tax consequences of such an investment will be discussed in the relevant prospectus supplement.
A “U.S. stockholder” generally is a beneficial owner of shares of our common stock who is for U.S. federal income tax purposes:
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A citizen or individual resident of the United States;

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A corporation or other entity treated as a corporation, for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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A trust if a court within the United States is asked to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantive decisions of the trust; or

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A trust or an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “Non-U.S. stockholder” generally is a beneficial owner of shares of our common stock that is not a U.S. stockholder.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder that is a partner of a partnership holding shares of our common stock should consult his, her or its tax advisers with respect to the purchase, ownership and disposition of shares of our common stock.
Tax matters are very complicated, and the tax consequences to an investor of an investment in our shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisers regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.
Taxation as a Regulated Investment Company
MSCC has elected to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Code. MSCC’s taxable income includes the taxable income generated by MSCC and certain of its subsidiaries, including the Funds, which are treated as disregarded entities for tax purposes. As a RIC, we generally will not pay corporate-level U.S. federal income taxes on any income that we distribute to our stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to obtain RIC tax treatment, we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our net ordinary taxable income plus the excess of realized net short-term capital gains over realized net long-term capital losses, and 90% of our tax-exempt income (the “Annual Distribution Requirement”). As part of maintaining RIC status, undistributed taxable income (subject to a 4% non-deductible U.S. federal excise tax) pertaining to a given fiscal year may be distributed up to 12 months subsequent to the end of that fiscal year, provided such dividends are declared on or prior to the later of (i) filing of the U.S. federal income tax return for the applicable fiscal year or (ii) the fifteenth day of the ninth month following the close of the year in which such taxable income was generated.
For any taxable year in which we qualify as a RIC and satisfy the Annual Distribution Requirement, we will not be subject to U.S. federal income tax on the portion of our income or capital gains we distribute (or are deemed to distribute) to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to our stockholders.
We are subject to a 4% non-deductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our net ordinary taxable income for each calendar year, (2) 98.2% of our capital gain net income for the one-year period ending December 31 in that calendar year and (3) any taxable income recognized, but not distributed, in preceding years on which we paid no U.S. federal income tax (the “Excise Tax Avoidance Requirement”). Dividends declared and paid by us in a year will generally differ from taxable income for that year as such dividends may include the distribution of current year taxable income, exclude amounts carried over into the following year, and include the distribution of prior year taxable income carried over into and distributed in the current year. For amounts we carry over into the following year, we will be required to pay the 4% U.S. federal excise tax based on 98% of our annual taxable income and 98.2% of our capital gain net income in excess of distributions for the year.
In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
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continue to qualify as a BDC under the 1940 Act at all times during each taxable year;

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derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities, loans, gains from the sale of stock or other securities, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to our business of investing in such stock or securities (the “90% Income Test”); and

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diversify our holdings so that at the end of each quarter of the taxable year:

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at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

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no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, (i) of one issuer, (ii) of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) of certain “qualified publicly traded partnerships” (collectively, the “Diversification Tests”).

In order to comply with the 90% Income Test, we formed the Taxable Subsidiaries as wholly owned taxable subsidiaries for the primary purpose of permitting us to own equity interests in portfolio companies which are “pass-through” entities for tax purposes. Absent the taxable status of the Taxable Subsidiaries, a portion of the gross income from such portfolio companies would flow directly to us for purposes of the 90% Income Test. To the extent such income did not consist of income derived from securities, such as dividends and interest, it could jeopardize our ability to qualify as a RIC and, therefore cause us to incur significant U.S. federal income taxes. The Taxable Subsidiaries are consolidated with Main Street for generally accepted accounting principles in the United States of America (“U.S. GAAP”) purposes and are included in our consolidated financial statements, and the portfolio investments held by the Taxable Subsidiaries are included in our consolidated financial statements. The Taxable Subsidiaries are not consolidated with Main Street for income tax purposes and may generate income tax expense, or benefit, as a result of their ownership of the portfolio investments. The income tax expense, or benefit, if any, and any related tax assets and liabilities, are reflected in our consolidated financial statements.
The External Investment Manager is accounted for as a portfolio investment for U.S. GAAP purposes and is an indirect wholly owned subsidiary of MSCC, owned through a Taxable Subsidiary. The External Investment Manager is owned by a Taxable Subsidiary in order to comply with the 90% Income Test, since the External Investment Manager’s income would likely not consist of income derived from securities, such as dividends and interest, and as result, it could jeopardize our ability to qualify as a RIC, and therefore cause us to incur significant U.S. federal income taxes. As a result of its ownership by a Taxable Subsidiary, the External Investment Manager is a disregarded entity for tax purposes. The External Investment Manager has also entered into a tax sharing agreement with its Taxable Subsidiary owner. Since the External Investment Manager is accounted for as a portfolio investment of MSCC and is not included as a consolidated subsidiary of MSCC in MSCC’s consolidated financial statements, and as a result of the tax sharing agreement with its Taxable Subsidiary owner, for its stand-alone financial reporting purposes the External Investment Manager is treated as if it is taxed at normal corporate tax rates based on its taxable income and, as a result of its activities, may generate income tax expense or benefit. The income tax expense, or benefit, if any, and the related tax assets and liabilities, of the External Investment Manager are reflected in the External Investment Manager’s separate financial statements.
We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments issued with warrants and debt securities invested in at a discount to par), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash such as PIK interest, cumulative dividends or amounts that are received in non-cash compensation such as warrants or stock. Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount.
Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders in certain circumstances while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Business — Regulation — Regulation as a Business Development Company — Senior Securities” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
We may distribute taxable dividends that are payable in part in our stock. Under certain applicable provisions of the Code and the U.S. Department of Treasury (“Treasury”) regulations, distributions payable by us in cash or in shares of stock (at the stockholders election) would satisfy the Annual Distribution Requirement. The Internal Revenue Service has issued guidance indicating that this rule will apply even where the total amount of cash that may be distributed is limited to no more than 20% of the total distribution. According to this guidance, if too many stockholders elect to receive their distributions in cash, each such stockholder would receive a pro rata share of the total cash to be distributed and would receive the remainder of their distribution in shares of stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend (whether received in cash, our stock, or a combination thereof) as (i) ordinary income (including any qualified dividend income that, in the case of a noncorporate stockholder, may be eligible for the same reduced maximum tax rate applicable to long-term capital gains to the extent such distribution is properly reported by us as qualified dividend income and such stockholder satisfies certain minimum holding period requirements with respect to our stock), or (ii) long-term capital gain (to the extent such distribution is properly reported as a capital gain dividend), to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. stockholder sells the stock it receives in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our stock.
The remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement.
Taxation of U.S. Stockholders
Distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. To the extent such distributions paid by us to non-corporate stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a maximum tax rate of 20.0% (plus the 3.8% Medicare surtax discussed below, if applicable). In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the 20.0% (plus the 3.8% Medicare surtax, if applicable) maximum rate applicable to Qualifying Dividends. Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains that are currently taxable at a maximum rate of 20.0% (plus the 3.8% Medicare surtax, if applicable) in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder.
We may retain some or all of our realized net long-term capital gains in excess of realized net short-term capital losses, but to designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. Because we expect to pay tax on any retained capital gains at our regular corporate tax rate, and because that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual U.S. stockholders will be treated as having paid will exceed the tax they owe on the capital gain distribution and such excess generally may be refunded or claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s cost basis for his, her or its common stock. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”
If a stockholder reinvests our distributions in additional shares, such stockholder will generally be subject to the same U.S. federal, state and local tax consequences as if it had received a distribution in cash and, for this purpose, a stockholder receiving a distribution in the form of additional shares will generally be treated as receiving a distribution in the amount of cash that the stockholder would have received if it had elected to receive the distribution in cash. If we issue additional shares with a fair market value equal to or greater than net asset value, however, the stockholder will be treated as receiving a distribution in the amount of the fair market value of the distributed shares. Any such additional shares will have a tax basis equal to the amount treated as a distribution for U.S. federal income tax purposes. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the stockholder’s account.
In any fiscal year, we may elect to make distributions to our stockholders in excess of our taxable earnings for that fiscal year. As a result, a portion of those distributions may be deemed a return of capital to our stockholders.
For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such month and actually paid during January of the following year, will be treated as if it had been received by our U.S. stockholders on December 31 of the year in which the dividend was declared.
If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.
A stockholder generally will recognize taxable gain or loss if the stockholder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the stockholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.
In general, individual U.S. stockholders currently are subject to a maximum U.S. federal income tax rate of 20.0% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in our shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. In addition, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% Medicare surtax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21.0% rate also applied to ordinary income. Non-corporate stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate stockholders generally may not deduct any net capital losses for a year, but may carryback such losses for three years or carry forward such losses for five years.
We, or the applicable withholding agent, will send to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the Internal Revenue Service (including the amount of dividends, if any, eligible for the 20.0% maximum rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.

We may be required to withhold U.S. federal income tax (“backup withholding”) from all taxable distributions to any U.S. stockholder that is not otherwise exempt (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability, provided that proper information is provided to the IRS.
Taxation of Non-U.S. Stockholders
Whether an investment in the shares is appropriate for a Non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in the shares by a Non-U.S. stockholder may have adverse tax consequences. Non-U.S. stockholders should consult their tax advisers before investing in our common stock.
Distributions of our “investment company taxable income” to Non-U.S. stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. stockholders directly) will be subject to withholding of U.S. federal tax at a 30.0% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. stockholder, and, if an income tax treaty applies, attributable to a permanent establishment in the United States, we will not be required to withhold U.S. federal tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.)
We generally are not required to withhold any amounts with respect to certain distributions of (i) U.S. source interest income, and (ii) net short term capital gains in excess of net long term capital losses, in each case to the extent we properly reported such distributions and certain other requirements were satisfied. We anticipate that a portion of our distributions will be eligible for this exemption from withholding; however, we cannot determine what portion of our distributions (if any) will be eligible for this exception until after the end of our taxable year. No certainty can be provided that any of our distributions will be reported as eligible for this exception.
Actual or deemed distributions of our net capital gains to a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale of our common stock, will not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. stockholder in the United States.
If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of our common stock that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30.0% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in the shares may not be appropriate for a Non-U.S. stockholder.
A Non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. stockholder provides us or the dividend paying agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. stockholder or otherwise establishes an exemption from backup withholding.
Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in jurisdictions that have entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. stockholder and the status of the intermediaries through which it holds our common stock, a Non-U.S. stockholder could be subject to this 30% withholding tax with respect to distributions on our common stock and proceeds from the sale of our common stock. Under certain circumstances, a Non-U.S. stockholder might be eligible for refunds or credits of such taxes.
Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.
Failure to Qualify as a RIC
If we fail to satisfy the 90% Income Test or the Diversification Tests for any taxable year, we may nevertheless continue to qualify as a RIC for such year if certain relief provisions are applicable (which may, among other things, require us to pay certain corporate-level U.S. federal taxes or to dispose of certain assets).
If we were unable to qualify for treatment as a RIC and the foregoing relief provisions are not applicable, we would be subject to tax on all of our taxable income at regular corporate rates. We would not be able to deduct distributions to stockholders, nor would they be required to be made. If we were subject to tax on all of our taxable income at regular corporate rates, then distributions we make after being subject to such tax would be taxable to our stockholders and, provided certain holding period and other requirements were met, could qualify for treatment as “qualified dividend income” eligible for the maximum 20% rate (plus a 3.8% Medicare surtax, if applicable) applicable to qualified dividends to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate taxpayers would be eligible for a dividends-received deduction on distributions they receive. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. To requalify as a RIC in a subsequent taxable year, we would be required to satisfy the RIC qualification requirements for that year and dispose of any earnings and profits from any year in which we failed to qualify as a RIC. Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the nonqualifying year, we could be subject to tax on any unrealized net built-in gains in the assets held by us during the period in which we failed to qualify as a RIC that are recognized within the subsequent five years, unless we made a special election to pay corporate-level U.S. federal income tax on such built-in gain at the time of our requalification as a RIC.

PLAN OF DISTRIBUTION
We may offer, from time to time in one or more offerings or series, up to $1,500,000,000 of our common stock, preferred stock, subscription rights or debt securities in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts or a combination of these methods. We may sell the securities through underwriters or dealers, directly to one or more purchasers through or without agents or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed.
The distribution of our securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock less any underwriting commissions or discounts must equal or exceed the net asset value per share of our common stock at the time of the offering except (i) with the requisite approval of our stockholders or (ii) under such other circumstances as the SEC may permit. See “Risk Factors — Risks Relating to Our Business and Structure — Stockholders may incur dilution if we sell shares of our common stock in one or more offerings at prices below the then current net asset value per share of our common stock or issue securities to subscribe to, convert to or purchase shares of our common stock” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC, for a discussion of proposals approved by our stockholders that permit us to issue shares of our common stock below net asset value. The price at which securities may be distributed may represent a discount from prevailing market prices.
In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of our securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of our securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters who are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in our common stock, preferred stock, subscription rights or debt securities, as applicable, on the New York Stock Exchange in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.
Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR
Our securities are held under custody agreements by Amegy Bank National Association, whose address is 1801 Main Street, 8th Floor, Houston, Texas 77002, and Branch Banking and Trust Company, whose address is 5130 Parkway Plaza Boulevard, Charlotte, North Carolina 28217. American Stock Transfer & Trust Company, LLC acts as our transfer agent, distribution paying agent and registrar. The principal business address of our transfer agent is 6201 15th Avenue, Brooklyn, New York, telephone number: (212) 936-5100.
BROKERAGE ALLOCATION AND OTHER PRACTICES
Since we generally acquire and dispose of our investments in privately negotiated transactions, we infrequently use brokers in the normal course of our business. Our investment team is primarily responsible for the execution of the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. We do not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While we will generally seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, we may select a broker based partly upon brokerage or research services provided to us. In return for such services, we may pay a higher commission than other brokers would charge if we determine in good faith that such commission is reasonable in relation to the services provided.
We also pay brokerage commissions incurred in connection with open-market purchases of our publicly traded securities from time to time, including pursuant to our dividend reinvestment plan.
We did not pay significant brokerage commissions during the three years ended December 31, 2018 in connection with the acquisition and/or disposal of our investments.
LEGAL MATTERS
Certain legal matters in connection with the securities offered hereby will be passed upon for us by Dechert LLP, Washington D.C. Certain legal matters will be passed upon for underwriters, if any, by the counsel named in the prospectus supplement, if any.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The consolidated financial statements, financial highlights and Schedule 12-14 of Main Street Capital Corporation appearing in our Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by Grant Thornton LLP, an independent registered public accounting firm, and incorporated in this prospectus by reference. Such consolidated financial statements are incorporated by reference in reliance on the report of Grant Thornton LLP given on their authority as experts in accounting and auditing. The senior securities table of Main Street Capital Corporation, included in this prospectus and elsewhere in the registration statement, has been so included in reliance upon the report of Grant Thornton LLP, an independent registered public accounting firm, as stated in their report appearing herein.
Grant Thornton LLP’s principal business address is Grant Thornton Tower, 171 North Clark, Suite 200, Chicago, Illinois, 60601.
AVAILABLE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. This information is also available free of charge by contacting us at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056 or by telephone at (713) 350-6000 or on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this prospectus or any prospectus supplement, and you should not consider that information to be part of this prospectus or any prospectus supplement.

INCORPORATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. Pursuant to the Small Business Credit Availability Act, we are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.
We incorporate by reference the documents listed below and any future filings (including those made after the date of the filing of the registration statement of which this prospectus is a part) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the securities covered by this prospectus; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 1, 2019;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 25, 2019;

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our Current Report on Form 8-K filed with the SEC on April 25, 2019; and

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the description of our Common Stock referenced in our Registration Statement on Form 8-A (No. 001‑33723), as filed with the SEC on October 13, 2010, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

To obtain copies of these filings, see “Available Information.”
PRIVACY NOTICE
We are committed to protecting your privacy. This privacy notice explains the privacy policies of Main Street and its affiliated companies. This notice supersedes any other privacy notice you may have received from Main Street, and its terms apply both to our current stockholders and to former stockholders as well.
We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, and number of shares you hold. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.
We do not share this information with any non-affiliated third party except as described below.
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The People and Companies that Make Up Main Street. It is our policy that only our authorized employees who need to know your personal information will have access to it. Our personnel who violate our privacy policy are subject to disciplinary action.

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Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

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Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

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3.00% Notes due 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

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